Exhibit 10.3
Execution Version
CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [*], HAS BEEN EXCLUDED FROM THIS EXHIBIT PURSUANT TO ITEM 601(b)(10) OF SEC REGULATION S-K BECAUSE ABERCROMBIE & FITCH CO. (THE “REGISTRANT”) HAS DETERMINED THAT SUCH INFORMATION (I) IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL AND (II) CERTAIN OF THIS INFORMATION WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of April 29, 2021
among
ABERCROMBIE & FITCH MANAGEMENT CO.,
as the Lead Borrower
for
The Borrowers Named Herein,
The Guarantors Named Herein,
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Agent, L/C Issuer and Swing Line Lender,
and
The Other Lenders Party Hereto
CITIZENS BUSINESS CAPITAL,
as L/C Issuer
CITIZENS BANK, N.A.,
as Syndication Agent
JPMORGAN CHASE BANK, N.A.,
as Documentation Agent and L/C Issuer
WELLS FARGO BANK, NATIONAL ASSOCIATION
CITIZENS BANK, N.A.
and
JPMORGAN CHASE BANK, N.A.,
as
Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS	2
1.01 Defined Terms	2
1.02 Other Interpretive Provisions	74
1.03 Accounting Terms	75
1.04 Rounding	76
1.05 Times of Day	76
1.06 Letter of Credit Amounts	76
1.07 Covenant Compliance.	76
1.08 Divisions.	77
1.09 Rates.	77
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS	78
2.01 Committed Loans; Reserves	78
2.02 Borrowings, Conversions and Continuations of Committed Loans.	78
2.03 Letters of Credit.	81
2.04 Swing Line Loans.	89
2.05 Prepayments.	92
2.06 Termination or Reduction of Commitments.	93
2.07 Repayment of Loans.	94
2.08 Interest.	94
2.09 Fees	95
2.10 Computation of Interest and Fees	95
2.11 Evidence of Debt.	95
2.12 Payments Generally; Agent’s Clawback.	96
2.13 Sharing of Payments by Lenders	98
2.14 Settlement Amongst Lenders.	99
2.15 Increase in Commitments.	99
2.16 Foreign Sub-Facility.	101
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY; APPOINTMENT OF LEAD BORROWER	103
3.01 Taxes.	103
3.02 Illegality	107
3.03 Inability to Determine Rates; Benchmark Replacement Setting.	108

3.04 Increased Costs; Reserves on LIBOR Rate Loans.	110
3.05 Compensation for Losses	112
3.06 Mitigation Obligations; Replacement of Lenders.	113
3.07 Survival	113
3.08 Designation of Lead Borrower as Borrowers’ Agent.	113
ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	114
4.01 Conditions of Effectiveness of this Agreement and any Credit Extension	114
4.02 Conditions to all Credit Extensions	117
ARTICLE V REPRESENTATIONS AND WARRANTIES	118
5.01 Existence, Qualification and Power	118
5.02 Authorization; No Contravention	118
5.03 Governmental Authorization; Other Consents	119
5.04 Binding Effect	119
5.05 Financial Statements; No Material Adverse Effect.	119
5.06 Litigation	120
5.07 No Default	120
5.08 Ownership of Property	120
5.09 Environmental Compliance	120
5.10 Insurance	121
5.11 Taxes	121
5.12 ERISA Compliance.	122
5.13 Subsidiaries; Equity Interests.	123
5.14 Margin Regulations; Investment Company Act;	123
5.15 Disclosure	123
5.16 Compliance with Laws	124
5.17 Intellectual Property; Licenses, Etc.	124
5.18 Labor Matters.	124
5.19 Security Documents.	125
5.20 Solvency.	126
5.21 Deposit Accounts and Securities Accounts; Credit Card Arrangements.	126
5.22 Brokers	126
5.23 Customer and Trade Relations	126
(ii)

5.24 Material Contracts	126
5.25 Foreign Asset Control Regulations.	126
5.26 OFAC/Sanctions; Beneficial Ownership.	127
5.27 Affected Financial Institution. No Loan Party is an Affected Financial Institution.	127
ARTICLE VI AFFIRMATIVE COVENANTS	127
6.01 Financial Statements	128
6.02 Certificates; Other Information	129
6.03 Notices	131
6.04 Payment of Obligations	132
6.05 Preservation of Existence, Etc.	133
6.06 Maintenance of Properties.	133
6.07 Maintenance of Insurance.	133
6.08 Compliance with Laws.	135
6.09 Books and Records; Accountants	135
6.10 Inspection Rights	135
6.11 Use of Proceeds	137
6.12 Additional Loan Parties.	137
6.13 Cash Management.	138
6.14 Information Regarding the Collateral.	140
6.15 Physical Inventories.	140
6.16 Environmental Laws.	141
6.17 Further Assurances.	141
6.18 Material Contracts	142
6.19 OFAC; Sanctions.	142
6.20 Post-Closing Covenants.	142
ARTICLE VII NEGATIVE COVENANTS	142
7.01 Liens	143
7.02 Investments	143
7.03 Indebtedness; Disqualified Stock	143
7.04 Fundamental Changes	143
7.05 Dispositions	144
(iii)

7.06 Restricted Payments	144
7.07 Prepayments of Indebtedness	145
7.08 Change in Nature of Business	145
7.09 Transactions with Affiliates	145
7.10 Burdensome Agreements	146
7.11 Amendment of Material Documents.	146
7.12 Fiscal Year.	147
7.13 Deposit Accounts; Credit Card Processors.	147
7.14 Minimum Availability.	147
7.15 Use of Proceeds	147
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES	147
8.01 Events of Default	147
8.02 Remedies Upon Event of Default	150
8.03 Application of Funds	151
ARTICLE IX THE AGENT	152
9.01 Appointment and Authority.	152
9.02 Rights as a Lender	153
9.03 Exculpatory Provisions	153
9.04 Reliance by Agent.	155
9.05 Delegation of Duties	155
9.06 Resignation of Agent	155
9.07 Non-Reliance on Agent and Other Lenders	156
9.08 No Other Duties, Etc..	156
9.09 Agent May File Proofs of Claim	156
9.10 Collateral and Guaranty Matters	157
9.11 Notice of Transfer.	158
9.12 Reports and Financial Statements.	158
9.13 Agency for Perfection.	159
9.14 Indemnification of Agent	160
9.15 Relation among Lenders	160
9.16 Defaulting Lenders.	160
9.17 Intercreditor Agreement.	163
(iv)

9.18 Other Liabilities.	163
9.19 Providers.	163
9.20 Recovery of Erroneous Payments.	164
ARTICLE X MISCELLANEOUS	164
10.01 Amendments, Etc.	164
10.02 Notices; Effectiveness; Electronic Communications.	167
10.03 No Waiver; Cumulative Remedies	168
10.04 Expenses; Indemnity; Damage Waiver.	169
10.05 Payments Set Aside	170
10.06 Successors and Assigns.	171
10.07 Treatment of Certain Information; Confidentiality	175
10.08 Right of Setoff	176
10.09 Interest Rate Limitation ..............................................................................	176
10.10 Counterparts; Integration; Effectiveness.....................................................	177
10.11 Survival; Release of Liens. .........................................................................	177
10.12 Severability .................................................................................................	178
10.13 Replacement of Lenders .............................................................................	178
10.14 Governing Law; Jurisdiction; Etc. ..............................................................	179
10.15 Waiver of Jury Trial ...................................................................................	180
10.16 No Advisory or Fiduciary Responsibility ..................................................	180
10.17 USA PATRIOT Act Notice ........................................................................	181
10.18 Time of the Essence ...................................................................................	181
10.19 Press Releases. ............................................................................................	181
10.20 Additional Waivers. ....................................................................................	182
10.21 No Strict Construction. ...............................................................................	183
10.22 Attachments. ...............................................................................................	184
10.23 Independent Effect of Covenants; Inconsistencies. ....................................	184
10.24 Keepwell. ....................................................................................................	184
10.25 Acknowledgment and Consent to Bail-In of Affected Financial Institutions..................................................................................................	184
10.26 Acknowledgement Regarding any Supported QFCs. .................................	185
10.27 Amendment and Restatement. ....................................................................	186
(v)

SIGNATURES………………………………………………………………………………S-1
(vi)

SCHEDULES
1.01(a)        Borrowers
1.01(b)        Excluded Affiliates
1.02        Guarantors
1.03        Immaterial Subsidiaries
2.01        Commitments and Applicable Percentages
5.01        Loan Parties Organizational Information
5.08(b)(1)    Owned Real Estate
5.08(b)(2)    Leased Real Estate
5.09        Environmental Matters
5.10        Insurance
5.13        Subsidiaries; Other Equity Investments
5.17        Intellectual Property Matters
5.18        Collective Bargaining Agreements
5.21(a)        DDAs and Securities Accounts
5.21(b)        Credit Card Arrangements
6.02        Financial and Collateral Reporting
6.20        Post-Closing Covenants
7.01        Existing Liens
7.02        Existing Investments
7.03        Existing Indebtedness
7.05        Store Closings
10.02        Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A            LIBOR Rate Loan Notice
B            Swing Line Loan Notice
C            Note
D            Compliance Certificate
E            Assignment and Assumption
F            Borrowing Base Certificate
G            Credit Card Notification
H-1 through H-4    Tax Compliance Certificates

(vii)

AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of April 29, 2021, among
ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation (the “Lead Borrower”), the Persons named on Schedule 1.01(a) hereto (collectively, the “Borrowers”), the Persons named on Schedule 1.02 hereto (collectively, the “Guarantors”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”),
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent, L/C Issuer and Swing Line Lender;
CITIZENS BANK, N.A., as Syndication Agent;

CITIZENS BUSINESS CAPITAL, as L/C Issuer; and
JPMORGAN CHASE BANK, N.A., as L/C Issuer and Documentation Agent.
W I T N E S S E T H:
WHEREAS, the Lead Borrower, the other Borrowers and the Guarantors, are party to that certain Credit Agreement, dated as of August 7, 2014 (as amended and in effect on and prior to the date hereof, the “Existing Credit Agreement”) by, among others, the Lead Borrower, the other Borrowers, the Guarantors, the “Lenders” as defined therein, and the Agent; and

WHEREAS, in accordance with Section 10.01 of the Existing Credit Agreement, the Borrowers, the Guarantors, the Lenders and the Agent desire to amend and restate the Existing Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree that the Existing Credit Agreement shall be amended and restated in its entirety to read as follows (it being agreed that this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of the Obligations under the Existing Credit Agreement):

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acceptable Document of Title” means, with respect to any Inventory, a tangible, negotiable bill of lading or other Document (as defined in the UCC) that (a) is issued by a common carrier which is not an Affiliate of the foreign vendor or any Loan Party which is in actual possession of such Inventory, (b) is issued to the order of a Loan Party or, if so requested by the Agent, to the order of the Agent, (c) names the Agent as a notify party and bears a conspicuous notation on its face of the Agent’s security interest therein, (d) is not subject to any Lien (other than in favor of the Agent and the Notes Collateral Agent ), and (e) is on terms otherwise reasonably acceptable to the Agent.
“ACH” means automated clearing house transfers.
“Accommodation Payment” has the meaning specified in Section 10.20(d).
“Account” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card.
“Acquisition” means, with respect to any Person (a) an investment in, or a purchase of, a Controlling interest in the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of related transactions resulting in the acquisition of all or substantially all of the assets, or of a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition by such Person of any group of Store locations comprising more than five percent (5%) of the number of Stores operated by the acquiring Person as of the date of such acquisition, in each case acquired in any transaction or group of transactions which are part of a common plan.
“Additional Commitment Lender” has the meaning specified in Section 2.15(c).
“Adjustment Date” means the first day of each calendar quarter, commencing with the first full calendar quarter ending after the Closing Date.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common

Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding 10% or more of any class of the Equity Interests of that Person, and (iv) any other Person 10% or more of any class of whose Equity Interests is held directly or indirectly by that Person, but excluding in each case those Persons set forth on Schedule 1.01(b).
“Agent” means Wells Fargo in its capacity as administrative agent and collateral agent under any of the Loan Documents, or any successor thereto.
“Agent Parties” has the meaning specified in Section 10.02(c).
“Agent’s Office” means the Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Agent may from time to time notify the Lead Borrower and the Lenders.
“Aggregate Commitments” means the Commitments of all the Lenders. As of the Closing Date, the Aggregate Commitments are $400,000,000.
“Agreement” means this Amended and Restated Credit Agreement.
“Allocable Amount” has the meaning specified in Section 10.20(d).
“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.
“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.
“Announcements” has the meaning specified in Section 1.09.
“Applicable Lenders” means the Required Lenders, all affected Lenders, or all Lenders, as the context may require.
“Applicable Margin” means:
(a)    From and after the Closing Date until the first Adjustment Date, the percentages set forth in Level I of the pricing grid below; and
(b)    (i) From and after the first Adjustment Date and on each Adjustment Date thereafter, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Availability as of the Fiscal Quarter ended immediately preceding such Adjustment Date; and (ii) notwithstanding anything to the contrary set forth herein, upon the occurrence and during the continuance of an Event of Default, the Agent may, and at the direction of the Required Lenders shall, upon written notice to the Lead Borrower, increase the Applicable Margin to that set forth in Level II (even if the Average Daily Availability requirements for a different Level have been met) and interest shall, at the Agent’s election or at the direction of the Required Lenders, accrue at the Default Rate; provided further if any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit, but excluding revisions resulting from (x) normal year-end audit adjustments and changes in GAAP or its application to the financial statements delivered pursuant to Section 6.01 of this Agreement or (y) any other cause other than the correction of an error, omission or misrepresentation of the Loan Parties) or if the information set forth in any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Availability	LIBOR Margin	Base Rate Margin	Commercial Letter of Credit Fee	Standby Letter of Credit Fee
I	Equal to or greater than 50% of the Loan Cap	1.25%	0.25%	0.75%	1.25%
II	Less than 50% of the Loan Cap	1.50%	0.50%	1.00%	1.50%
“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Appraised Value” means, (a) with respect to Eligible Inventory, the appraised orderly liquidation value, net of costs and expenses to be incurred in connection with any such liquidation, which value is expressed as a percentage of Cost of Eligible Inventory as set forth in the inventory stock ledgers of the Loan Parties, which value shall be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by the Agent or (b) with respect to Eligible Real Estate, the fair market value of Eligible Real Estate as set forth in the most recent appraisal of Eligible Real Estate as determined from time to time by an independent appraiser engaged by the Agent; provided that the Appraised Value of Eligible Real Estate shall in no event exceed the maximum amount of the Obligations at any time specified to be secured by a Mortgage thereon.
“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, (c) an entity or an Affiliate of an entity that administers or manages a Lender or (d) the same investment advisor or an advisor under common control with such Lender, Affiliate or advisor, as applicable.
“Arrangers” means each of Wells Fargo, Citizens Bank, N.A. and JPMorgan Chase Bank, N.A., in their respective capacities as joint lead arranger and joint bookrunner.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Agent, in substantially the form of Exhibit E or any other form approved by the Agent and the Lead Borrower.
“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended January 30, 2021, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of the Parent and its Subsidiaries, including the notes thereto.
“Availability” means, as of any date of determination thereof by the Agent, the result, if a positive number, of:
(a)    The Loan Cap
Minus
(b)    The Total Outstandings.
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Availability Reserves” means, without duplication of any other Reserves or items to the extent such items are otherwise addressed or excluded through eligibility criteria, Bank Product

Reserves, Cash Management Reserves, the Debt Maturity Reserve, Realty Reserves, and such other reserves as the Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect the impediments to the Agent’s ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Agent determines will need to be satisfied in connection with the realization upon the Collateral or (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party. Notwithstanding the foregoing, Availability Reserves shall not include (i) Bank Product Reserves for the credit exposure of any Loan Party or any direct or indirect subsidiary of the Parent under a Swap Contract or foreign exchange facility except after the occurrence of a Weekly Borrowing Base Delivery Event or (ii) other Bank Products Reserves until such time as Availability is less than 17.5% of the Loan Cap.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(b)(iv).
“Average Daily Availability” means, for any Fiscal Quarter, an amount equal to (a) the sum of Availability for each day of such Fiscal Quarter divided by (b) the actual number of days in such Fiscal Quarter.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Products” means any services of facilities provided to any Loan Party or any direct or indirect subsidiary of the Parent by a Lender Counterparty (but excluding Cash Management Services) including, without limitation, on account of (a) Swap Contracts, (b) merchant services constituting a line of credit, (c) leasing and (d) foreign exchange facilities.
“Bank Product Reserves” means such reserves as the Agent from time to time determines in its Permitted Discretion as being appropriate to reflect the liabilities and obligations of the Loan Parties or any direct or indirect subsidiary of the Parent with respect to Bank Products then provided or outstanding.

“Base Rate” means, the greatest of (a) the Federal Funds Rate plus one-half of one percent (0.50%), (b) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus one percentage point (1.00%), and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate (and, if any such announced rate is below zero, then the rate determined pursuant to this clause (c) shall be deemed to be zero).
“Base Rate Loan” means a Loan that bears interest at the Base Rate.
“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b)(i).
“Benchmark Replacement” means,
(a)    with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:
(1)    for any Available Tenor, the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;
(2)    the sum of: (A) the SOFR Average and (B) the related Benchmark Replacement Adjustment;
(3)    for any Available Tenor (if applicable), the sum of: (A) the alternate benchmark rate that has been selected by the Agent and the Lead Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if applicable) giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; or
(b)    with respect to any Term SOFR Transition Event, for any Available Tenor (if applicable), the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;
provided that, (i) in the case of clause (a)(1), if the Agent decides that Term SOFR is not administratively feasible for the Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (ii) in the case of clause (a)(1) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2) or (a)(3) or clause (b) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor (if applicable) for any setting of such Unadjusted Benchmark Replacement:
(1)    for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Agent:
(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor (if applicable) of such Benchmark with the applicable Unadjusted Benchmark Replacement;
(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor (if applicable) of such Benchmark;
(2)    for purposes of clause (a)(3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Lead Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor (if applicable) of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor (if applicable) of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities; and
(3)    for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of USD LIBOR with a SOFR-based rate;

provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Agent in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 3.03(b)(i) will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the applicability of Section 3.05 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;
(3)    in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Agent has provided the Term SOFR Notice to the Lenders and the Lead Borrower pursuant to Section 3.03(b)(i)(B); or
(4)    in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) if the then current Benchmark has any Available Tenors, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable)of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors (if applicable) of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.
“Blocked Account” means the deposit accounts maintained by the Loan Parties in which funds of any of the Loan Parties from one or more DDAs (other than Excluded DDAs) are concentrated.
“Blocked Account Agreement” means with respect to any Blocked Account, an agreement, in form and substance reasonably satisfactory to the Agent, establishing control, pursuant to Section 9-104 of the UCC or other applicable section of the UCC, of such account by the Agent and whereby the bank maintaining such account agrees, upon the occurrence and during the continuance of a Cash Dominion Event, to comply only with the instructions originated by the Agent without the further consent of any Loan Party.
“Blocked Account Bank” means each bank at which a Blocked Account is maintained and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowers” has the meaning specified in the introductory paragraph hereto.
“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.
“Borrowing Base” means, at any time of calculation, an amount equal to:
(a)    90% multiplied by the face amount of Eligible Credit Card Receivables;
plus
(b)    85% multiplied by the face amount of Eligible Trade Receivables (net of Receivables Reserves applicable thereto);
plus
(c)    the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the product of Inventory Advance Rate multiplied by the Appraised Value of Eligible Inventory;

plus
(d)     the Real Estate Advance Rate multiplied by the Appraised Value of Eligible Real Estate; provided that amounts available to be borrowed pursuant to this clause (d) shall not exceed the lesser of (i) 25% of the aggregate amount of the Borrowing Base and (ii) $100,000,000;
plus
(e)     85% multiplied by the face amount of Eligible Gift Card Receivables (net of Receivables Reserves applicable thereto); provided that amounts available to be borrowed pursuant to this clause (e) shall at no time exceed $1,000,000;
minus
(f)    the then applicable amount of all Availability Reserves.
“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit F hereto (with such changes therein as may be required by the Agent to reflect the components of, and reserves against, the Borrowing Base from time to time as provided for hereunder), executed and certified as accurate and complete by a Responsible Officer of the Lead Borrower, which shall include appropriate exhibits, schedules and supporting documentation as reasonably requested by the Agent in its Permitted Discretion.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Agent’s Office is located and, if such day relates to any LIBOR Rate Loan, means any London Business Day.
“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period, but excluding Permitted Acquisitions.
“Capital Lease Obligations” means, at the time any determination thereof is to be made, the amount of the finance lease liability in respect of a finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that obligations of the Parent or the Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Parent and the Restricted Subsidiaries, either existing on the Closing Date or created thereafter that (a) initially were not included on the consolidated balance sheet of the Parent as finance lease obligations or were subsequently characterized as finance lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Parent and the Restricted Subsidiaries were required to be characterized as finance lease obligations upon such consideration, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Closing

Date and were required to be characterized as finance lease obligations, but would not have been required to be treated as finance lease obligations on the Closing Date had they existed at that time, shall for all purposes not be treated as Capital Lease Obligations or Indebtedness. Capital Lease Obligations shall exclude all operating lease and non-finance lease liabilities that are required to be capitalized and reflected as liabilities in the balance sheet in accordance with GAAP.
“Cash Collateral Account” means a non-interest bearing account established by one or more of the Loan Parties with Wells Fargo, and in the name of, the Agent (or as the Agent shall otherwise direct) and under the sole and exclusive dominion and control of the Agent, in which deposits are required to be made in accordance with Section 2.03(k) or 8.02(c).
“Cash Collateralize” has the meaning specified in Section 2.03(k). Derivatives of such term have corresponding meanings.
“Cash Dominion Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain Availability of the greater of at least (a) 12.5% of the Loan Cap or (b) $35,000,000 for five (5) consecutive Business Days. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing at the Agent’s option (i) so long as such Event of Default has not been waived, and/or (ii) if the Cash Dominion Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability has exceeded the greater of (x) 12.5% of the Loan Cap or (y) $35,000,000 for thirty (30) consecutive calendar days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Availability exceeds the required amount for (30) consecutive calendar days) at all times during any twelve month period if a Cash Dominion Event occurs at any time after a Cash Dominion Event has occurred and been discontinued on two (2) occasions during such twelve month period after the Closing Date. The termination of a Cash Dominion Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Event in the event that the conditions set forth in this definition again arise.
“Cash Management Reserves” means such reserves as the Agent, from time to time, determines in its Permitted Discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties or any direct or indirect subsidiary of the Parent with respect to Cash Management Services then provided or outstanding.
“Cash Management Services” means any cash management services or facilities provided to any Loan Party or any direct or indirect subsidiary of the Parent by any Lender Counterparty, including, without limitation: (a) ACH transactions, (b) controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) credit or debit cards, (d) credit card processing services, and (e) purchase cards.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.
“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
“CFC Holdco” means any Domestic Subsidiary with no material assets other than the direct or indirect ownership of any amount or class of Equity Interests in one or more CFCs.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, guidelines or directives thereunder or issued in connection therewith and (y) all rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means:
(a)    the acquisition of ownership, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Closing Date but in all cases other than the Parent or any Subsidiary of the Parent, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Parent or any Subsidiary of the Parent, or any entity or trustee holding Equity Interests for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Parent or any Subsidiary of the Parent), of Equity Interests representing more than 33% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent as of the date of such acquisition; or
(b)    the Parent fails at any time to own, directly or indirectly, 100% of the Equity Interests of each other Loan Party free and clear of all Liens (other than the Liens in favor of the Agent and the Notes Collateral Agent), except where such failure is as a result of a transaction permitted by the Loan Documents.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Code” means the Internal Revenue Code of 1986, as amended and in effect.
“Collateral” means any and all “Collateral” or “Mortgaged Property” as defined in any applicable Security Document and all other property that is or is intended under the terms of the

Security Documents to be subject to Liens in favor of the Agent; provided that “Collateral” shall in no event include a pledge of the Equity Interests of a CFC or CFC Holdco by a Person in excess of 65% of the outstanding voting Equity Interests, and 100% of the non-voting Equity Interests, of such CFC or CFC Holdco.
“Collateral Access Agreement” means an agreement in form and substance reasonably satisfactory to the Agent executed by (a) a bailee or other Person in possession of Collateral in excess of $2,000,000, and (b) any landlord of Real Estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) provides the Agent with reasonable access to the Collateral held by such bailee or other Person or located in or on such Real Estate, (iv) as to any landlord, provides the Agent with a reasonable time to sell and dispose of the Collateral from such Real Estate, and (v) makes such other agreements with the Agent as the Agent may reasonably require related to the use and access of the Collateral.
“Collection Account” has the meaning specified in Section 6.13(b).
“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Loan Party in the ordinary course of business of such Loan Party.
“Commercial Letter of Credit Agreement” means the Commercial Letter of Credit Agreement relating to the issuance of a Commercial Letter of Credit in the form from time to time in use by the L/C Issuer.
“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Commitment Fee Rate” means (a) 0.375% per annum if the average of the Total Outstandings during the immediately preceding calendar quarter is less than 50.00% of the Aggregate Commitments, and (b) 0.250% per annum if the average of Total Outstandings during the immediately preceding calendar quarter is equal to or greater than 50.00% of the Aggregate Commitments; provided that the Commitment Fee Rate with respect to the commitment fee payable on July 1, 2021 shall be 0.250% per annum.
“Commitment Increase” has the meaning specified in Section 2.15(a).
“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of LIBOR Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Committed Loan” has the meaning specified in Section 2.01(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Concentration Account” has the meaning specified in Section 6.13(d).
“Consent” means actual consent given by a Lender from whom such consent is sought; or the passage of ten (10) Business Days from receipt of written notice to a Lender from the Agent of a proposed course of action to be followed by the Agent without such Lender giving the Agent written notice of that Lender’s objection to such course of action.
“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.
“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Parent and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense (including impairment of long-term store fixed assets), (iv) non-cash stock-based compensation expense, (v) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (vi) impairment of right-to-use assets, and (vii) other non-recurring cash expenses reducing such Consolidated Net Income in an aggregate amount not to exceed $10,000,000 during any applicable Measurement Period (in each case of or by the Parent and its Subsidiaries for such Measurement Period) minus (b) to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits (to the extent not already deducted in calculating (a)(ii) above) and (ii) all non-cash income or gain increasing Consolidated Net Income for such period (but excluding any such items to the extent they represent (1) the reversal in such period of an accrual of, or reserve for, potential cash expense in a prior period, (2) any non-cash gains with respect to cash actually received in a prior period to the extent such cash did not increase Consolidated Net Income in a prior period or (3) items representing ordinary course accruals of cash to be received in future periods), all as determined on a Consolidated basis in accordance with GAAP.
“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (x) (i) Consolidated EBITDA for such period, minus (ii) Capital Expenditures made during such period, minus (iii) the aggregate amount of Federal, state, local and foreign income taxes paid in cash during such period, plus (y) Qualified Cash of the Loan Parties for such period to (b) the sum of (i) Debt Service Charges plus (ii) the aggregate amount of all Restricted Payments, in each case, of or by the Parent and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.
“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, but excluding any non-cash or deferred interest financing costs, and (b) the portion of Capital Lease Obligations with respect to such period that is treated as interest in accordance with GAAP minus (c) interest income during such period (excluding any portion of interest income representing accruals of amounts received in a previous period), in each case of or by the Parent and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.
“Consolidated Net Income” means, as of any date of determination, the net income of the Parent and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP, provided, however, that there shall be excluded therefrom (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the income (or loss) of such Person during such Measurement Period in which any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to such Person during such period, (c) the income (or loss) of such Person during such Measurement Period and accrued prior to the date it becomes a Subsidiary of a Person or any of such Person’s Subsidiaries or is merged into or consolidated with a Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries, and (d) the income of any direct or indirect Subsidiary of a Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that the Parent’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income.
“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Cost” means the lower of cost or market value of Inventory, based upon the applicable Loan Parties’ accounting practices, known to the Agent, which practices are in effect on the Closing Date, with such changes as permitted by GAAP and with respect to any such material changes, for which the Lead Borrower has notified the Agent that such material changes have been made as promptly as is practicable, as such calculated cost is determined from invoices received by the Loan Parties, the Loan Parties’ purchase journals or the Loan Parties’ inventory stock ledgers.
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 10.26.
“Credit Card Issuer” means any person (other than a Borrower or other Loan Party) who issues or whose members issue (i) credit cards, including, without limitation, MasterCard or VISA, (ii) bank credit or debit cards or other bank credit, debit or charge cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club or Carte Blanche, (iii) other non-bank credit, debit or charge cards, including, without limitation, credit, debit or charge cards issued by or through American Express Travel Related Services Company, Inc., and Novus Services, Inc., (iv) non-card alternative payment methods issued by Klarna, Afterpay, Sezzle or Affirm and (v) other issuers approved by the Agent in its Permitted Discretion.
“Credit Card Processor” means any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer, including, without limitation, PayPal, Inc.
“Credit Card Notifications” has the meaning specified in Section 6.13(a)(i).
“Credit Card Receivables” means each “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a Loan Party resulting from charges by a customer of a Loan Party on credit, debit or charge cards, or non-card alternative payment methods, issued or approved by such Credit Card Issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.
“Credit Extensions” mean each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Credit Party” or “Credit Parties” means (a) individually, (i) each Lender and its Affiliates, (ii) the Agent, (iii) each L/C Issuer, (iv) the Arrangers, (v) each Lender Counterparty and (vi) the successors and permitted assigns of each of the foregoing, and (b) collectively, all of the foregoing.
“Credit Party Expenses” means, without limitation, (a) all reasonable and documented out-of-pocket expenses incurred by the Agent and its Affiliates in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the Agent, (B) outside consultants for the Agent, (C) appraisers, (D) commercial finance examinations, (E) photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees and publication, (F) the Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries, and (G) all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, (ii) in connection with (A) the syndication of the credit facilities provided for herein, (B) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (C) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral (including, without limitation, in connection with, during the continuation of an Event of Default, gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated), or (D) any workout, restructuring or negotiations in respect of any Obligations, (iii) all customary fees and charges (as adjusted from time to time) of the Agent with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrowers (whether by wire transfer or otherwise), together with reasonable out-of-pocket costs and expenses incurred in connection therewith, and (iv) customary charges imposed or incurred by the Agent resulting from the dishonor of checks payable by or to any Loan Party; and (b) with respect to the L/C Issuer, and its Affiliates, all reasonable and documented out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (c) all reasonable and documented out-of-pocket expenses incurred by the Credit Parties who are not the Agent, the L/C Issuer or any Affiliate of any of them in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents; provided that such Credit Parties shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties under the Loan Documents (absent an actual or perceived conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel).
“Customs Broker/Carrier Agreement” means an agreement in form and substance reasonably satisfactory to the Agent among a Borrower, a customs broker, freight forwarder, consolidator or carrier, and the Agent, in which the customs broker, freight forwarder, consolidator or carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Agent and agrees, upon notice from the Agent, to hold and dispose of the subject Inventory solely as directed by the Agent.
“DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties. All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.
“Debt Maturity Reserve” means, during any Debt Reserve Period, an amount equal to the then outstanding principal balance of the Notes under the Notes Facility outstanding on the date which is sixty (60) days prior to the maturity date of the Notes Facility, which Debt Maturity Reserve shall remain in place (but shall be reduced to give effect to any payments of the Notes Facility made during such Debt Reserve Period to the extent such payments are permitted under this Agreement) until the earlier of the repayment of the Notes Facility (including as a result of a Permitted Refinancing thereof) or the extension of the maturity date of the Notes Facility to a date which is at least ninety-one (91) days after the Maturity Date. The Debt Maturity Reserve shall be maintained as an Availability Reserve if at any time during the Debt Reserve Period on a pro forma basis after giving effect to the repayment of all outstanding amounts under the Notes Facility, Liquidity of the Loan Parties is less than $225,000,000; provided that not less than $150,000,000 of such Liquidity must be in the form of Availability.
“Debt Reserve Period” means the period beginning on the 60th day prior to the maturity date of the Notes Facility and ending on the date of the repayment in full of the Notes Facility. If and to the extent that such Indebtedness is repaid by virtue of any Permitted Refinancing, a subsequent Debt Maturity Reserve shall be imposed in an amount equal to the outstanding principal balance of such Indebtedness from and after the date that is sixty (60) days prior to the maturity date of such Permitted Refinancing.
“Debt Service Charges” means for any Measurement Period, the sum of (a) Consolidated Interest Charges paid or required to be paid for such Measurement Period, plus (b) principal payments scheduled to be made on account of Indebtedness (excluding the Obligations, Indebtedness incurred under supply chain financing services, if any and to the extent ever determined to constitute Indebtedness, and any Synthetic Lease Obligations but including, without limitation, Capital Lease Obligations) for such Measurement Period, in each case determined on a Consolidated basis in accordance with GAAP.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans, plus (iii) 2% per annum; provided, however, that with respect to a LIBOR Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin for Standby Letters of Credit or Commercial Letters of Credit, as applicable, plus 2% per annum.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to Agent, L/C Issuer, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified any Borrower, Agent or L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by Agent or Lead Borrower, to confirm in writing to Agent and Lead Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Lead Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any proceeding under any Debtor Relief Laws, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Lead Borrower, L/C Issuer, and each Lender.
“Defaulting Lender Rate” means (a) for the first three (3) days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Committed Loans that are Base Rate Loans (inclusive of the Applicable Margin applicable thereto).
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition, including any sale and leaseback transaction and any sale, transfer, license or other disposition of (whether in one transaction or in a series of transactions) of any property (including, without limitation, any Equity Interests other than Equity Interests of the Parent) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, and including any transaction described in this definition that is consummated pursuant to an allocation of assets among newly divided limited liability companies pursuant to a “plan of division”. For the avoidance of doubt, none of (w) the issuance or sale of any Permitted Convertible Indebtedness by the Parent, (x) the sale of any Permitted Warrant Transaction by the Parent, (y) the purchase of any Permitted Bond Hedge Transaction nor (z) the performance by the Parent and/or any Subsidiary thereof of Parent’s or such

Subsidiary’s obligations under any Permitted Convertible Indebtedness, any Permitted Warrant Transaction or any Permitted Bond Hedge Transaction, shall constitute a Disposition.
“Disqualified Institutions” means any banks, financial institutions or other Persons separately identified by the Lead Borrower to the Arrangers prior to the Closing Date.
“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Maturity Date; provided, however, that (i) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (ii) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and if any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Parent and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.
“Documentation Agent” means JPMorgan Chase Bank, N.A.
“Dollars” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia (excluding, for the avoidance of doubt, any Subsidiary organized under the laws of Puerto Rico or any other territory).
“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit, including by electronic transmission such as SWIFT, electronic mail, facsimile or computer generated communication.
“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(1)    a notification by the Agent to (or the request by the Lead Borrower to the Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, Term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2)    the joint election by the Agent and the Lead Borrower to trigger a fallback from USD LIBOR and the provision by the Agent of written notice of such election to the Lenders.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) a Credit Party or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans, which Person, together with its Affiliates, has a combined capital and surplus in excess of $250,000,000; (c) an Approved Fund; and (d) any other Person (other than a natural Person) satisfying the requirements of Section 10.06(b); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (x) a Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries, or (y) unless an Event of Default shall have occurred and be continuing, Disqualified Institutions.
“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (i) has been earned by performance and represents the bona fide amounts due to a Loan Party from a Credit Card Issuer or Credit Card Processor, and in each case originated in the ordinary course of business of such Loan Party, and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (i) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, such Credit Card Receivable shall indicate no Person other than a Loan Party as payee or remittance party. In determining the amount to be so included, the face amount of a Credit Card Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer, a Credit Card Issuer or Credit Card Processor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Credit Card Receivable but not yet applied by the Loan Parties to reduce the amount of such Credit Card Receivable. Except as otherwise agreed by the Agent, any Credit Card Receivable included within any of the following categories shall not constitute an Eligible Credit Card Receivable:
(a)    Credit Card Receivables which do not constitute a “payment intangible” (as defined in the UCC) or Account;
(b)    Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;
(c)    Credit Card Receivables (i) that are not subject to a perfected first-priority security interest in favor of the Agent, or (ii) with respect to which a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Agent pursuant to the Security Documents, to the Notes Collateral Agent pursuant to the Notes Documents, and other Permitted Encumbrances arising by operation of Law);
(d)    Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);
(e)    Credit Card Receivables as to which the Credit Card Issuer or Credit Card Processor has required a Loan Party to repurchase the Credit Card Receivables from such Credit Card Issuer or Credit Card Processor in connection with customer returns or fraudulent credit transactions;
(f)    Credit Card Receivables due from a Credit Card Issuer or Credit Card Processor which is the subject of any bankruptcy or insolvency proceedings;
(g)    Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable Credit Card Issuer or Credit Card Processor with respect thereto;
(h)    Credit Card Receivables which do not conform in all material respects (subject to any materiality qualifiers contained therein) to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables; or
(i)    Credit Card Receivables which the Agent determines in its Permitted Discretion to be uncertain of collection or which do not meet such other reasonable eligibility criteria for Credit Card Receivables as the Agent may determine in its Permitted Discretion.
“Eligible Gift Card Receivables” means all Gift Card Accounts that (i) constitute proceeds from the sale or disposition of Loan Party gift cards pursuant to a Gift Card Agreement, and (ii) unless otherwise agreed by the Agent, are not otherwise excluded under clauses (a) through (v) of the definition of “Eligible Trade Receivables”.

“Eligible In-Transit Inventory” means, as of any date of determination thereof, without duplication of other Eligible Inventory, In-Transit Inventory:
(a)    That has been shipped from a location outside of the United States for receipt by a Loan Party, but which has not yet been delivered to such Loan Party, which In-Transit Inventory has been in transit for sixty (60) days or less from the date of shipment of such Inventory;
(b)    For which the purchase order is in the name of a Loan Party and title to such Inventory and risk of loss has passed to such Loan Party;
(c)    That has been shipped from a location outside of the United States and with respect to which an Acceptable Document of Title has been issued, and in each case as to which the Agent has control (as defined in the UCC) over the documents of title which evidence ownership of the subject Inventory (such as, if requested by the Agent, by the delivery of a Customs Broker/Carrier Agreement);
(d)    That is insured to the reasonable satisfaction of the Agent (including, without limitation, marine cargo insurance); and
(e)    Which otherwise would constitute Eligible Inventory;
provided that the Agent may, in its Permitted Discretion, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event the Agent determines in its Permitted Discretion that such Inventory is subject to any Person’s right of reclamation, repudiation, stoppage in transit or any event has occurred or is reasonably anticipated by the Agent to arise which may otherwise adversely impact the ability of the Agent to realize upon such Inventory.
“Eligible Inventory” means, as of the date of determination thereof, without duplication, (i) Eligible In-Transit Inventory, and (ii) items of Inventory of a Loan Party that are finished goods, merchantable and readily saleable in the ordinary course of such Loan Party’s business, in each case that, except as otherwise agreed by the Agent, (A) complies with each of the representations and warranties with respect to Inventory made by the Loan Parties in the Loan Documents, and (B) is not excluded as ineligible by virtue of one or more of the criteria set forth below, the following items of Inventory shall not be included in Eligible Inventory:
(a)    Inventory that is not solely owned by a Loan Party or a Loan Party does not have good and valid title thereto free and clear of any Lien (other than Liens granted to the Agent pursuant to the Security Documents, to the Notes Collateral Agent pursuant to the Notes Documents, and other Permitted Encumbrances arising by operation of Law);
(b)    Inventory that is leased by or is on consignment to a Loan Party or which is consigned by a Loan Party to a Person which is not a Loan Party;

(c)    Inventory (other than Eligible In-Transit Inventory) that is not located in the United States of America (excluding territories or possessions of the United States (other than Puerto Rico));
(d)    Inventory that is not located at a location that is owned or leased by a Loan Party, except (i) Inventory in transit between such owned or leased locations or locations which meet the criteria set forth in clause (ii) below, (ii) to the extent that the Loan Parties have furnished the Agent with (A) any UCC financing statements or other documents that the Agent may determine to be necessary to perfect its security interest in such Inventory at such location, and (B) a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Agent or (iii) Work Room Inventory in an aggregate amount not to exceed $10,000,000 at any time;
(e)    Inventory that is located in a distribution center or warehouse leased by a Loan Party unless either (i) the applicable lessor has delivered to the Agent a Collateral Access Agreement or (ii) the Agent has established an Availability Reserve therefor;
(f)    Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work-in-process, raw materials, or that constitute samples, spare parts, promotional, marketing, labels, bags and other packaging and shipping materials or supplies used or consumed in a Loan Party’s business, (iv) not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (v) are bill and hold goods;
(g)    Inventory that is not subject to a perfected first-priority security interest in favor of the Agent (other than, with respect to In-Transit Inventory, statutory Liens in favor of carriers permitted under clause (b) of the definition of “Permitted Encumbrances”);
(h)    Inventory that is not insured in compliance with the provisions of Section 5.10 hereof;
(i)    Inventory that has been sold but not yet delivered or as to which a Loan Party has accepted a deposit;
(j)    Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which any Loan Party or any of its Subsidiaries has received written notice of a dispute in respect of any such agreement and such dispute relates to the use of such license by a Loan Party;
(k)    Inventory acquired in a Permitted Acquisition or which is not of the type usually sold in the ordinary course of the Loan Parties’ business, unless and until the Agent has completed or received (A) an appraisal of such Inventory from appraisers satisfactory to the Agent and establishes an Inventory Advance Rate and Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) upon the reasonable request of the Agent, such other due diligence as the Agent may require, all of the results of the foregoing to be reasonably satisfactory to the Agent; or
(l)    Inventory which does not meet such other reasonable eligibility criteria for Eligible Inventory as the Agent may determine in its Permitted Discretion.
“Eligible Real Estate” means Real Estate deemed by the Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base and which, except as otherwise agreed by the Agent, in its Permitted Discretion, satisfies all of the following conditions:
(a)    A Loan Party owns such Real Estate in fee simple;
(b)    Either the Notes Facility has been paid in full or the Notes Collateral Agent has consented to an amendment of the Intercreditor Agreement and the Notes Documents to allow such Eligible Real Estate to be included in the Borrowing Base and to be subject to the first priority Lien of the Agent;
(c)    The Agent shall have received evidence that all actions that the Agent may reasonably deem necessary or appropriate in order to create valid subsisting Liens (subject (x) in priority only to Permitted Encumbrances (other than Liens securing Indebtedness) which have priority over the Lien of the Agent by operation of Law and (y) otherwise to Permitted Encumbrances which are junior to the Lien of the Agent) on the property described in the Mortgages has been taken.
(d)    The Agent shall have received an appraisal (based upon Appraised Value) of such Real Estate complying with the requirements of FIRREA by a third party appraiser reasonably acceptable to the Agent and otherwise in form and substance reasonably satisfactory to the Agent; and
(e)    The Real Estate Eligibility Requirements have been satisfied.
“Eligible Trade Receivables” means each Account eligible for inclusion in the calculation of the Borrowing Base arising from the sale of the Loan Parties’ Inventory (but excluding, for the avoidance of doubt, Credit Card Receivables) that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been earned by performance and represents the bona fide amounts due to a Loan Party from an account debtor, and in each case originated in the ordinary course of business of such Loan Party, and (ii) in each case is acceptable to the Agent in its Permitted Discretion, and is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (u) below as determined by the Agent in its Permitted Discretion. Without limiting the foregoing, to qualify as an Eligible Trade Receivable, an Account shall indicate no Person other than a Loan Party as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Loan Parties to reduce the amount of such Eligible Trade Receivable. Except as otherwise agreed by the Agent, any Account included within any of the following categories shall not constitute an Eligible Trade Receivable or an Eligible Gift Card Receivable:
(a)    Accounts that are not evidenced by an invoice;
(b)    Accounts that have been outstanding for more than one hundred and twenty (120) days from the date of sale or more than sixty (60) days past the due date;
(c)    Accounts due from any account debtor for which fifty (50%) percent or more of the Accounts due from such account debtor are ineligible pursuant to clause (b), above.
(d)    All Accounts owed by an account debtor and/or its Affiliates together exceed twenty percent (20%) (or any higher percentage now or hereafter established by the Agent for any particular account debtor) of the amount of all Accounts at any one time (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Trade Receivables, in the Agent’s Permitted Discretion); provided that this clause (d) shall not be applicable until such time as the amount of Eligible Trade Receivables included in the Borrowing Base exceeds five (5%) percent of the Borrowing Base;
(e)    Accounts (i) that are not subject to a perfected first-priority security interest in favor of the Agent, or (ii) with respect to which a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Agent pursuant to the Security Documents, to the Notes Collateral Agent pursuant to the Notes Documents, and other Permitted Encumbrances arising by operation of Law);
(f)    Accounts which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted, but only to the extent of such dispute, counterclaim, offset or chargeback;
(g)    Accounts which arise out of any sale made not in the ordinary course of business, made on a basis other than upon credit terms usual to the business of the Loan Parties or are not payable in Dollars;
(h)    Accounts which are owed by any account debtor whose principal place of business is not within the continental United States or Canada;
(i)    Accounts which are owed by any Affiliate or any employee of a Loan Party;

(j)    Accounts for which all consents, approvals or authorizations of, or registrations or declarations with any Governmental Authority required to be obtained, effected or given in connection with the performance of such Account by the account debtor or in connection with the enforcement of such Account by the Agent have been duly obtained, effected or given and are in full force and effect;
(k)    Accounts due from an account debtor which is the subject of any bankruptcy or insolvency proceeding, has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business;
(l)    Accounts due from any Governmental Authority except to the extent that the subject account debtor is the federal government of the United States of America and has complied with the Federal Assignment of Claims Act of 1940 and any similar state legislation;
(m)    Accounts (i) owing from any Person that is also a supplier to or creditor of a Loan Party or any of its Subsidiaries unless such Person has waived any right of setoff in a manner acceptable to the Agent or (ii) representing any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling a Loan Party or any of its Subsidiaries to discounts on future purchase therefrom;
(n)    Accounts arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, set off or charge back;
(o)    Accounts arising out of sales to account debtors outside the United States unless such Accounts are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Agent and such irrevocable letter of credit is in the possession of the Agent;
(p)    Accounts payable other than in Dollars or that are otherwise on terms other than those normal and customary in the Loan Parties’ business;
(q)    Accounts evidenced by a promissory note or other instrument;
(r)    Accounts consisting of amounts due from vendors as rebates or allowances;
(s)    Accounts which are in excess of the credit limit for such account debtor established by the Loan Parties in the ordinary course of business and consistent with past practices;
(t)    Accounts which include extended payment terms (datings) beyond those generally furnished to other account debtors in the ordinary course of business;
(u)    Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity; or

(v)    Accounts which the Agent determines in its Permitted Discretion to be uncertain of collection or which do not meet such other reasonable eligibility criteria for Accounts as the Agent may determine.
“Environmental Compliance Reserve” means, with respect to Eligible Real Estate, any reserve which the Agent, from time to time in its discretion establishes for estimable amounts that are reasonably likely to be expended by any of the Loan Parties in order for such Loan Party and its operations and property (a) to comply with any notice from a Governmental Authority asserting non-compliance with Environmental Laws, or (b) to correct any such non-compliance with Environmental Laws or to provide for any Environmental Liability.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equipment” has the meaning set forth in the UCC.
“Equity Interests” means, with respect to any Person, capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock); provided, that no Permitted Convertible Indebtedness, other debt securities that are or by their terms may be convertible or exchangeable into or for Equity Interests (other than Disqualified Stock) (or into or for any combination cash and Equity Interests (other than Disqualified Stock) by reference to the price of such Equity Interests) nor any Permitted Warrant Transactions, in each case, shall constitute Equity Interests of the Lead Borrower or any of its Subsidiaries prior to settlement, conversion, exchange or exercise thereof.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 and 4971 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section

4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification to the Lead Borrower or any ERISA Affiliate that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination of a Pension Plan or a Multiemployer Plan under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Lead Borrower or any ERISA Affiliate; or (g) the determination that any Pension Plan is considered to be an “at-risk” plan, or that any Multiemployer Plan is considered to be in “endangered” or “critical” status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 or 305 of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded DDA” means any deposit account exclusively used for payroll or employee benefits or which is a trust or fiduciary account.
“Excluded Subsidiary” means each (i) Unrestricted Subsidiary, (ii) Immaterial Subsidiary, (iii) Domestic Subsidiary that is a Subsidiary of a CFC, (iv) CFC or CFC Holdco, and (v) Subsidiary that is prohibited by applicable Law, rule or regulation or by any contractual obligation existing on the Closing Date or existing at the time of acquisition thereof after the Closing Date, in each case from guaranteeing the Obligations and the Notes Facility or that would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval, license or authorization has been received, or that would result in an adverse Tax consequence to the Lead Borrower or one of its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar Law or regulation in any applicable jurisdiction) because of providing a guarantee as reasonably determined by the Lead Borrower and the Agent; provided that (x) any Domestic Subsidiary of the Parent that is a guarantor under the Notes Facility or (y) any other Subsidiary of the Parent that guarantees the obligations under the Notes Facility shall become a Guarantor hereunder.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any liability or Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any keepwell, support or other agreement for the benefit of the applicable Loan Party, including under Section 10.24). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.
“Excluded Taxes” means, with respect to the Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any Obligation of the Loan Parties hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), franchise Taxes imposed on it (in lieu of net income Taxes), and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Lead Borrower under Section 10.13), any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(g), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding Tax pursuant to Section 3.01, (c) any U.S. federal, state or local backup withholding Tax, and (d) any U.S. federal withholding Tax imposed under FATCA.
“Existing Credit Agreement” has the meaning assigned to such term in the recitals of this Agreement.
“Existing Obligations” has the meaning specified in Section 10.27.
“Facility Guaranty” means the Guaranty made by the Guarantors in favor of the Agent and the other Credit Parties, in form reasonably satisfactory to the Agent, as the same now exists or may hereafter be amended, modified, supplemented, renewed, restated or replaced.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable), and (a) any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the Code, and (c) any intergovernmental agreement entered into by the United States (or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement entered into in connection therewith) implementing such Sections of the Code.
“FCA” has the meaning specified in Section 1.09.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.
“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end on the Saturday of the 4-5-4 week period in accordance with the fiscal accounting calendar of the Loan Parties.
“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the Saturday closest to the end of each April, July, October and January of such Fiscal Year in accordance with the fiscal accounting calendar of the Loan Parties.
“Fiscal Year” means any period of twelve (12) consecutive Fiscal Months ending on the Saturday closest to the end of January 31 of any calendar year.
“Floor” means a per annum rate of interest equal to zero percent (0%).
“Foreign Bank Guarantee” means any bank guarantee collateralized by cash and securities and directly relating to foreign lease obligations.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Sub-Facility” has the meaning specified in Section 2.16(a).
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Gift Card Accounts” means Accounts, receivables and/or other payment intangibles owing to a Loan Party from a Gift Card Administrator pursuant to a Gift Card Agreement.
“Gift Card Administrator” means any Person (other than a Loan Party or any Affiliate thereof) who offers, sells, administers and/or distributes gift cards of one or more of the Loan Parties.
“Gift Card Agreement” means a gift card agreement between a Loan Party and a Gift Card Administrator.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor” means (a) the Parent, (b) each Subsidiary of the Parent (other than the Borrowers and any Excluded Subsidiary) existing on the Closing Date, and (c) each other Subsidiary of the Parent (other than the Borrowers and any Excluded Subsidiary) that shall be required to execute and deliver a Facility Guaranty pursuant to Section 6.12.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“IBA” has the meaning specified in Section 1.09.
“IFRS” means the International Financial Reporting Standards set by the International Accounting Standards Board (or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or the SEC, as the case may be) or any successor thereto, as in effect from time to time.
“Immaterial Subsidiary” means (x) as of the Closing Date, the Subsidiaries set forth on Schedule 1.03 hereto, and (y) with respect to any Subsidiary formed or acquired after the Closing Date, any such Subsidiary of the Lead Borrower that (i) had less than 5% of consolidated assets and 5% of annual consolidated revenues of the Parent, the Borrowers and their respective Subsidiaries as reflected on the most recent financial statements delivered pursuant to Section 6.01 prior to such date and (ii) has been designated as such by the Parent in a written notice delivered to the Agent (other than any such Subsidiary as to which the Parent has revoked such designation by written notice to the Agent); provided that no Subsidiary with property included in the Borrowing Base or related to property included in the Borrowing Base may be designated as an Immaterial Subsidiary (and any such Subsidiary with any assets of the type included in the Borrowing Base shall segregate such assets from the assets of the Loan Parties), and provided further that at no time shall all Immaterial Subsidiaries so designated by the Parent have in the aggregate consolidated assets or annual consolidated revenues (as reflected on the most recent financial statements delivered pursuant to Section 6.01 prior to such time) in excess of 5% of consolidated assets or annual consolidated revenues, respectively, of the Parent, the Borrowers and their respective Subsidiaries.
“Increase Effective Date” shall have the meaning specified in Section 2.15(d).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 90 days after the date on which such trade account payable was created or such later date as agreed by the Agent in its Permitted Discretion based on current industry practices, and including, without limitation, payables in respect of supply chain finance services and payables to supply chain finance entities);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    All Indebtedness of such Person (i) in respect of any Capital Lease Obligations of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, but for the avoidance of doubt, excluding any obligations of such Person in respect of operating leases and non-finance leases and (ii) in respect of any Synthetic Lease Obligations, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease but excluding any obligations of such Person in respect of operating leases and non-finance leases;
(g)    all mandatory obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in cash in respect of any Equity Interest in such Person or any other Person (including, without limitation, Disqualified Stock, or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
Notwithstanding the foregoing, the obligations of the Lead Borrower under any Permitted Warrant Transaction shall not constitute Indebtedness so long as the terms of such Permitted Warrant Transaction provide for “net share settlement” (or substantially equivalent term) as the default “settlement method” (or substantially equivalent term) thereunder. For purposes hereof, the amount of any Permitted Convertible Indebtedness shall be the aggregate stated principal amount thereof without giving effect to any obligation to pay cash or deliver shares with value in excess of such principal amount, and without giving effect to any integration thereof with any Permitted Bond Hedge Transaction pursuant to U.S. Treasury Regulation § 1.1275-6.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, customer lists, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.
“Intercreditor Agreement” means (i) the Intercreditor Agreement dated as of July 2, 2020 by and among the Agent and the Notes Collateral Agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof or (ii) any other intercreditor agreement among the Agent and any agent or trustee with respect to the Notes Facility or any Permitted Refinancing thereof, as it may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
“Intercreditor Provisions” has the meaning specified in Section 8.01(m).
“Interest Payment Date” means, (a) as to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the first day after the end of each month and the Maturity Date.
“Interest Period” means, (x) as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one, three or six months thereafter, as selected by the Lead Borrower in its LIBOR Rate Loan Notice, and (y) as to any Loan made when SOFR Average is then the Benchmark Replacement, the period commencing on the date such Loan is disbursed or continued as a Loan bearing interest based on SOFR Average, and ending on the date 30 days thereafter; provided that:

(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(iii)    no Interest Period shall extend beyond the Maturity Date; and
(iv)    notwithstanding the provisions of clause (iii) above, no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBOR Borrowing would be for a shorter period, such Interest Period shall not be available hereunder.
For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“In-Transit Inventory” means Inventory of a Loan Party which is in the possession of a common carrier and is in transit from a foreign vendor of a Loan Party from a location outside of the continental United States to a location of a Loan Party that is within the continental United States.
“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.
“Inventory Advance Rate” means (i) during the period from January 1 through March 31 of each year, 92.5% (solely with respect to Eligible Inventory located in the United States (excluding, for the avoidance of doubt, Eligible In-Transit Inventory)), and (ii) at all other times, 90%.
“Inventory Reserves” means, without duplication of any other Reserve, such reserves as may be established from time to time by the Agent in its Permitted Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory, which reflect such other factors as affect the market value of the Eligible Inventory or which reflect claims and liabilities that the Agent determines will need to be satisfied in connection with the realization upon the Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Agent’s Permitted Discretion, include (but are not limited to) reserves based on:

(a)    Obsolescence;
(b)    Seasonality;
(c)    Shrink;
(d)    Imbalance;
(e)    Change in Inventory character;
(f)    Change in Inventory composition;
(g)    Change in Inventory mix;
(h)    Markdowns (both permanent and point of sale);
(i)    Retail markons and markups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events; and
(j)    Out-of-date and/or expired Inventory.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt or other obligation of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition, or (d) the purchase, acquisition or any other investment of money or in any stocks, bonds, mutual funds, notes, debentures or other securities, or any deposit account, certificate of deposit or other investment of any kind. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. For purposes hereof, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment.
“Investment Policy” means the investment policies for global cash management and the rabbi trust of the Parent as approved by the Parent’s board of directors and in effect from time to time.
“IRS” means the United States Internal Revenue Service.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any version or revision thereof accepted by the L/C Issuer for use.

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, the Standby Letter of Credit Agreement or Commercial Letter of Credit Agreement, as applicable, and any other document, agreement and instrument entered into by the L/C Issuer and any Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.
“Joinder” means an agreement, in form reasonably satisfactory to the Agent pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as the Agent may determine.
“Landlord Lien State” means such state(s) in which a landlord’s claim for rent has priority over the Lien of the Agent in any of the Collateral.
“Laws” means each international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof, or the renewal thereof.
“L/C Issuer” means, collectively, (a) Wells Fargo, Citizens Business Capital and JPMorgan Chase Bank, N.A. and their respective Affiliates in their capacities as issuers of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, and (b) any other Lender who agrees to act as L/C Issuer and is acceptable to the Lead Borrower and approved by the Agent in its reasonable discretion. The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the L/C Issuer and/or for such Affiliate to act as an advising, transferring, confirming and/or nominated bank in connection with the issuance or administration of any such Letter of Credit, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit. For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination, a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of any Rule under the ISP or any article of the UCP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lead Borrower” has the meaning assigned to such term in the preamble of this Agreement.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
“Lender Counterparty” means the Agent, each Lender, and each of their respective Affiliates counterparty to an agreement governing Bank Products or Cash Management Services (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into such agreement governing Bank Products or Cash Management Services, ceases to be a Lender).
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Agent.
“Letter of Credit” means each Standby Letter of Credit and each Commercial Letter of Credit issued hereunder.
“Letter of Credit Application” means an application for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Disbursement” means a payment made by the L/C Issuer pursuant to a Letter of Credit.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(l).
“Letter of Credit Indemnified Costs” has the meaning specified in Section 2.03(f).
“Letter of Credit Related Person” has the meaning specified in Section 2.03(f).
“Letter of Credit Sublimit” means an amount equal to $50,000,000. As of the Closing Date, (i) Wells Fargo has agreed to issue up to an amount equal to $30,000,000, (ii) Citizens Business Capital has agreed to issue up to an amount equal to $10,000,000, and (iii) JPMorgan Chase Bank, N.A. has agreed to issue up to an amount equal to $10,000,000, in each case, in Letters of Credit under the Letter of Credit Sublimit; provided that (x) subject in any event to the Letter of Credit Sublimit, any L/C Issuer may agree with the Lead Borrower to increase its individual allocation of such sublimit (which, automatically upon such agreement and increase, will cause an equal and ratable decrease in each other L/C Issuer’s allocation such that the Letter of Credit Sublimit remains unchanged) and (y) the Letter of Credit Sublimit may be increased from time to time upon agreement between the Agent and the Lead Borrower, so long as any such increase has been appropriately committed to by a Lender (that is or shall be a L/C Issuer), on terms and conditions satisfactory to the Agent. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments. A permanent reduction of the Aggregate

Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Aggregate Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Lead Borrower’s option, less than) the Aggregate Commitments.
“LIBOR Borrowing” means a Borrowing comprised of LIBOR Rate Loans.
“LIBOR Rate” means for any Interest Period with respect to a LIBOR Rate Loan, the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as the Agent may designate from time to time) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with this Agreement (and, if any such published rate is below zero, then the LIBOR Rate shall be deemed to be zero). Each determination of the LIBOR Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.
“LIBOR Rate Loan” means a Committed Loan that bears interest at a rate based on the LIBOR Rate.
“LIBOR Rate Loan Notice” means a notice for a LIBOR Borrowing or continuation pursuant to Section 2.02(b), which shall be substantially in the form of Exhibit A.
“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease , non-finance lease or an agreement to sell be deemed to constitute a Lien, and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Liquidation” means the exercise by the Agent of those rights and remedies accorded to the Agent under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Agent, of any public, private or “going out of business”, “store closing”, or other similarly themed sale or other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.
“Liquidity” means the sum of (a) Availability plus (b) Unrestricted Cash of the Loan Parties and Unrestricted Cash of Subsidiaries of the Loan Parties that is available to be distributed to the Loan Parties.

“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Committed Loan or a Swing Line Loan.
“Loan Account” has the meaning specified in Section 2.11(a).
“Loan Cap” means, at any time of determination, the lesser of (a) the Aggregate Commitments or (b) the Borrowing Base.
“Loan Documents” means this Agreement, each Note, each Issuer Document, the Engagement Letter, all Borrowing Base Certificates, the Blocked Account Agreements, Credit Card Notifications, the Security Documents, the Facility Guaranty, the Intercreditor Agreement, the Confirmation and Ratification to Ancillary Loan Documents (the “Confirmation Agreement”), and any other instrument or agreement now or hereafter executed and delivered in connection herewith (excluding any agreement entered into or in connection with any transaction arising out of any Cash Management Services and Bank Products), each as amended and in effect from time to time.
“Loan Parties” means, collectively, the Borrowers and each Guarantor.
“London Business Day” means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.
“Margin Stock” is as defined in Regulation U of the FRB as in effect from time to time.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the results of operations, business, properties, liabilities (actual or contingent), or financial condition of the Loan Parties, taken as a whole (other than as a direct result of the COVID-19 pandemic during the period from the Closing Date through January 29, 2022 (provided that this exception shall not apply to the extent that it is materially disproportionately adverse to the Loan Parties taken as a whole, as compared to other companies in the same industry that the Loan Parties operate); (b) a material impairment of the rights and remedies of the Agent under any Loan Document, or of the ability of the Loan Parties to perform their respective obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties of any Loan Document. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.
“Material Contract” means, with respect to any Person, each contract to which such Person is a party material to the financial condition, operations or properties of such Person, the termination of which would reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the Loan Parties have no Material Contracts.
“Material Indebtedness” means the Notes Facility and other Indebtedness (other than the Obligations) of the Loan Parties in an amount exceeding $25,000,000. For purposes of determining the amount of Material Indebtedness at any time, the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof.
“Maturity Date” means April 29, 2026.
“Maximum Rate” has the meaning specified in Section 10.09.
“Measurement Period” means, at any date of determination, the most recently completed twelve months.
“MIRE Event” means (a) a Commitment Increase, (b) any other increase in the amount of any Lender’s Commitment or (c) a renewal or extension of the Maturity Date.
“MNPI” means, with respect to any Person, material non-public information (within the meaning of the United States Federal securities Laws and applicable state securities Laws) with respect to such Person.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgages” means the collective reference to each mortgage, deed of trust or other real property security document, encumbering any Real Estate hereafter owned by any Loan Party, in each case, in form and substance reasonably satisfactory to the Agent and executed by such Loan Party in favor of the Agent, for the ratable benefit of the secured parties referred to therein, as any such document may be amended, restated, supplemented or otherwise modified from time to time.
“Mortgage Policy” has the meaning specified in the definition of Real Estate Eligibility Requirements.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Lead Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Proceeds” means, with respect to any Disposition by any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) net of (ii) the sum of (A) amounts required to be applied to the repayment of principal, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents) and (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, relocation expenses, appraisals, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), brokerage, legal, title and recording or transfer Tax expenses and commissions) paid by any

Loan Party to third parties (other than Affiliates) and any amounts to be provided by such Loan Party as a reserve in accordance with GAAP against any liabilities associated with the Disposition and retained by the Loan Party after such sale or other disposition thereof or such event, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction).
“Net Unrestricted Foreign Cash” means the foreign unencumbered cash and cash equivalents of the Loan Parties and the foreign unencumbered cash and cash equivalents of Subsidiaries of the Loan Parties that is available to be distributed to the Loan Parties.
“Non-Consenting Lender” has the meaning specified in Section 10.01.
“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.
“Note” means a promissory note made by the Borrowers in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit C, as it may be amended, supplemented or modified from time to time.
“Notes Collateral Agent” means U.S. Bank National Association, in its capacity as trustee, registrar, paying agent and notes collateral agent under the Notes Facility, and any successor thereto.
“Notes Documents” means, collectively, that certain Indenture dated as of July 2, 2020 among the Lead Borrower, as the company, the Parent, the other Loan Parties party thereto, and the Notes Collateral Agent, the “Notes” issued thereunder and as defined therein, and all other documents, agreements and instruments executed and delivered in connection therewith, and any Permitted Refinancing thereof.
“Notes Facility” means the senior secured notes facility in the initial principal amount of $350,000,000 evidenced by the Notes Documents.
“NPL” means the National Priorities List under CERCLA.
“Obligations” means (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees, costs, expenses and indemnities are allowed claims in such proceeding, and (b) any Other Liabilities; provided that (i) the Obligations shall not include any Excluded Swap Obligations; (ii) Other Liabilities shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (iii) the termination of this Agreement and any release of Collateral or Guarantors permitted or required by this Agreement shall not require the consent of any holder of Other Liabilities in its capacity as such or any repayment of such Other Liabilities as a condition thereto. For the avoidance of doubt, any obligation under any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction shall not constitute Obligations.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its Obligations under, received payments under, received or perfected a Lien or security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any such Obligation or any Loan Document).
“Other Liabilities” means any obligation on account of (i) any Cash Management Services furnished to any of the Loan Parties or any direct or indirect subsidiary of the Parent and/or (ii) any transaction with the Agent, any Lender or any of their respective Affiliates, which arises out of any Bank Product entered into with any Loan Party or any direct or indirect subsidiary of the Parent and any such Person, as each may be amended from time to time.
“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies that arise from any payment made for or on account an Obligation under this Agreement or any other Loan Document, or from the execution, delivery, or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date.
“Overadvance” means a Credit Extension to the extent that, immediately after its having been made, Availability is less than zero.
“Parent” means Abercrombie & Fitch Co., a Delaware corporation.
“Participant” has the meaning specified in Section 10.06(d).
“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.
“Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that either (1) (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making of such payment, (b) the Borrowers have demonstrated to the reasonable satisfaction of the Agent that Availability, immediately following such specified transaction or payment and as projected on a pro-forma basis for the twelve (12) months following and after giving effect to such specified transaction or payment, will be equal to or greater than the greater of (i) 15.0% of the Loan Cap, and (ii) $50,000,000, and (c) after giving pro forma effect to such specified transaction or payment, the Consolidated Fixed Charge Coverage Ratio for the most recently completed Measurement Period is equal to or greater than 1.00:1.00, (2) (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making of such payment, and (b) the Borrowers have demonstrated to the reasonable satisfaction of the Agent that Availability, immediately following such specified transaction or payment and as projected on a pro-forma basis for the twelve (12) months following and after giving effect to such specified transaction or payment, will be equal to or greater than the greater of (i) 20% of the Loan Cap, and (ii) $60,000,000, or (3) (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making of such payment, and (b) the Borrowers have demonstrated to the reasonable satisfaction of the Agent that Availability, immediately following such specified transaction or payment, will be equal to or greater than the greater of (i) 35% of the Loan Cap, and (ii) $100,000,000. Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan Parties shall deliver to the Agent (i) an updated Borrowing Base Certificate giving effect to the payment or transaction and evidence of satisfaction of the conditions above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Agent.
“PBGC” means the Pension Benefit Guaranty Corporation.
“PCAOB” means the Public Company Accounting Oversight Board.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Lead Borrower or any ERISA Affiliate or to which the Lead Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Permitted Acquisition” means an Acquisition in which all of the following conditions are satisfied:
(a)    Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;
(b)    The Lead Borrower shall have furnished the Agent with fifteen (15) days’ prior written notice (or such shorter notice as the Agent may agree) of such intended Acquisition and, with respect to any such Acquisition in which clause (f) below applies, shall have furnished the Agent with a current draft of the acquisition documents (and final copies thereof as and when executed) and, if applicable, a copy of any due diligence (or summary thereof) undertaken by the Loan Parties in connection with such Acquisition;
(c)    If any Acquisition, the consideration for which is greater than $50,000,000, is of Equity Interests of a Person, and if proceeds of the Loans are used to pay all or a portion of the consideration for such Acquisition, the legal structure of the Acquisition shall be acceptable to the Agent in its reasonable discretion;
(d)    After giving effect to the Acquisition, if the Acquisition is an Acquisition of Equity Interests, a Loan Party shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired;
(e)    Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or Acquisition of Equity Interests, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower under this Agreement;
(f)    If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, or if the assets acquired in an acquisition will be transferred to a Subsidiary which is not then a Loan Party, such Subsidiary (unless such Subsidiary is a CFC, in which case such Subsidiary will not be required to be joined as a Borrower or Guarantor) shall have been joined as a “Borrower” hereunder or as a Guarantor, as the Agent shall determine, and the Agent shall have received a security interest in such Subsidiary’s Equity Interests, Inventory, Accounts and other property of the same nature as constitutes Collateral under the Security Documents, (subject only to Permitted Encumbrances having priority by operation of law); and

(g)    The Loan Parties shall have satisfied the Payment Conditions before and immediately after giving effect to such Acquisition.
“Permitted Bond Hedge Transaction” means any bond hedge, call or capped call option (or substantively equivalent derivative transaction) relating to the Parent’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Parent) purchased by the Parent or a Subsidiary thereof in connection with the issuance of any Permitted Convertible Indebtedness and settled in common stock of the Parent (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Parent’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Parent; provided that the purchase of any such Permitted Bond Hedge Transaction is made with, and the purchase price thereof less the proceeds received from the Parent from the sale of any substantially concurrently executed Permitted Warrant Transaction, does not exceed, the net proceeds received by the Parent or a Subsidiary thereof in connection with the issuance of any Permitted Convertible Indebtedness; provided, further, that the other terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the Parent in good faith).
“Permitted Convertible Indebtedness” means (a) unsecured Indebtedness of the Parent or a Subsidiary thereof that (i) as of the date of issuance thereof contains customary conversion or exchange rights and customary offer to repurchase rights for transactions of such type (in each case, as determined by the Parent in good faith) and (ii) is convertible into or exchangeable for shares of common stock of the Parent (or other securities or property following a merger event, reclassification or other change of the common stock of the Parent), cash or a combination thereof (such amount of cash determined by reference to the price of the Parent common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Parent and (b) any guarantee by the Lead Borrower or any Guarantor of Indebtedness of the Parent or a Subsidiary thereof described in clause (a).
“Permitted Discretion” means a determination made by the Agent in the exercise of its reasonable credit judgment, exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions in the retail industry.
“Permitted Disposition” means any of the following:
(a)    Dispositions of Inventory in the ordinary course of business;
(b)    bulk sales or other Dispositions of Inventory (i) in connection with Store closings as set forth on Schedule 7.05 hereto, (ii) otherwise not in the ordinary course of business in connection with Store closings, at arm’s length, provided, that such Store closures and related Inventory Dispositions under this clause (ii) shall not exceed (x) in any Fiscal Year of the Parent and its Subsidiaries, sixty (60) Stores (net of new Store openings), or such greater number of Stores as agreed by the Agent in its Permitted Discretion, and (y) in the aggregate from and after the Closing Date, one hundred and fifty (150) Stores in existence as of the Closing Date (net of new Store openings), or such greater number of Stores as agreed by the Agent in its Permitted

Discretion, or (iii) otherwise not in the ordinary course of business in connection with the closing of Stores located outside of the United States, at arm’s length, provided, that such Store closings under this clause (iii) are operated (and related Inventory Dispositions are made) by non-Loan Party Foreign Subsidiaries, provided, that all sales of Inventory in connection with Store closings shall be undertaken in accordance with past practices;
(c)    licenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business; provided, that no such licensing shall adversely affect in any material respect the fair value of any Eligible Inventory or the ability of the Agent to dispose of or otherwise realize upon any Eligible Inventory after an Event of Default;
(d)    licenses for the conduct of licensed departments in the ordinary course of business; provided that, with respect to the Loan Parties’ Stores and if requested by the Agent, the Agent shall have entered into an intercreditor agreement with the Person operating such licensed department on terms and conditions reasonably satisfactory to the Agent;
(e)    (i) Dispositions of Equipment in the ordinary course of business that is worn, damaged, obsolete or, in the judgment of a Loan Party or any of its Subsidiaries, no longer useful, used, useable or necessary in its business or that of any Subsidiary and is not replaced with similar property having at least equivalent value and (ii) other Dispositions of Equipment having a fair market value not to exceed $10,000,000 in the aggregate in any Fiscal Year;
(f)    sales, transfers and Dispositions among the Loan Parties or by any Subsidiary to a Loan Party;
(g)    sales, transfers and Dispositions (i) by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party or (ii) by any Loan Party to a Subsidiary that is not a Loan Party that constitute a Permitted Investment;
(h)    as long as (i) no Default or Event of Default then exists or would arise therefrom and (ii) no Overadvance would exist or would result therefrom, sales of Real Estate of any Loan Party (or sales of any Person or Persons created to hold such Real Estate or the Equity Interests in such Person or Persons), including sale-leaseback transactions involving any such Real Estate pursuant to leases on market terms, as long as, (A) with respect to any Eligible Real Estate, the (x) Net Proceeds received in cash are in an amount not less than 60% of the Appraised Value of Eligible Real Estate and (y) such Eligible Real Estate shall be removed from the Borrowing Base and the Lead Borrower shall deliver an updated Borrowing Base Certificate giving pro forma effect thereto, (B) the proceeds of such sale are utilized to repay the Obligations, and (C) in the case of any sale-leaseback transaction permitted hereunder, the Agent shall have received from each such purchaser or transferee a Collateral Access Agreement on terms and conditions reasonably satisfactory to the Agent;

(i)    any grant of any non-exclusive license or sublicense of patents, trademarks, know-how or any other Intellectual Property in the ordinary course of business and consistent with past practice;
(j)    any Disposition of cash equivalents, stocks, bonds, mutual funds, notes, debentures or other securities in the ordinary course of business;
(k)    any Disposition of the Equity Interests of any joint venture to the extent required by the terms of customary buy-sell type arrangements entered into in connection with the formation of such joint venture;
(l)    any Disposition of Equity Interests in an Unrestricted Subsidiary;
(m)    the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(n)    any surrender, expiration or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind; and
(o)    other Dispositions of assets (other than of the type included in the Borrowing Base) of Parent and its Subsidiaries not otherwise subject to the provisions set forth in this definition, provided, that, at the time of any such Disposition, the Payment Conditions are satisfied;
provided if any such Disposition in respect of Intellectual Property (or the Equity Interests of any Subsidiary that owns Intellectual Property) would be reasonably likely to adversely affect in any material respect the ability of the Agent to dispose of or otherwise realize upon the Collateral after an Event of Default, the purchaser, assignee or other transferee thereof shall agree in writing to be bound by a non-exclusive royalty-free worldwide license of such Intellectual Property in favor of the Agent for use in connection with the exercise of the rights and remedies of the Credit Parties, which license shall be in form and substance reasonably satisfactory to the Agent; provided, however, that the foregoing shall not apply to any sale, transfer or Disposition (i) made in accordance with any of clauses (c), (d), (f), (g)(i), (i) or (k) of this definition or (ii) otherwise approved by the Agent in writing.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;

(d)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e)    Liens in respect of judgments that do not constitute an Event of Default hereunder;
(f)    easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the current use of the real property;
(g)    Liens existing on the Closing Date and listed on Schedule 7.01 and any Permitted Refinancings thereof;
(h)    Liens on fixed or capital assets acquired by any Loan Party which are permitted under clause (c) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within one hundred and eighty (180) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of such fixed or capital assets and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;
(i)    Liens in favor of the Agent;
(j)    statutory Liens of landlords and lessors in respect of rent not past due more than 15 days unless being contested in good faith pursuant to the provisions of Section 6.04 hereof, and customary restrictions on subletting and assignments thereof;
(k)    possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Closing Date and Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;
(l)    Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;
(m)    Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;

(n)    voluntary Liens on property (other than property of the type included in the Borrowing Base) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary;
(o)    Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods solely to the extent the following conditions are satisfied: (A) such Liens secure obligations that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;
(p)    so long as the same is subject to the Intercreditor Agreement or an intercreditor agreement in form and substance reasonably satisfactory to the Agent, Liens on Collateral securing Indebtedness incurred pursuant to clause (l) of the definition of Permitted Indebtedness;
(q)    Liens on assets of Foreign Subsidiaries arising by operation of law (or created as a matter of mandatory law) or pursuant to customary business practice and that do not materially affect the value of such assets;
(r)    Liens on cash, cash equivalents, deposits and similar items customary to an applicable jurisdiction and incurred in connection with Foreign Bank Guarantees permitted by clause (n) of the definition of Permitted Indebtedness;
(s)    Liens granted by a Foreign Subsidiary on assets securing Indebtedness permitted by clause (o) of the definition of Permitted Indebtedness, except to the extent that a Foreign Sub-Facility is then in effect under this Agreement with respect to a Foreign Subsidiary, in which case such Foreign Subsidiary may only grant Liens to secure its Obligations under the Loan Documents;
(t)    posted margin by Foreign Subsidiaries to the extent required by applicable governmental regulations or clearinghouse requirements to be used to secure Swap Contracts;
(u)    additional non-consensual Liens not otherwise permitted by this definition in an aggregate amount not to exceed $5,000,000 outstanding at any time;
(v)    leases and subleases of real property (other than Eligible Real Estate included in the Borrowing Base unless approved in writing by the Agent) which do not materially interfere with the ordinary conduct of business of a Loan Party;
(w)    Liens in favor of any Loan Party;

(x)    Pledges and deposits and other Liens made in the ordinary course of business to secure liability to insurance carriers;
(y)    Liens on the Equity Interests of Unrestricted Subsidiaries;
(z)    any encumbrance or restriction (including put and call arrangements) with respect to any Equity Interest of any joint venture or similar arrangement securing obligations of such joint venture or pursuant to any joint venture or similar agreement;
(aa)    rights of setoff or similar rights and remedies of Credit Card Issuers or Credit Card Processors pursuant to agreements therewith;
(bb)     Liens disclosed by the title insurance policies delivered pursuant to this Agreement and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted under this Agreement;
(cc)    Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Parent or any Restricted Subsidiary in the ordinary course of business;
(dd)    in the case of real property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;
(ee)    agreements to subordinate any interest of the Parent or any Restricted Subsidiary in any accounts receivable or other prices arising from inventory consigned by the Parent or any such Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business; and
(ff)    Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums.
“Permitted Indebtedness” means each of the following:
(a)    Indebtedness outstanding on the Closing Date and, in the case of any such Indebtedness in a principal amount in excess of $1,000,000, listed on Schedule 7.03 and any Permitted Refinancing of the foregoing;
(b)    Indebtedness (i) resulting from any loan, advance or guarantee by a Loan Party to or in favor of another Loan Party, (ii) resulting from any loan or advance by a Subsidiary that is not a Loan Party to a Loan Party, (iii) resulting from any loan or advance by any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party, (iv) resulting from any loan, advance or guarantee by any Loan Party to or in favor of any Subsidiary that is not a Loan Party; provided that any such loan, advance or guarantee made pursuant to this clause (iv) is permitted by clause (l) of the definition of Permitted Investments and (v) consisting of Guarantees by the Parent of

Indebtedness of Foreign Subsidiaries permitted hereunder (including, without limitation, obligations under Swap Contracts and credit card and related obligations);
(c)    purchase money Indebtedness of any Loan Party to finance the acquisition of any personal property (other than Inventory, it being understood that properly perfected consignment arrangements shall not be deemed violative of this clause) consisting solely of fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancings thereof, provided, however, that if reasonably requested by the Agent, the Loan Parties shall use commercially reasonable efforts to cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Agent;
(d)    obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract entered into in the ordinary course of business and for bona fide business (and not speculative purposes) purposes of (i) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding, (ii) fixing or hedging currency exchange rate risk with respect to any currency exchanges or (iii) of fixing or hedging commodity price risk with respect to any commodity purchases or sales;
(e)    [reserved];
(f)    contingent liabilities under performance, bid, appeal and surety bonds, completion guaranties or other similar instruments incurred in the ordinary course of business or consistent with past practice or industry practice;
(g)    as long as (i) no Default or Event of Default then exists or would arise therefrom and (ii) no Overadvance would exist or would result therefrom, Indebtedness incurred for the construction or acquisition or improvement of, or to finance or to refinance, any Real Estate owned by any Loan Party (including therein any Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder and any Synthetic Lease Obligations), provided that, (A) with respect to any Eligible Real Estate, (x) the Net Proceeds received in cash are in an amount not less than 60% of the Appraised Value of Eligible Real Estate and (y) such Eligible Real Estate shall be removed from the Borrowing Base and the Lead Borrower shall deliver an updated Borrowing Base Certificate giving pro forma effect thereto, (B) all Net Proceeds received in connection with any such Indebtedness are applied to the Obligations, and (C) the Loan Parties shall cause the holders of such Indebtedness and the lessors under any sale-leaseback transaction to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Agent;
(h)    Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided that such Indebtedness is subordinated to the Obligations on terms reasonably acceptable to the Agent;

(i)    so long as no Default or Event of Default shall have occurred and be continuing or would arise therefrom, liabilities or obligations of any Borrower to any other Borrower or to any Affiliate of any Borrower, and any liability or obligation of any Affiliate of any Borrower to any Borrower or to any other Affiliate of any Borrower, to reimburse or share the costs of any services or third party expenses in accordance with the terms of any intercompany cost sharing agreement or arrangement, in an amount not to exceed $35,000,000 in any Fiscal Year; provided that, if the amount of Indebtedness incurred under this clause (i) does not equal $35,000,000 in any Fiscal Year, fifty (50%) of the difference between $35,000,000 and the actual amount incurred in such Fiscal Year may be carried over to and incurred in the next Fiscal Year (but not in any subsequent Fiscal Year);
(j)    Indebtedness of any Person that becomes a Subsidiary after the Closing Date, which Indebtedness is existing at the time such Person becomes a Subsidiary (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary);
(k)    the Obligations;
(l)    (i) Indebtedness in respect of the Notes Facility in an aggregate principal amount at any time outstanding not to exceed the sum of (A) $350,000,000, and (ii) any Permitted Refinancing of any Indebtedness permitted under clause (i); provided that the Indebtedness described in this clause (l) shall at all times thereof shall be subject to the Intercreditor Agreement or an intercreditor agreement in form and substance reasonably satisfactory to the Agent and duly executed by the Notes Collateral Agent;
(m)    to the extent ever determined to constitute Indebtedness, unsecured Indebtedness consisting of supply chain finance services, including, without limitation, trade payable services and supplier accounts receivable purchases;
(n)    Indebtedness of Foreign Subsidiaries incurred in connection with Foreign Bank Guarantees; provided that such Indebtedness does not exceed $50,000,000 at any time outstanding;
(o)    Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $100,000,000 at any time outstanding, such amount to be reduced by the amount of any Foreign Sub-Facility in effect under this Agreement from time to time;
(p)    unsecured Indebtedness, if any, owed to landlords and constituting store lease buyout payments or other related payments related to store closures contemplated by this Agreement in an amount not to exceed $75,000,000 in the aggregate as evidenced by promissory notes or other agreements, the form of which are in form and substance reasonably satisfactory to the Agent (whose approval shall not be unreasonably withheld or delayed);

(q)    Unsecured Indebtedness not otherwise specifically described herein with a maturity date and an average life to maturity that is at least six (6) months following the Maturity Date, that does not require amortization or prepayments prior to the Maturity Date;
(r)    Indebtedness constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental law or permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;
(s)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;
(t)    Indebtedness of the Parent or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(u)    Indebtedness consisting of Indebtedness of the Parent or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Parent or any direct or indirect parent of the Parent, in each case to the extent permitted under Section 7.06;
(v)    Indebtedness in respect of obligations of the Parent or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Swap Obligation; and
(w)    Indebtedness of the Parent that is equity-linked and not guaranteed by any Subsidiary of the Parent in an amount not to exceed $150,000,000 at any time outstanding.
“Permitted Investments” means each of the following as long as no Default or Event of Default exists or would arise from the making of such Investment:
(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (including, without limitation, the Government National Mortgage Association, the

Federal Home Loan Bank, the Federal Farm Credit Bank, the Federal National Mortgage Association, and the Student Loan Marketing Association) having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(b)    commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 360 days from the date of acquisition thereof;
(c)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 360 days from the date of acquisition thereof;
(d)    corporate debt instruments (including Rule 144A debt securities) which are denominated and payable in U.S. dollars and are issued by companies which carry a rating of A1/A+ or better, or in the case of commercial paper are rated A2/P2 or better;
(e)    asset-backed securities of auto and credit card receivables issuers carrying an S&P rating of AAA or better;
(f)    auction preferred stock and auction rate certificates that, (i) at the date of purchase are (or were at the date of purchase) rated at least AA by S&P (or the equivalent) and (ii) at the date of purchase have (or had at the date of purchase) not more than 180 days until the next auction;
(g)    short-term tax exempt debt obligations of any Governmental Authority consisting of municipal notes, commercial paper, auction rate notes and floating rate notes rated A1/P1 by S&P and Moody’s, municipal notes rated SP1/MIG-1 or better and bonds rated AA or better;
(h)    in the case of any Foreign Subsidiary, obligations and securities of any foreign Governmental Authority or financial institution meeting substantially similar criteria as set forth above;
(i)    Fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;
(j)    Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that are rated at least AA/Aa by S&P and Moody’s;
(k)    Investments existing on the Closing Date, and set forth on Schedule 7.02, and any replacement, renewal, reinvestment or extension thereof, but not any increase in the amount thereof;
(l)    (i)    Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the Closing Date (and any replacement, renewal, reinvestment or extension thereof, but not any increase in the amount thereof), (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties (other than the Parent), (iii) additional Investments by Subsidiaries of the Loan Parties that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) so long as the Payment Conditions are satisfied at the time of such Investment, additional Investments by the Loan Parties in Subsidiaries that are not Loan Parties;
(m)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(n)    Guarantees constituting Permitted Indebtedness;
(o)    Investments by any Loan Party in Swap Contracts entered into in the ordinary course of business and for bona fide business (and not speculative purposes) purposes of (i) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding; (ii) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (iii) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;
(p)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(q)    advances to officers, directors and employees of the Loan Parties and Subsidiaries in the ordinary course of business in an aggregate amount not to exceed $10,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(r)    Investments (i) constituting Permitted Acquisitions or (ii) acquired as a result of a Permitted Acquisition to the extent that such Investments were not made in contemplation of such Permitted Acquisition and were in existence on the date of such Permitted Acquisition;
(s)    Capital contributions made by any Loan Party to another Loan Party;
(t)    Investments made pursuant to the Investment Policy;
(u)    Investments the sole payment for which is Equity Interests of the Parent that are otherwise permitted to be issued under the terms hereof and do not constitute Indebtedness;
(v)    Investments by the Parent or any of its Subsidiaries in the form of Equity Interests received as consideration for the sale of assets pursuant to a Permitted Disposition otherwise permitted by this Agreement;
(w)    any indemnity, purchase price adjustment, earnout or similar obligation payable to the Parent or any of its Subsidiaries arising pursuant to a Permitted Acquisition or a Permitted Disposition to the extent permitted by this Agreement; and
(x)    Investments consisting of purchases of non-exclusive licenses or leases of Intellectual Property in the ordinary course of business and consistent with past practice;
(y)    other Investments not otherwise subject to the provisions set forth in this definition, provided, that, at the time any such Investment is made, the Payment Conditions are satisfied;
(z)    any Investments in securities or other assets not constituting cash equivalents and received in connection with a Permitted Disposition;
(aa)    Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers;
(bb)    advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Lead Borrower or other Restricted Subsidiaries;
(cc)    any Investment in connection with intercompany cash management arrangements or related activities in the ordinary course of business (i) between or among the Loan Parties, (ii) between or among Subsidiaries or joint ventures all of which are not Loan Parties, and (iii) between or among any Loan Party and any Subsidiaries or joint ventures that are not Loan Parties provided, that, at the time any such Investment under this subsection (iii) is made, the Payment Conditions are satisfied; and

(dd)    any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction;
provided, however, that notwithstanding the foregoing, (i) after the occurrence and during the continuance of a Cash Dominion Event, no such Investments specified in clauses (a) through (j) and clause (x) shall be made (provided that, for the avoidance of doubt, any existing Investments made under such clauses shall not be required to be unwound) unless (1) either (A) no Loans, or, if then required to be Cash Collateralized, Letters of Credit are then outstanding, or (B) the Investment is a temporary Investment pending expiration of an Interest Period for a LIBOR Rate Loan, the proceeds of which Investment will be applied to the Obligations after the expiration of such Interest Period, and (2) such Investments shall be pledged to the Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Agent, and (ii) with respect to an Investment in respect of Intellectual Property (or the Equity Interests of any Subsidiary that owns Intellectual Property) and which Investment would be reasonably likely to adversely affect in any material respect the ability of the Agent to dispose of or otherwise realize upon the Collateral after an Event of Default, such Investment shall not be permitted unless the purchaser, assignee or other transferee thereof agrees in writing to be bound by a non-exclusive royalty-free worldwide license of such Intellectual Property in favor of the Agent for use in connection with the exercise of the rights and remedies of the Credit Parties, which license shall be in form and substance reasonably satisfactory to the Agent; provided, however, that the foregoing clause (ii) shall not apply to any Investment (A) made in accordance with any of clauses (k), (l)(i), (ii) and (iii), (p), (r), (s) and (x) of this definition or (B) otherwise approved by the Agent in writing.
“Permitted Overadvance” means an Overadvance made by the Agent, in its discretion, which:
(a)    Is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties;
(b)    Is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation; or
(c)    Is made to pay any other amount chargeable to any Loan Party hereunder;
provided, however, that together with all other Permitted Overadvances then outstanding, such Permitted Overadvance shall not (i) exceed ten percent (10%) of the Borrowing Base at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Lenders otherwise agree;
provided further however, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations with respect to Letters of Credit or Section 2.04 regarding the Lenders’ obligations with respect to Swing Line Loans, or (ii) result in any claim or liability against the Agent (regardless of the amount of any Overadvance) for Unintentional Overadvances (and such Unintentional Overadvances shall not reduce the amount of Permitted Overadvances allowed hereunder), and further provided that in no event shall the

Agent make an Overadvance, if after giving effect thereto, the principal amount of the Total Outstandings would exceed the Aggregate Commitments (as in effect prior to any termination of the Commitments pursuant to Section 2.06 or Section 8.02 hereof).
“Permitted Refinancing” means, with respect to any Person, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus (i) unpaid accrued interest and premiums thereon and underwriting discounts, defeasance costs, fees, commissions and expenses, (ii) reasonable original issue discount and upfront fees plus other fees and expenses reasonably incurred, in connection with such Refinance, and (iii) an amount equal to any existing commitments unutilized under the debt being Refinanced), (b) maturity date and the Weighted Average Life To Maturity of such Permitted Refinancing is greater than or equal to the maturity date and the Weighted Average Life To Maturity of the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Credit Parties as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing shall have direct or indirect obligors who were not also obligors of the Indebtedness being Refinanced, or greater guarantees or security, than the Indebtedness being Refinanced, (e) such Permitted Refinancing shall be otherwise on terms not materially less favorable to the Credit Parties than those contained in the documentation governing the Indebtedness being Refinanced, including, without limitation, with respect to financial and other covenants and events of default, (f) the interest rate applicable to any such Permitted Refinancing shall not exceed the then applicable market interest rate, and (g) at the time thereof, no Default or Event of Default shall have occurred and be continuing.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Parent’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Parent) sold by the Parent substantially concurrently with any purchase by the Parent of a Permitted Bond Hedge Transaction and settled in common stock of the Parent (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Parent’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Parent; provided that the terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the Parent in good faith).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate, other than a Multiemployer Plan.

“Platform” has the meaning specified in Section 6.02.
“Portal” has the meaning specified in Section 2.02.
“Public Lender” has the meaning specified in Section 6.02.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 10.26.
“Qualified Cash” means cash or cash equivalents owned by a Loan Party, which are (a) available for use by a Loan Party, without condition or restriction (other than in favor of Agent and Notes Collateral Agent), (b) free and clear of any pledge or other Lien (other than in favor of Agent and Notes Collateral Agent and other than pursuant to clause (l) of the definition of Permitted Encumbrance), (c) subject to the first priority perfected security interest of Agent (other than Liens pursuant to clause (l) of the definition of Permitted Encumbrance), and (d) in an investment account or deposit account at Wells Fargo or an Affiliate of Wells Fargo specifically and solely used for purposes of holding such cash or cash equivalents and which account is subject to a Blocked Account Agreement.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Real Estate” means all Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.
“Real Estate Advance Rate” means as of the Closing Date, sixty (60%) percent, which percentage shall be reduced by one (1) percentage point on the first (1st) day of each Fiscal Quarter, commencing with the first Fiscal Quarter following the date in which the Eligible Real Estate is included in the Borrowing Base.
“Real Estate Eligibility Requirements” means collectively, each of the following:
(a)    The applicable Loan Party has executed and delivered to the Agent a Mortgage in form and substance acceptable to the Agent with respect to any Real Estate intended, by such Loan Party, to be included in Eligible Real Estate;
(b)    As to any particular property, the Loan Party is in compliance in all material respects with the representations, warranties and covenants set forth in the Mortgage relating to such Real Estate;

(c)    The Agent shall have received fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or marked-up title insurance commitments having the effect of a policy of title insurance) (the “Mortgage Policies”) in form and substance, with the endorsements reasonably required by the Agent (to the extent available at commercially reasonable rates) and in amounts reasonably acceptable to the Agent, issued, coinsured and reinsured (to the extent required by the Agent) by title insurers reasonably acceptable to the Agent, insuring the Mortgages to be valid first and subsisting Liens on the property or leasehold interests described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances having priority over the Lien of the Agent under applicable Law or otherwise reasonably acceptable to the Agent;
(d)    With respect to any Real Estate owned by a Borrower or any other Loan Party (excluding interests as lessee under a Lease) which is intended by such Borrower or such other Loan Party to be included in Eligible Real Estate, the Agent shall have received American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, certified to the Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Agent by a land surveyor duly registered and licensed in the states in which the property described in such surveys is located and reasonably acceptable to the Agent, showing all buildings and other improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Agent;
(e)    With respect to any Real Estate intended by any Borrower or other Loan Party to be included in Eligible Real Estate, the Agent shall have received a Phase I Environmental Site Assessment in accordance with ASTM Standard E1527-13, in form and substance reasonably satisfactory to the Agent, from an environmental consulting firm reasonably acceptable to the Agent, which report shall identify recognized environmental conditions and the Agent shall be satisfied with the nature and amount of any such matters. The Agent may, upon the receipt of a Phase I Environmental Site Assessment require the delivery of further environmental assessments or reports to the extent such further assessments or reports are recommended in the Phase I Environmental Site Assessment;
(f)    The applicable Loan Party shall have delivered to the Agent evidence of flood insurance naming the Agent as mortgagee as required by the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2012, and as amended and in effect, which shall be reasonably satisfactory in form and substance to the Agent; provided that the Agent shall not enter into any Mortgage in respect of any improved Real Estate that will constitute Collateral (whether or not such Real Estate will also constitute Eligible Real Estate) until the earlier to occur of (1) the date that occurs thirty (30) days after the Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such Real Estate: (i) a completed flood hazard determination from a third party vendor, (ii) if such Real Estate is located in a “special flood hazard area,” (A) a notification to the applicable Loan Party of that fact and (if applicable) notification to such Loan Party that flood insurance coverage is not available and (B) evidence of the receipt by such Loan Party of such notice, and (iii) if such notice is to be provided to such Loan Party and flood insurance is available in the community in which such Real Estate is located, evidence of required flood insurance and (2) the Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed); and
(g)    The applicable Loan Party shall have delivered such other information and documents as may be reasonably requested by the Agent, including, without limitation, such as may be necessary to comply with FIRREA.
“Realty Reserves” means such reserves as the Agent from time to time determines in the Agent’s Permitted Discretion as being appropriate to reflect the impediments to the Agent’s ability to realize upon any Eligible Real Estate or to reflect claims and liabilities that the Agent determines will need to be satisfied in connection with the realization upon any Eligible Real Estate. Without limiting the generality of the foregoing, Realty Reserves may include (but are not limited to) (i) Environmental Compliance Reserves, (ii) reserves for (A) municipal taxes and assessments, (B) repairs and (C) remediation of title defects, and (iii) reserves for Indebtedness secured by Liens having priority over the Lien of the Agent.
“Receivables Reserves” means such Reserves as may be established from time to time by the Agent in the Agent’s Permitted Discretion with respect to the determination of the collectability in the ordinary course of Eligible Trade Receivables and Eligible Gift Card Receivables, including, without limitation, on account of dilution.
“Recipient” means (a) the Agent and (b) any Lender, as applicable.
“Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the date of such setting, and (ii) if such Benchmark is not USD LIBOR, the time determined by the Agent in accordance with the Benchmark Replacement Conforming Changes.
“Register” has the meaning specified in Section 10.06(c).
“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Parent and its Subsidiaries as prescribed by the Securities Laws.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reports” has the meaning specified in Section 9.12(b).
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, an electronic notice via the Portal or LIBOR Rate Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and, if required by the L/C Issuer, a Standby Letter of Credit Agreement or Commercial Letter of Credit Agreement, as applicable, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, as of any date of determination, at least two Lenders holding more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, at least two Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).
“Reserves” means, without duplication, all Inventory Reserves, Availability Reserves, Realty Reserves and Receivables Reserves.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, chief operating officer, chief financial officer, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder, including, with respect to the Portal, any person authorized and authenticated through the Portal in accordance with the Agent’s procedures for such authentication. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person For the avoidance of doubt, the payment of interest or other amounts on (and including the settlement of any conversions of) any Permitted Convertible Indebtedness shall not constituted a Restricted Payment.
“Restricted Subsidiary” means any Subsidiary of the Parent which is not an Unrestricted Subsidiary.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country or territory sanctions program administered and enforced by OFAC.
“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC (“SDN”), OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.
“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority with jurisdiction over any Credit Party or any Loan Party or any of their respective Subsidiaries or Affiliates.
“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Securities Account” has the meaning given to such term in the UCC.
“Securities Account Control Agreement” means with respect to a Securities Account established by a Loan Party, an agreement, in form and substance satisfactory to the Agent, establishing “control,” as such term is defined in Section 8106 of the UCC, of such Securities Account by the Agent and whereby the Securities Intermediary maintaining such Securities Account agrees, upon notice received by such Securities Intermediary from the Agent, to comply only with the instructions originated by the Agent without the further consent of such Loan Party.

“Securities Intermediary” has the meaning given to such term in the UCC.
“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.
“Security Agreement” means the Security Agreement dated as of August 7, 2014 among the Loan Parties and the Agent, as the same now exists or may hereafter be amended, modified, supplemented, renewed, restated or replaced.
“Security Documents” means the Security Agreement, the Blocked Account Agreements, the Credit Card Notifications, the Mortgages, and each other security agreement or other instrument or document executed and delivered to the Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.
“Settlement Date” has the meaning specified in Section 2.14(a).
“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Parent and its Subsidiaries as of that date determined in accordance with GAAP.
“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Average” means, for any Interest Period, the rate of interest per annum determined by the Agent as the compounded average of SOFR over a rolling calendar day period of thirty (30) days, as such rate is published by the Federal Reserve Bank of New York (or a successor administrator of the SOFR Average) two (2) Business Days prior to the first day of such Interest Period.
“Solvent” and “Solvency” means, with respect to any Person as of any date of determination, that on such date (a) at fair valuation, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and (d) such Person has not incurred and has not incurred and does not intend to and does not believe that it will incur, debts beyond such Person’s ability to pay as such debts mature and (e) such Person is not engaged in a business or transaction and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified JV” has the meaning specified in Schedule 1.01(b).
“Spot Rate” for a currency means the rate determined by the Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Agent may obtain such spot rate from another financial institution designated by the Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
“Standard Letter of Credit Practice” means, for the L/C Issuer, any domestic or foreign Law or letter of credit practices applicable in the city in which the L/C Issuer issued the applicable Letter of Credit or, for its branch or correspondent, such Laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.
“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.
“Standby Letter of Credit Agreement” means the Standby Letter of Credit Agreement relating to the issuance of a Standby Letter of Credit in the form from time to time in use by the L/C Issuer.
“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.
“Store” means any retail store (which may include any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Sub-Facility Request” has the meaning specified in Section 2.16(a).
“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations pursuant to documentation in form and substance reasonably satisfactory to the Agent in its reasonable discretion.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” (other than in the definition of Unrestricted Subsidiary) shall refer to a Subsidiary or Subsidiaries of a Loan Party, but shall exclude Unrestricted Subsidiaries.
“Supported QFC” has the meaning specified in Section 10.26.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender Counterparty).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means Wells Fargo, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 (which amount shall increase proportionately in connection with any Commitment Increase pursuant to Section 2.15 hereof) and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Syndication Agent” means Citizens Bank, N.A.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Notice” means a notification by the Agent to the Lenders and the Lead Borrower of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means the determination by the Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.
“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article

VIII, or (iii) the termination of the Commitments in accordance with the provisions of Section 2.06(a) hereof.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Trading with the Enemy Act” has the meaning set forth in Section 5.25.
“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a LIBOR Rate Loan.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.
“UFCA” has the meaning specified in Section 10.20(d).
“UFTA” has the meaning specified in Section 10.20(d).
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unintentional Overadvance” means an Overadvance which, to the Agent’s knowledge, did not constitute an Overadvance when made but which has become an Overadvance resulting from changed circumstances beyond the control of the Credit Parties, including, without limitation, a reduction in the Appraised Value of property or assets included in the Borrowing Base, increase in Reserves or misrepresentation by the Loan Parties.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Cash” means the sum of (i) the Loan Parties’ and such Subsidiaries’ unrestricted domestic cash and cash equivalents plus (ii) the Net Unrestricted Foreign Cash multiplied by eighty percent (80%).
“Unrestricted Subsidiary” means (i) so long as no Default or Event of Default exists, a Subsidiary of a Loan Party designated by the Lead Borrower's board of directors as such, provided that no Subsidiary may be designated as an Unrestricted Subsidiary unless, in each case at the time of such designation, (a) it is a CFC or CFC Holdco, or (b)(i) it does not have any material liabilities, (ii) it is not engaged in any business or commercial activities (provided that the requirement in this clause (b)(ii) shall not apply to the Specified JV), (iii) it does not own any assets with a book value of more than $100,000 in the aggregate (provided that the requirement in this clause (b)(iii) shall not apply to the Specified JV), (iv) it is not obligated or liable, directly or indirectly, contingently or otherwise, in respect of any Indebtedness or other material obligations, and (v) none of its assets are included in the calculation of Borrowing Base immediately prior to such Subsidiary’s being designated as an Unrestricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary.
“USD LIBOR” means the London interbank offered rate for Dollars.
“U.S. Person” means a “United States Person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 10.26.
“Weekly Borrowing Base Delivery Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain Availability at least equal to the greater of (a) fifteen percent (15%) of the Loan Cap, or (b) $50,000,000. For purposes of this Agreement, the occurrence of a Weekly Borrowing Base Delivery Event shall be deemed continuing at the Agent’s option (i) so long as such Event of Default has not been waived, and/or (ii) if the Weekly Borrowing Base Delivery Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability has exceeded the greater of (a) fifteen percent (15%) of the Loan Cap, or (b) $50,000,000 for thirty (30) consecutive calendar days, in which case a Weekly Borrowing Base Delivery Event shall no longer be deemed to be continuing for purposes of this Agreement. The termination of a Weekly Borrowing Base Delivery Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Weekly Borrowing Base Delivery Event in the event that the conditions set forth in this definition again arise.

“Weighted Average Life To Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wells Fargo” means Wells Fargo Bank, National Association and its successors.
“Withholding Agent” means any Loan Party and the Agent.
“Work Room Inventory” means Inventory owned by any Loan Party located at a location that is not owned or leased by a Loan Party for purposes of processing, consolidating and/or packaging in the ordinary course of business.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. In furtherance of the foregoing, at the request of the Lead Borrower, the Lead Borrower, the Agent and the Lenders agree to negotiate in good faith any such amendment addressing the impact of changes in GAAP upon the covenants (financial or otherwise) at no cost to the Loan Parties other than the reimbursement of the Agent’s costs and expenses as contemplated by Section 10.04(a). Notwithstanding the foregoing, all financial covenants contained herein shall be calculated, without giving effect to any election under Accounting Standards Codification 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof (“ASC 825”), provided that to the extent any financial statements delivered hereunder are prepared giving effect to ASC 825, the Lead Borrower shall provide to the Agent a reconciliation of such financial statements without giving effect to ASC 825.
(c)    Conversion to IFRS. The Lead Borrower may notify the Agent at any time that it has elected to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean IFRS as in effect from time to time; provided that, to the extent that such election would affect any financial ratio set forth in this Agreement, (i) the Lead Borrower shall provide to the Agent financial statements and other documents reasonably requested by the Agent or any Lender setting forth a reconciliation with respect to such ratio or requirement made before and after giving effect to such election and (ii) if the Lead Borrower, the Agent or the Required Lenders shall so request, the Agent, the Required Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio to preserve the original intent thereof in light of such change.
1.04    Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06    Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.
1.07    Covenant Compliance.
For purposes of determining compliance under Article VII, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the most recent annual financial statements of the Parent and its Restricted Subsidiaries delivered pursuant to Section 6.01(a). Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.02 and 7.03, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.07 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

1.08    Divisions.
For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different United States jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.09    Rates. The interest rate on LIBOR Rate Loans and Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate) may be determined by reference to LIBOR, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for Dollars for: (a) 1-week and 2-month tenor settings will be December 31, 2021 and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on LIBOR Rate Loans or Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate). There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 3.03(b), such Section 3.03(b) provides a mechanism for determining an alternative rate of interest. The Agent will notify the Lead Borrower, pursuant to Section 3.03(b), of any change to the reference rate upon which the interest rate on LIBOR Rate Loans and Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate) is based. However, the Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR Rate”, the SOFR Average, Term SOFR, SOFR, any component definition thereof or rates referenced in the definition of any of the foregoing terms or with respect to any alternative, comparable or successor rate thereto, or replacement rate thereof (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.03(b), will be similar to, or produce the same value or economic equivalence of, the LIBOR Rate, the SOFR Average, Term SOFR, SOFR, or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Committed Loans; Reserves . (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the lesser of (x) the amount of such Lender’s Commitment, or (y) such Lender’s Applicable Percentage of the Borrowing Base; subject in each case to the following limitations:
(i)    after giving effect to any Committed Borrowing, the Total Outstandings shall not exceed the Loan Cap,
(ii)    after giving effect to any Committed Borrowing, the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment,
(iii)    The Outstanding Amount of all L/C Obligations shall not at any time exceed the Letter of Credit Sublimit
Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or LIBOR Rate Loans, as further provided herein.
(b)    The Reserves as of the Closing Date are set forth in the Borrowing Base Certificate delivered to the Agent in February 2021.
(c)    The Agent shall have the right, at any time and from time to time after the Closing Date in its Permitted Discretion to establish, modify or eliminate Reserves.
2.02    Borrowings, Conversions and Continuations of Committed Loans.
(a)    Committed Loans (other than Swing Line Loans) shall be either Base Rate Loans or LIBOR Rate Loans as the Lead Borrower may request subject to and in accordance with this Section 2.02. All Swing Line Loans shall be only Base Rate Loans. Subject to the other provisions of this Section 2.02, Committed Borrowings of more than one Type may be incurred at the same time.
(b)    Each request for a Committed Borrowing consisting of a Base Rate Loan shall be made by electronic request of the Lead Borrower through Agent’s Commercial Electronic Office Portal or through such other electronic portal provided by Agent (the “Portal”), which must be received by the Agent not later than 2:00 p.m. on the requested date of any

Borrowing of Base Rate Loans. The Borrowers hereby acknowledge and agree that any request made through the Portal shall be deemed made by a Responsible Officer of the Borrowers. Each request for a Committed Borrowing consisting of a LIBOR Rate Loan shall be made pursuant to the Lead Borrower’s submission of a LIBOR Rate Loan Notice, which must be received by the Agent not later than 11:00 a.m. three (3) Business Days prior to the requested date of any Borrowing or continuation of LIBOR Rate Loans. Each LIBOR Rate Loan Notice shall specify (i) the requested date of the Borrowing or continuation, as the case may be (which shall be a Business Day), (ii) the principal amount of LIBOR Rate Loans to be borrowed or continued (which shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof), and (iii) the duration of the Interest Period with respect thereto. If the Lead Borrower fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. On the requested date of any LIBOR Rate Loan, (i) in the event that Base Rate Loans are outstanding in an amount equal to or greater than the requested LIBOR Rate Loan, all or a portion of such Base Rate Loans shall be automatically converted to a LIBOR Rate Loan in the amount requested by the Lead Borrower, and (ii) if Base Rate Loans are not outstanding in an amount at least equal to the requested LIBOR Rate Loan, the Lead Borrower shall make an electronic request via the Portal for additional Base Rate Loans in such amount, when taken with the outstanding Base Rate Loans (which shall be converted automatically at such time), as is necessary to satisfy the requested LIBOR Rate Loan. If the Lead Borrower fails to make such additional request via the Portal as required pursuant to clause (ii) of the foregoing sentence, then the Borrowers shall be responsible for all amounts due pursuant to Section 3.05 hereof arising on account of such failure. If the Lead Borrower fails to give a timely notice with respect to any continuation of a LIBOR Rate Loan, then the applicable Committed Loans shall be converted to Base Rate Loans, effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loans. All requests for a Committed Borrowing which are not made by electronic request of the Lead Borrower through the Portal shall be subject to (and unless the Agent elects otherwise in the exercise of its sole discretion, such Committed Borrowing shall not be made until the completion of) the Agent’s authentication process (with results satisfactory to the Agent) prior to the funding of any such requested Committed Loan.
(c)    The Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Lead Borrower, the Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(b). In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Agent in immediately available funds at the Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Agent shall, absent extenuating circumstances beyond the control of the Agent, to make all funds so received available to the Borrowers in like funds by no later than 4:00 p.m. on the day of receipt by the Agent either by (i) crediting the account of the Lead Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Agent by the Lead Borrower.
(d)    The Agent, without the request of the Lead Borrower, may advance any interest, fee, service charge (including direct wire fees), and (unless a Cash Dominion Event has occurred and is continuing) upon prior notice to the Lead Borrower, Credit Party Expenses, or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document, as and when due and payable, and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby. The Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Agent shall not constitute a waiver of the Agent’s rights and the Borrowers’ obligations under Section 2.05(c). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(d) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.
(e)    Except as otherwise provided herein, a LIBOR Rate Loan may be continued or converted only on the last day of an Interest Period for such LIBOR Rate Loan. During the existence of a Default or an Event of Default, no Loans may be requested as, converted to or continued as LIBOR Rate Loans without the Consent of the Required Lenders.
(f)    The Agent shall promptly notify the Lead Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Agent shall notify the Lead Borrower and the Lenders of any change in Wells Fargo’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(g)    After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to LIBOR Rate Loans.
(h)    The Agent, the Lenders, the Swing Line Lender and the L/C Issuer shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result. The Agent may, in its discretion, make Permitted Overadvances without the consent of the Borrowers, the Lenders, the Swing Line Lender and the L/C Issuer and the Borrowers and each Lender and L/C Issuer shall be bound thereby. Any Permitted Overadvance may constitute a Swing Line Loan. A Permitted Overadvance is for the account of the Borrowers and shall constitute a Base Rate Loan and an Obligation and shall be repaid by the Borrowers in accordance with the provisions of Section 2.05(c). The making of any such Permitted Overadvance on any one occasion shall not obligate the Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations to purchase participations with respect to Letters of Credit or of Section 2.04 regarding the Lenders’ obligations to purchase participations with respect to Swing Line Loans. The Agent shall have no liability for, and no Loan Party or Credit Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Agent with respect to Unintentional Overadvances regardless of the amount of any such Overadvance(s).

2.03    Letters of Credit.
(a)    Subject to the terms and conditions of this Agreement, upon the request of the Lead Borrower made in accordance herewith, and prior to the Maturity Date, the L/C Issuer agrees to issue a requested Letter of Credit for the account of the Loan Parties or any subsidiary thereof. By submitting a request to the L/C Issuer for the issuance of a Letter of Credit, the Borrowers shall be deemed to have requested that the L/C Issuer issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be (i) irrevocable and be made in writing pursuant to a Letter of Credit Application by a Responsible Officer, (ii) delivered to the L/C Issuer and the Agent via telefacsimile or other electronic method of transmission reasonably acceptable to the L/C Issuer not later than 11:00 a.m. at least two Business Days (or such other date and time as the Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the requested date of issuance, amendment, renewal, or extension, and (iii) subject to the L/C Issuer’s authentication procedures with results satisfactory to the L/C Issuer. Each such request shall be in form and substance reasonably satisfactory to the L/C Issuer and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as the Agent or the L/C Issuer may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that the L/C Issuer generally requests for Letters of Credit in similar circumstances. The Agent’s records of the content of any such request will be conclusive.
(b)    The L/C Issuer shall have no obligation to issue a Letter of Credit if, after giving effect to the requested issuance, (i) the Total Outstandings would exceed Loan Cap, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans would exceed such Lender’s Commitment, (iii) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit, or (iv) the Outstanding Amount of the L/C Obligations with respect to Letters of Credit issues to such L/C Issuer would exceed the applicable Letter of Credit Sublimit with respect to such L/C Issuer.
(c)    In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, the L/C Issuer shall not be required to issue or arrange for such Letter of Credit to the extent (i) such Defaulting Lender’s participation with respect to such Letter of Credit may not be reallocated pursuant to Section 9.16(b), or (ii) the L/C Issuer has not otherwise entered into arrangements reasonably satisfactory to it and the Borrowers to eliminate the L/C Issuer’s risk with respect to the participation in such Letter of Credit of such Defaulting Lender, which arrangements may include the Borrowers cash collateralizing such Defaulting Lender’s participation with respect to such Letter of Credit in accordance with Section 9.16(b). Additionally, the L/C Issuer shall have no obligation to issue and/or extend a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit or request that the L/C Issuer refrain from the issuance of letters of credit generally or such Letter of Credit in particular, (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally, and (C) if the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the date of issuance of such Letter of Credit (or such later date as to which the Agent may agree) or all the Lenders have approved such expiry date.
(d)    Any L/C Issuer (other than Wells Fargo or any of its Affiliates) shall notify the Agent in writing no later than the Business Day immediately following the Business Day on which such L/C Issuer issued any Letter of Credit; provided, that (i) until the Agent advises the any such L/C Issuer that the provisions of Section 4.02 are not satisfied, or (ii) unless the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by the Agent and such L/C Issuer, such L/C Issuer shall only be required to notify the Agent on the first Business Day of each week by submitting to Agent a report detailing the daily undrawn amount of each Letter of Credit issued by such L/C Issuer during the prior calendar week. Each Letter of Credit shall be in form and substance reasonably acceptable to the L/C Issuer, including the requirement that the amounts payable thereunder must be payable in Dollars; provided that if the L/C Issuer, in its discretion, issues a Letter of Credit denominated in a currency other than Dollars, all reimbursements by the Borrowers of the honoring of any drawing under such Letter of Credit shall be paid in Dollars based on the Spot Rate. If the L/C Issuer makes a payment under a Letter of Credit, the Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Committed Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 4.02 hereof) and, initially, shall bear interest at the rate then applicable to Committed Loans that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be a Committed Loan hereunder, the Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to the L/C Issuer shall be automatically converted into an obligation to pay the resulting Committed Loan. Promptly following receipt by the Agent of any payment from the Borrowers pursuant to this paragraph, the Agent shall distribute such payment to the L/C Issuer or, to the extent that the Lenders have made payments pursuant to Section 2.03(e) to reimburse the L/C Issuer, then to such Lenders and the L/C Issuer as their interests may appear.
(e)    Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.03(d), each Lender agrees to fund its Applicable Percentage of any Committed Loan deemed made pursuant to Section 2.03(d) on the same terms and conditions as if the Borrowers had requested the amount thereof as a Committed Loan and the Agent shall promptly pay to the L/C Issuer the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of the L/C Issuer or the Lenders, the L/C Issuer shall be deemed to have granted to each Lender, and each Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by the L/C Issuer, in an amount equal to its Applicable Percentage of such Letter of Credit, and each such Lender agrees to pay to the Agent, for the account of the L/C Issuer, such Lender’s Applicable Percentage of any Letter of Credit Disbursement made by the L/C Issuer under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the L/C Issuer, such Lender’s Applicable Percentage of each Letter of Credit Disbursement made by the L/C Issuer and not reimbursed by Borrowers on the date due as provided in Section 2.03(d), or of any reimbursement payment that is required to be refunded (or that the Agent or the L/C Issuer elects, based upon the advice of counsel, to refund) to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to deliver to the Agent, for the account of the L/C Issuer, an amount equal to its respective Applicable Percentage of each Letter of Credit Disbursement pursuant to this Section 2.03(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of a Default or Event of Default or the failure to satisfy any condition set forth in Section 4.02 hereof. If any such Lender fails to make available to the Agent the amount of such Lender’s Applicable Percentage of a Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and the Agent (for the account of the L/C Issuer) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.
(f)    Each Borrower agrees to indemnify, defend and hold harmless each Credit Party (including the L/C Issuer and its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, including the L/C Issuer, a “Letter of Credit Related Person”) (to the fullest extent permitted by Law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Letter of Credit Related Person (other than Taxes, which shall be governed by Section 3.01) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of:
(i)    any Letter of Credit or any pre-advice of its issuance;
(ii)    any transfer, sale, delivery, surrender or endorsement of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Letter of Credit;
(iii)    any action or proceeding arising out of, or in connection with, any Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit;
(iv)    any independent undertakings issued by the beneficiary of any Letter of Credit;

(v)    any unauthorized instruction or request made to the L/C Issuer in connection with any Letter of Credit or requested Letter of Credit, or any error, omission, interruption or delay in such instruction or request, whether transmitted by electronic transmission, SWIFT, or any other telecommunication including communication through a correspondent;
(vi)    an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;
(vii)    any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document;
(viii)    the fraud, forgery or illegal action of parties other than the Letter of Credit Related Person;
(ix)    any prohibition on payment or delay in payment of any amount payable by the L/C Issuer to a beneficiary or transferee beneficiary of a Letter of Credit arising out of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions;
(x)    the L/C Issuer’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation; or
(xi)    the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person;
in each case, including that resulting from the Letter of Credit Related Person’s own negligence; provided, however, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (xiii) above to the extent that such Letter of Credit Indemnified Costs may be determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity. The Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.03(f). If and to the extent that the obligations of the Borrowers under this Section 2.03(f) are unenforceable for any reason, the Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable Law. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.
(g)    The liability of the L/C Issuer (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by the Borrowers that are caused directly by the L/C Issuer’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit. The L/C Issuer shall be deemed to have acted with due diligence and reasonable care if the L/C Issuer’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement. The Borrowers’ aggregate remedies against the L/C Issuer and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by the Borrowers to the L/C Issuer in respect of the honored presentation in connection with such Letter of Credit under Section 2.03(d), plus interest at the rate then applicable to Base Rate Loans hereunder. Any claim by the Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by the Borrowers as a result of the breach or alleged wrongful conduct complained of; and (y) the amount (if any) of the loss that would have been avoided had the Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing the L/C Issuer to effect a cure.
(h)    The Borrowers shall be responsible for the final text of the Letter of Credit as issued by the L/C Issuer, irrespective of any assistance the L/C Issuer may provide such as drafting or recommending text or by the L/C Issuer’s use or refusal to use text submitted by the Borrowers. The Borrowers understand that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by the L/C Issuer, and Borrowers hereby consent to such revisions and changes not materially different from the application executed in connection therewith. The Borrowers are solely responsible for the suitability of the Letter of Credit for the Borrowers’ purposes, and the L/C Issuer shall have no liability with respect to any affiliated or unaffiliated third party on whose account any such Letter of Credit may be issued. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, the L/C Issuer, in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if the Borrowers do not at any time want the then current expiration date of such Letter of Credit to be extended, the Borrowers will so notify the Agent and the L/C Issuer at least 15 calendar days before the L/C Issuer is required to notify the beneficiary of such Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Letter of Credit.
(i)    The Borrowers’ reimbursement and payment obligations under this Section 2.03 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:
(i)    any lack of validity or enforceability of any Letter of Credit, any Issuer Document, this Agreement or any Loan Document, or any term or provision therein or herein;
(ii)    payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit;

(iii)    the L/C Issuer or any of its branches or Affiliates being the beneficiary of any Letter of Credit;
(iv)    the L/C Issuer or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit;
(v)    the existence of any claim, set-off, defense or other right that the Parent or any of its Subsidiaries may have at any time against any beneficiary or transferee beneficiary, any assignee of proceeds, the L/C Issuer or any other Person;
(vi)    the L/C Issuer or any correspondent honoring a drawing upon receipt of an electronic presentation under a Letter of Credit requiring the same, regardless of whether the original Drawing Documents arrive at the L/C Issuer’s counters or are different from the electronic presentation;
(vii)    any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.03(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Borrower’s or any of its Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against the L/C Issuer, the beneficiary or any other Person; or
(viii)    the fact that any Default or Event of Default shall have occurred and be continuing;
provided, however, that subject to Section 2.03(g) above, the foregoing shall not release the L/C Issuer from such liability to the Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against the L/C Issuer following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of the Borrowers to the L/C Issuer arising under, or in connection with, this Section 2.03 or any Letter of Credit.
(j)    Without limiting any other provision of this Agreement, the L/C Issuer and each other Letter of Credit Related Person (if applicable) shall not be responsible to the Borrowers for, and the L/C Issuer’s rights and remedies against the Borrowers and the obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit shall not be impaired by:
(i)    honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;
(ii)    honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;

(iii)    acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;
(iv)    the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than the L/C Issuer’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);
(v)    acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that the L/C Issuer in good faith believes to have been given by a Person authorized to give such instruction or request;
(vi)    any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to the Borrowers;
(vii)    any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;
(viii)    assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;
(ix)    payment to any paying or negotiating bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;
(x)    acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where the L/C Issuer has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;
(xi)    honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by the L/C Issuer if subsequently the L/C Issuer or any court or other finder of fact determines such presentation should have been honored;
(xii)    dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or
(xiii)    honor of a presentation that is subsequently determined by the L/C Issuer to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

(k)    Upon the request of the Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Obligation that remains outstanding, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to 103% of the Outstanding Amount of all L/C Obligations (other than L/C Obligations with respect to Letters of Credit denominated in a currency other than Dollars, which L/C Obligations shall be Cash Collateralized in an amount equal to 115% of the Outstanding Amount of such L/C Obligations), pursuant to documentation in form and substance reasonably satisfactory to the Agent and the L/C Issuer (which documents are hereby Consented to by the Lenders). The Borrowers hereby grant to the Agent a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo except that Permitted Investments of the type listed in clauses (a) through (f) of the definition thereof may be made at the request of the Lead Borrower at the option and in the sole discretion of the Agent (and at the Borrowers’ risk and expense); interest or profits, if any, on such investments shall accumulate in such account. If at any time the Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations.
(l)    The Borrowers shall pay to the Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin times the daily Stated Amount under each such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each month commencing with the first such date to occur after the issuance of such Letter of Credit, and after the Letter of Credit Expiration Date, on demand, and (ii) computed on a monthly basis in arrears. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate as provided in Section 2.08(b) hereof.
(m)    In addition to the Letter of Credit Fees as set forth in Section 2.03(l) above, the Borrowers shall pay immediately upon demand to the Agent for the account of the L/C Issuer as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.02(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.03(m)): (i) a fronting fee which shall be imposed by the L/C Issuer upon the issuance of each Letter of Credit of .125% per annum of the face amount thereof, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all reasonable and documented out-of-pocket expenses incurred by, the L/C Issuer, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, renewals or cancellations).
(n)    Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued, (i) the rules of the ISP and the UCP shall apply to each Standby Letter of Credit, and (ii) the rules of the UCP shall apply to each Commercial Letter of Credit.
(o)    The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
(p)    In the event of a direct conflict between the provisions of this Section 2.03 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.03 shall control and govern.
(q)    With respect to any Letters of Credit that remain outstanding after repayment in full of all other Obligations and the termination of this Agreement, the provisions of this Section 2.03 shall continue in full force and effect so long as any such Letters of Credit remain outstanding and any amounts drawn thereunder remain unpaid (excluding, for the avoidance of doubt, obligations of any Lender under clauses (a), (d) and (e) of this Section 2.03).
2.04    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender may, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, make loans (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed Loan Cap, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender at such time, plus such

Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Commitment, and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at the rate applicable to Base Rate Loans. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan. The Swing Line Lender shall have all of the benefits and immunities (A) provided to the Agent in Article IX with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made by it or proposed to be made by it as if the term “Agent” as used in Article IX included the Swing Line Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Swing Line Lender.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Lead Borrower’s irrevocable notice to the Swing Line Lender and the Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Agent (by telephone or in writing) that the Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Agent at the request of the Required Lenders prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers at its office by crediting the account of the Lead Borrower on the books of the Swing Line Lender in immediately available funds.
(c)    Refinancing of Swing Line Loans.
(i)    The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorize the Swing Line Lender to so request on their behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Swing Line Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Loan Cap and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Lead Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Swing Line Loan Notice available to the Agent in immediately available funds for the account of the Swing Line Lender at the Agent’s Office not later than 1:00 p.m. on the day specified by the Swing Line Lender, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Lender fails to make available to the Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d)    Repayment of Participations.
(i)    At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05    Prepayments.
(a)    The Borrowers may, upon irrevocable notice from the Lead Borrower to the Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of LIBOR Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBOR Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBOR Rate Loans, the Interest Period(s) of such Loans. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.
(b)    The Borrowers may, upon irrevocable notice from the Lead Borrower to the Swing Line Lender (with a copy to the Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(c)    If for any reason the Total Outstandings at any time exceed the Loan Cap as then in effect, the Borrowers shall immediately prepay Loans, Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the Loan Cap as then in effect.
(d)    After the occurrence and during the continuance of a Cash Dominion Event, the Borrowers shall prepay the Loans and Cash Collateralize the L/C Obligations with the proceeds and collections received by the Loan Parties to the extent so required under the provisions of Section 6.13 hereof.
(e)    Prepayments made pursuant to Section 2.05(c) and (d) above, first, shall be applied to the Swing Line Loans, second, shall be applied ratably to the outstanding Committed Loans, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, fourth, the amount remaining, if any, after the prepayment in full of all Swing Line Loans and Committed Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrowers for use in the ordinary course of business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.
2.06    Termination or Reduction of Commitments.
(a)    The Borrowers may, upon irrevocable notice from the Lead Borrower to the Agent, terminate the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit or from time to time permanently reduce in part the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Agent not later than 12:00 p.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of

Credit Sublimit, and (C) the Swing Line Sublimit if, after giving effect thereto, and to any concurrent payments hereunder, the Outstanding Amount of Swing Line Loans hereunder would exceed the Swing Line Sublimit. Notwithstanding the foregoing, the Lead Borrower may rescind or postpone any notice of termination of the Aggregate Commitments if such termination would have resulted from a refinancing of the credit facility established under the Loan Documents, which refinancing is not consummated or is otherwise delayed.
(b)    If, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit or Swing Line Sublimit shall be automatically reduced by the amount of such excess.
(c)    The Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Aggregate Commitments under this Section 2.06. Upon any reduction of the Aggregate Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees (including, without limitation, commitment fees and Letter of Credit Fees) and interest in respect of the Aggregate Commitments accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
(d)    In connection with any reduction in the Aggregate Commitments prior to the Maturity Date, if any Loan Party or any of its Subsidiaries owns any Margin Stock, the Borrowers shall deliver to the Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as the Agent shall reasonably request, in order to enable the Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the FRB
2.07    Repayment of Loans.
(a)    The Borrowers shall repay to the Lenders on the Termination Date the aggregate principal amount of Committed Loans outstanding on such date.
(b)    To the extent not previously paid, the Borrowers shall repay the outstanding balance of the Swing Line Loans on the Termination Date.
2.08    Interest.
(a)    Subject to the provisions of Section 2.08(b) below and Section 3.03(b), (i) each LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b)    If any Event of Default exists, then the Agent may, and upon the written request of the Required Lenders shall, notify the Lead Borrower in writing that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate and thereafter such Obligations shall bear interest at the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09    Fees. In addition to certain fees described in subsections (l) and (m) of Section 2.03:
(a)    Commitment Fee. The Borrowers shall pay to the Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee calculated on a per annum basis equal to the Commitment Fee Rate times the actual daily amount by which the Aggregate Commitments exceed the Total Outstandings. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first day after the end of each quarter, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears.
(b)    Other Fees. The Borrowers shall pay to the Agent for its own account fees in the amounts and at the times specified in the Engagement Letter, dated as of February 19, 2021, among, Lead Borrower, Parent and Wells Fargo (the “Engagement Letter”). Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Wells Fargo’s prime rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). Interest shall accrue on each outstanding Loan beginning, and including the day, such Loan is made and until (but not including) the day on which such Loan (or such portion thereof) is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Agent (the “Loan Account”) in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender. The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Agent, the Borrowers shall execute and deliver to such Lender (through the Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.
(b)    In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.
2.12    Payments Generally; Agent’s Clawback.
(a)    General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Agent, for the account of the respective Lenders to which such payment is owed, at the Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Subject to Section 2.14 hereof, the Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Agent after 2:00 p.m., at the option of the Agent, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i)    Funding by Lenders; Presumption by Agent. Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBOR Rate Loans (or in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Agent such Lender’s share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by

Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Agent, then the applicable Lender and the Borrowers severally agree to pay to the Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Committed Borrowing to the Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Agent.
(ii)    Payments by Borrowers; Presumptions by Agent. Unless the Agent shall have received notice from the Lead Borrower prior to the time at which any payment is due to the Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. With Respect to any payment that the Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrowers have not in fact made such payment; (2) the Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuer(s), as the case may be, severally agrees to repay to the Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
A notice of the Agent to any Lender or the Lead Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof (subject to the provisions of the last paragraph of Section 4.02 hereof), the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments hereunder are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment hereunder on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment hereunder.
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13    Sharing of Payments by Lenders. If any Credit Party shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Obligations greater than its pro rata share thereof as provided herein (including as in contravention of the priorities of payment set forth in Section 8.03), then the Credit Party receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations of the other Credit Parties, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Credit Parties ratably in accordance with the aggregate amount of principal of and accrued interest on their respective amounts owing them, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14    Settlement Amongst Lenders.
(a)    The amount of each Lender’s Applicable Percentage of outstanding Loans (including outstanding Swing Line Loans) shall be computed weekly (or more frequently in the Agent’s discretion) and shall be adjusted upward or downward based on all Loans (including Swing Line Loans) and repayments of Loans (including Swing Line Loans) received by the Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Agent.
(b)    The Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Committed Loans and Swing Line Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Agent shall transfer to each Lender its Applicable Percentage of repayments, and (ii) each Lender shall transfer to the Agent (as provided below) or the Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Committed Loans made by each Lender shall be equal to such Lender’s Applicable Percentage of all Committed Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Agent by the Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent. If and to the extent any Lender shall not have so made its transfer to the Agent, such Lender agrees to pay to the Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Agent in connection with the foregoing.
2.15    Increase in Commitments.
(a)    Request for Increase. Provided no Default or Event of Default then exists or would arise therefrom, upon notice to the Agent (which shall promptly notify the Lenders), the Lead Borrower may from time to time request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $100,000,000 (each such increase, a “Commitment Increase”); provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000 and (ii) the Lead Borrower may make a maximum of three such requests. At the time of sending such notice, the Lead Borrower (in consultation with the Agent) shall specify the time period within which each Lender is requested to respond to the Agent (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).
(b)    Lender Elections to Increase. Each Lender shall notify the Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)    Notification by Agent; Additional Lenders. The Agent shall notify the Lead Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), to the extent that the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Lead Borrower, the Agent, in consultation with the Lead Borrower, will use its reasonable efforts to arrange for other Eligible Assignees to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Aggregate Commitments requested by the Lead Borrower and not accepted by the existing Lenders (and the Lead Borrower may also invite additional Eligible Assignees to become Lenders) (each, an “Additional Commitment Lender”), provided, however, that without the consent of the Agent, at no time shall the Commitment of any Additional Commitment Lender be less than $5,000,000.
(d)    Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Agent, in consultation with the Lead Borrower, shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Agent shall promptly notify the Lead Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date and on the Increase Effective Date (i) the Aggregate Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, and (ii) Schedule 2.01 shall be deemed modified, without further action, to reflect the revised Commitments and Applicable Percentages of the Lenders.
(e)    Conditions to Effectiveness of Commitment Increase. As a condition precedent to such Commitment Increase, (i) the Lead Borrower shall deliver to the Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Commitment Increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such Commitment Increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (2) no Default or Event of Default exists or would arise therefrom, (ii) the Borrowers, the Agent, and any Additional Commitment Lender shall have executed and delivered a Joinder to the Loan Documents in such form as the Agent shall reasonably require; (iii) the Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders as the Lead Borrower and such Additional Commitment Lenders shall agree; (iv) the Borrowers shall have paid such arrangement fees to the Agent as the Lead Borrower and the Agent may agree; (v) if requested by the Agent, the Borrowers shall deliver to the Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Agent, from counsel to the Borrowers reasonably satisfactory to the Agent and dated such date; (vi) the Borrowers and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Agent may reasonably have requested; (vii) no Default or Event of Default exists and (viii) if any Loan Party or any of its Subsidiaries owns any Margin Stock, the Borrowers shall deliver to the Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as the Agent shall reasonably request, in order to enable the Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the FRB. The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.
(f)    MIRE Events. Notwithstanding any provision of this Section 2.15 to the contrary, each of the parties hereto acknowledges and agrees that, in the event that any improved Real Estate of the Loan Parties is subject to a Mortgage at the time of any proposed MIRE Event, such MIRE Event shall be subject to satisfaction of the requirements set forth in clause (f) of the definition of “Real Estate Eligibility Requirements”; provided that, in the event that any Lender has not completed flood diligence with respect to such Real Estate within the time period set forth in such clause (f), such MIRE Event may be provided by Lenders and Eligible Assignees other than such Lender.
(g)    Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.
2.16    Foreign Sub-Facility.
(a)    Request for Foreign Sub-Facility. The Lead Borrower may at any time and from time to time request that a sub-facility for one or more of the Subsidiaries of the Parent organized in Europe or Canada be established in an amount to be agreed by the Lead Borrower, the Agent and the Required Lenders (the “Foreign Sub-Facility”); provided that the Aggregate Commitments to the Lead Borrower and such European Subsidiaries or Canadian Subsidiaries shall not exceed $400,000,000 or such greater amount to which the Commitments are increased pursuant to Section 2.15 hereof, and provided further that the amount available to be borrowed under all Foreign Sub-Facilities in the aggregate shall not exceed the lesser of (i) 25% of the aggregate amount of the Borrowing Base and (ii) $100,000,000. In order to establish a Foreign Sub-Facility, the Lead Borrower shall provide a notice to the Agent (who shall provide a copy of such notice to each of the Lenders) (each, a “Sub-Facility Request”) setting forth the proposed terms of the Foreign Sub-Facility (which shall be determined in consultation with the Agent) which shall be identical to the terms set forth in this Agreement applicable to the Loan Parties, except that: (i) the credit extensions made to the European Subsidiaries or the Canadian Subsidiaries shall not exceed the lesser of the amount agreed by the Lead Borrower, the Agent and the Required Lenders or the European borrowing base or Canadian borrowing base (in each case, determined on the basis of eligibility criteria and advance rates no less favorable to the Lenders than those applicable to the Borrowing Base), (ii) any credit extensions made to or for the benefit of the European Subsidiaries or Canadian Subsidiaries shall reduce the amount of credit extensions available to the Borrowers by a like amount, (iii) the European Subsidiaries may obtain credit extensions in Dollars, Pounds Sterling or Euros, and the Canadian Subsidiaries may obtain credit extensions in Dollars and Canadian Dollars, and such credit extensions shall bear interest at such rates as may be customary (as determined by the Agent and the Required Lenders in their reasonable discretion) for credit extensions made in Dollars, Pounds Sterling, and Euros to a Person organized under the Laws of the applicable European jurisdiction or in Dollars and Canadian Dollars to a Person organized under the Laws of Canada, (iv) all existing Loan Parties shall guaranty all obligations of the European Subsidiaries or Canadian Subsidiaries and secure such guaranty by Liens as required under the Security Documents (provided that any such payments made on account of such guaranty or pursuant to the liquidation of such Collateral shall be applied first to the domestic Obligations before application to any obligations under such Foreign Sub-Facility), (v) each participating Lender shall obtain a risk participation in the credit extensions to the European Subsidiaries or Canadian Subsidiaries in an amount equal to its Applicable Percentage, (vi) the Commitments of each Lender shall not be required to be increased from those existing on the date of establishment of the Foreign Sub-Facility, (vii) each European Subsidiary or the Canadian Subsidiary, as applicable, shall be obligated only for credit extensions made under the applicable Foreign Sub-Facility (and not for credit extensions made to the Borrowers); (viii) fees payable to the Lenders (and to other Persons who would constitute an Eligible Assignee) becoming a lender under the Foreign Sub-Facility shall be as agreed by the Lead Borrower, the Agent and such Lender, and (ix) such other modifications as the Agent and the Required Lenders in their reasonable discretion deem customary for credit extensions under a Foreign Sub-Facility (provided that, for the avoidance of doubt, any modifications that would otherwise require the Consent of all Lenders pursuant to Section 10.01 hereof shall be subject to such Consent).
(b)    Response of Lenders. At the time of sending a Sub-Facility Request, the Lead Borrower (in consultation with the Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such Sub-Facility Request to the Lenders). Each Lender shall notify the Agent within such time period whether or not it agrees to participate in the Foreign Sub-Facility and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such Foreign Sub-Facility. Any Lender not responding within such time period shall be deemed to have declined to participate in such Foreign Sub-Facility. The Agent shall notify the Lead Borrower and each Lender of the Lenders’ responses to such Sub-Facility Request. To achieve the full amount of the Foreign Sub-Facility and subject to the approval of the Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), to the extent that the existing Lenders decline to participate in such Foreign Sub-Facility, or decline to provide such Foreign Sub-Facility in the amount requested by the Lead Borrower, the Agent, in consultation with the Lead Borrower, will use its reasonable efforts to arrange for other Additional Commitment Lenders to issue commitments in an amount equal to such Foreign Sub-Facility. In lieu of the foregoing, the Agent, subject to the terms of this Section 2.16, may establish such Foreign Sub-Facility as a swingline facility provided by the Agent and containing settlement provisions, if any, to be agreed between the Agent and the Lead Borrower.
(c)    Foreign Sub-Facility Amendment. The Foreign Sub-Facility shall be established pursuant to an amendment to, or amendment and restatement of, this Agreement among the Lead Borrower, the European Subsidiaries or the Canadian Subsidiaries, as applicable, the Agent (with the consent of the Required Lenders) and the Lenders participating in such Foreign Sub-Facility, which shall be consistent with the provisions set forth in Sections 2.16(a), above. The effectiveness of any such amendment shall be subject to (i) reasonably satisfactory due diligence review by the Agent and the Lenders participating in such Foreign Sub-Facility, (ii) approval of the Agent, and credit approval of the Lenders participating in such Foreign Sub-Facility, and (iii) receipt by the Agent of (x) legal opinions, board resolutions and officers’ certificates substantially consistent with those delivered on the Closing Date and (y) such amendments to the then existing Security Documents, and the execution of new Security Documents by the European Subsidiaries or the Canadian Subsidiaries, as applicable, as may be reasonably requested by the Agent to effectuate such Foreign Sub-Facility. The Agent shall promptly notify each Lender as to the effectiveness of such amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to such an amendment, without the consent of any other Lenders (except as set forth above), to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Foreign Sub-Facility (to the extent consistent with this Section 2.16) and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the Lead Borrower, to effect the provisions of this Section, and the Required Lenders hereby expressly authorize the Agent to enter into any such amendment.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY;
APPOINTMENT OF LEAD BORROWER
3.01    Taxes.
(a)    Defined Terms. For purposes of this Section 3.01, the term “applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment by the applicable Loan Party to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Recipient (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax under the Law of the jurisdiction in which the applicable Loan Party is resident for Tax purposes, or any treaty to which such jurisdiction is a party, shall deliver to the Lead Borrower and the Agent, at the time or times reasonably requested by the Lead Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Lead Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Lead Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Lead Borrower or the Agent as will enable the Lead Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing:
(A)    Any Lender that is a U.S. Person shall deliver to the Lead Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Agent), executed originals of a duly completed IRS Form W-9 (or any equivalent or successor form) certifying that such Lender is exempt from United States federal backup withholding Tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Lead Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of a duly completed IRS Form W-8BEN-E or W-8BEN, as applicable (or any equivalent or successor form) establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed originals of a duly completed IRS Form W-8BEN-E or W-8BEN, as applicable (or any equivalent or successor form), establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;
    (2)    executed originals of a duly completed IRS Form W-8ECI (or any equivalent or successor form);
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of a duly completed IRS Form W-8BEN-E or W-8BEN, as applicable (or any equivalent or successor form); or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or any equivalent or successor form), accompanied by executed originals of a duly completed IRS Form W-8ECI, IRS Form W-8BEN-E or W-8BEN, as applicable, or IRS Form W-9 (or any equivalent or successor forms), a certificate substantially in the form of Exhibit H-2 or Exhibit H-3, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Lead Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Lead Borrower or the Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Borrower and the Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Lead Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Lead Borrower or the Agent as may be necessary for the Lead Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update and execute such form or certification and provide executed originals to the Lead Borrower and the Agent or promptly notify the Lead Borrower and the Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.01(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrowers and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(j)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.02    Illegality . Subject to the provisions set forth in Section 3.03(b) below, if any Lender determines that any change in market conditions or any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Rate Loans, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Lead Borrower through the Agent, any obligation of such Lender to make or continue LIBOR Rate Loans or to convert Base Rate Loans to LIBOR Rate Loans shall be suspended until such Lender notifies the Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, convert all LIBOR Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03    Inability to Determine Rates; Benchmark Replacement Setting.
(a)    Inability to Determine Rates. Subject to the provisions set forth in Section 3.03(b) below, if the Required Lenders determine that for any reason in connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof that (i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBOR Rate Loan, (ii) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or (iii) the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended until the Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
(b)    Benchmark Replacement Setting.
(i)    (A)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section 3.03(b)) if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
    (B)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable

Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (B) shall not be effective unless the Agent has delivered to the Lenders and the Lead Borrower a Term SOFR Notice. For the avoidance of doubt, the Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.
(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. In the event that an amendment to this Agreement is entered into in connection with the implementation of a Benchmark Replacement, such amendment shall be at no cost to the Loan Parties other than the reimbursement of the Agent’s costs and expenses as contemplated by Section 10.04(a)
(iii)    Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Lead Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(b)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03(b).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Lead Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Lead Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans bearing interest based on the then-current Benchmark, which Loans are to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Lead Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(vi)    London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the IBA, the administrator of the London interbank offered rate, and the FCA, the regulatory supervisor of the IBA, made the Announcements that the final publication or representativeness date for (I) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (II) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Agent to notify any parties of such Benchmark Transition Event pursuant to clause (iii) of this Section 3.03(b) shall be deemed satisfied.
3.04    Increased Costs; Reserves on LIBOR Rate Loans.
(a)    Increased Costs Generally. If any (i) Change in Law, or (ii) compliance by any Lender or the L/C Issuer with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority (including Regulation D of the FRB), shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the L/C Issuer;
(ii)    subject any Lender or the L/C Issuer to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or
(iii)    impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loan hereunder.
(b)    Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Lead Borrower shall be conclusive absent manifest error; provided that such amount shall be consistent with return metrics applied in determining amounts that such Lender or L/C Issuer has required other similarly situated borrowers or obligors to pay with respect to such increased costs or reduced returns. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Reserves on LIBOR Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Lead Borrower shall have received at least 10 days’ prior notice (with a copy to the Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Lead Borrower; or
(c)    any assignment of a LIBOR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Lead Borrower pursuant to Section 10.13;
including any loss of anticipated profits on account of interest payments that would otherwise have been made with respect to such LIBOR Rate Loan and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the LIBOR Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded. Anything to the contrary contained herein notwithstanding, neither the Agent, nor any Lender, nor any of their Participants, is required to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues based on the LIBOR Rate.
A certificate of the Agent or a Lender delivered to the Lead Borrower setting forth the amount that the Agent or such Lender is entitled to receive pursuant to this Section 3.05 shall be conclusive absent manifest error. The Borrowers shall pay such amount to the Agent or such Lender, as the case may be, within 10 days after receipt thereof.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 10.13.
3.07    Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
3.08    Designation of Lead Borrower as Borrowers’ Agent.
(a)    Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Credit Extensions, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to each Credit Party on account of Credit Extensions so made as if made directly by the applicable Credit Party to such Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Lead Borrower and of any other Borrower. In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Lead Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.
(b)    Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers.
(c)    The Lead Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Credit Extension. Neither the Agent nor any other Credit Party shall have any obligation to see to the application of such proceeds therefrom.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    Conditions of Effectiveness of this Agreement and any Credit Extension. The effectiveness of this Agreement on the Closing Date and the obligation of the L/C Issuer and each Lender to make any Credit Extension hereunder on the Closing Date are subject to satisfaction of the following conditions precedent:
(a)    The Agent’s receipt of the following, each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals the provision of which is reasonable and customary) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party or the Lenders, as applicable, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Agent:
(i)    executed counterparts of this Agreement sufficient in number for distribution to the Agent, each Lender and the Lead Borrower;
(ii)    a Note executed by the Borrowers in favor of each Lender requesting a Note;
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party;
(iv)    copies of each Loan Party’s Organization Documents and such other documents and certifications as the Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect;
(v)    a satisfactory opinion of Vorys, Sater, Seymour & Pease LLP, counsel to the Loan Parties, addressed to the Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Agent may reasonably request;
(vi)    a certificate signed by a Responsible Officer of the Lead Borrower certifying (A) that the conditions specified in Sections 4.01(b), 4.02(a) and (b) have been satisfied on the Closing Date, (B) that there has been no event or circumstance since January 30, 2021 that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) to the Solvency of the Loan Parties taken as a whole as of the Closing Date after giving effect to the transactions contemplated hereby, and (D) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect;
(vii)    evidence that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Agent required under the Loan Documents have been obtained and are in effect;
(viii)     [reserved];
(ix)    the Security Documents and copies of certificates evidencing any stock being pledged thereunder (to the extent not delivered prior to the Closing Date), together with undated stock powers executed in blank (the originals of which shall be delivered to the Notes Collateral Agent promptly following the Closing Date), each duly executed by the applicable Loan Parties;
(x)    the Confirmation Agreement, dated as of the Closing Date duly executed by the Loan Parties;
(xi)    all other Loan Documents, each duly executed by the applicable Loan Parties;

(xii)    results of searches or other evidence reasonably satisfactory to the Agent (in each case dated as of a date reasonably satisfactory to the Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases, satisfactions and discharges of any mortgages, or subordination agreements satisfactory to the Agent are being tendered concurrently with such extension of credit or other arrangements satisfactory to the Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made;
(xiii)    all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Loan Documents and all such documents and instruments shall have been, or concurrently with the Closing Date are so filed, registered or recorded to the reasonable satisfaction of the Agent; and
(xiv)    such other assurances, certificates, documents, consents or opinions as the Agent reasonably may require.
(b)    On the Closing Date after giving effect to (i) the funding under the Loans and (ii) all Letters of Credit to be issued at, or immediately subsequent to the Closing Date, Availability shall be not less than $225,000,000. It is understood and agreed that for purposes of calculating Availability under this clause (b), the Borrowing Base shall be determined using the Borrowing Base Certificate delivered to the Agent in February 2021.
(c)    [reserved].
(d)    The Agent shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of the Loan Parties and that there has been no Material Adverse Effect since the date of the Audited Financial Statements.
(e)    The Agent shall have received and be satisfied with (i) detailed financial projections and business assumptions for the Parent and its Subsidiaries on (x) a quarterly basis for the remainder of the 2021 Fiscal Year and (y) on an annual basis, for the two Fiscal Years thereafter, including, in each case, a Consolidated income statement, balance sheet, statement of cash flow and Availability analysis, and (b) such other information (financial or otherwise) reasonably requested by the Agent.
(f)    The consummation of the transactions contemplated hereby shall not violate any applicable Law or any Organization Document.
(g)    All fees and expenses required to be paid to the Agent or the Arrangers hereunder on or before the Closing Date shall have been paid in full, and all fees and expenses required to be paid to the Lenders hereunder on or before the Closing Date shall have been paid in full.

(h)    The Borrowers shall have paid all fees, charges and disbursements of counsel to the Agent to the extent required to be paid hereunder and invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the Closing Date (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Agent).
(i)    The Agent and the Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act in each case, the results of which are reasonably satisfactory to the Agent.
(j)    The Loan Parties shall not have any Indebtedness for borrowed money outstanding as of the Closing Date other than (a) the Obligations, (b) the obligations under the Notes Facility and (c) Permitted Indebtedness.
Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have Consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be Consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a LIBOR Rate Loan Notice requesting only a continuation of LIBOR Rate Loans) and each L/C Issuer to issue each Letter of Credit is subject to the following conditions precedent:
(a)    The representations and warranties of each Loan Party contained in Article V or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects, and (iii) for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;
(b)    No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof;

(c)    The Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension or an updated Borrowing Base Certificate, as applicable, in accordance with the requirements hereof; and
(d)    No Overadvance shall result from such Credit Extension.
Each Request for Credit Extension (other than a LIBOR Rate Loan Notice requesting only a continuation of LIBOR Rate Loans) submitted by the Lead Borrower shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension. The conditions set forth in this Section 4.02 are for the sole benefit of the Credit Parties but until the Required Lenders otherwise direct the Agent to cease making Loans and issuing Letters of Credit, the Lenders will fund their Applicable Percentage of all Loans and participate in all Swing Line Loans and Letters of Credit whenever made or issued, which are requested by the Lead Borrower and which, notwithstanding the failure of the Loan Parties to comply with the provisions of this Article IV, agreed to by the Agent, provided, however, the making of any such Loans or the issuance of any Letters of Credit shall not be deemed a modification or waiver by any Credit Party of the provisions of this Article IV on any future occasion or a waiver of any rights or the Credit Parties as a result of any such failure to comply.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
To induce the Credit Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Agent and the other Credit Parties that:
5.01    Existence, Qualification and Power. Each Loan Party and each Restricted Subsidiary thereof (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization, or formation (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.
5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Agent under the Security Documents and Liens in favor of the Notes Collateral Agent under the Notes Documents); or (d) violate any Law.
5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (having the priority or set forth in the Intercreditor Agreement), (b) such as have been obtained or made and are in full force and effect and (c) any reports which any Loan Party may file or be required to file with the SEC in connection herewith.
5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.
(b)    [Reserved.]
(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
(d)    The Consolidated forecasted balance sheet and statements of income and cash flows of the Parent and its Subsidiaries delivered pursuant to Section 6.01(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ best estimate of its future financial performance.
5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Restricted Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.
5.07    No Default. No Loan Party or any Restricted Subsidiary is in default under or with respect to, or party to, any Material Contract or any Material Indebtedness. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08    Ownership of Property
(a)    Each of the Loan Parties and each Restricted Subsidiary thereof has good record and marketable title in fee simple to or valid leasehold interests (subject to Permitted Encumbrances) in, all Real Estate necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each Restricted Subsidiary has (subject to Permitted Encumbrances) good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets material to the ordinary conduct of its business.
(b)    Schedule 5.08(b)(1) sets forth the address as of the Closing Date (including street address, county and state) of all Real Estate that is owned by the Loan Parties, together with a list of the holders of any mortgage or other Lien thereon as of the Closing Date. Each Loan Party and each of its Restricted Subsidiaries has good, marketable and insurable fee simple title to the Real Estate owned by such Loan Party or such Restricted Subsidiary, free and clear of all Liens, other than Permitted Encumbrances, except for such defects in title as would not, individually or in the aggregate, reasonably be expect to have a Material Adverse Effect. Schedule 5.08(b)(2) sets forth the address (including street address, county and state) of all Leases of the Loan Parties, together with a list of the lessor and its contact information with respect to each such Lease as of the Closing Date. As of the Closing Date, each of such Leases is in full force and effect in all material respects and the Loan Parties are not in material default of the terms thereof (other than in connection with any store closings permitted hereunder).
5.09    Environmental Compliance
(a)    No Loan Party or any Restricted Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Except as otherwise set forth in Schedule 5.09, to the knowledge of the Loan Parties, none of the properties currently or formerly owned or operated by any Loan Party or any Restricted Subsidiary thereof is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any Restricted Subsidiary thereof or, to the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or Restricted Subsidiary thereof; to the knowledge of the Loan Parties, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Restricted Subsidiary thereof in violation of any Environmental Law; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any Restricted Subsidiary thereof in violation of any Environmental Law.
(c)    Except as otherwise set forth on Schedule 5.09, no Loan Party or any Restricted Subsidiary thereof is undertaking, and no Loan Party or any Restricted Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and, to the knowledge of the Loan Parties, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any Restricted Subsidiary thereof have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect.
5.10    Insurance. The properties of the Loan Parties and their Restricted Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Restricted Subsidiary operates. Schedule 5.10 sets forth a description of all material insurance maintained by or on behalf of the Loan Parties as of the Closing Date. As of the Closing Date, each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.
5.11    Taxes. The Loan Parties and their Restricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except, in each case, (i) those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation, or (ii) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Loan Parties, there is no proposed Tax assessment against any Loan Party or any Restricted Subsidiary that would, if made, have a Material Adverse Effect. No Loan Party or any Restricted Subsidiary thereof is a party to any Tax sharing agreement.
5.12    ERISA Compliance.
(a)    The Lead Borrower, each of its ERISA Affiliates, and each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Lead Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Sections 412 or 430 of the Code and to each Multiemployer Plan, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Plan. No Lien imposed under the Code or ERISA exists or, to the knowledge of the Lead Borrower is likely to arise on account of any Plan or Multiemployer Plan.
(b)    There are no pending or, to the best knowledge of the Lead Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.
(c)    Except as would not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
(d)    Each Loan Party represents and warrants as of the Closing Date that each Loan Party is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans, the Letters of Credit or the Commitments.

5.13    Subsidiaries; Equity Interests.
As of the Closing Date, the Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and percentage of Equity Interests of each such Subsidiary. As the Closing Date, all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable (to the extent such concepts are applicable) and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except for Permitted Encumbrances. Except as set forth in Schedule 5.13, there are no outstanding rights to purchase any Equity Interests in any Subsidiary. As of the Closing Date, the Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. As of the Closing Date, all of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable (to the extent such concepts are applicable) and are owned in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens other than Permitted Encumbrances arising by operation of Law. As of the Closing Date the copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document, each of which is valid and in full force and effect.
5.14    Margin Regulations; Investment Company Act;
(a)    Neither any Loan Party nor any of its Restricted Subsidiaries owns any Margin Stock or is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock. None of the proceeds of the Credit Extensions shall be used directly or indirectly for the purpose of purchasing or carrying any Margin Stock, for the purpose of extending credit to others for the purpose of purchasing or carrying any Margin Stock, or for any purpose that violates the provisions of Regulation T, U or X of the FRB. Neither any Loan Party nor any of its Restricted Subsidiaries expects to acquire any Margin Stock.
(b)    None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15    Disclosure. Each Loan Party has disclosed to the Agent and the Lenders all material agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, (a) the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and (b) no representation or warranty is made as to the impact of future general economic conditions or as to whether the Loan Parties’ projected consolidated results as set forth in the projected financial information will actually be realized, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results for the periods covered by the projected financial information may differ materially from such financial projections.
5.16    Compliance with Laws.
(a)    Each of the Loan Parties and each Restricted Subsidiary is in compliance (A) in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (B) with Section 10.17.
(b)    Each Loan Party represents and warrants to the Agent and the Lenders that the products distributed by each Loan Party and its Subsidiaries are (i) in compliance with the Controlled Substances Act, and (ii) in compliance in all material respects with the Agricultural Improvement Act of 2018, regulations of the Food & Drug Administration, and applicable state controlled substances laws.
5.17    Intellectual Property; Licenses, Etc. The Loan Parties and their Restricted Subsidiaries own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Loan Parties, the use by the Loan Parties of such Intellectual Property, licenses and permits does not conflict with the rights of any other Person. To the best knowledge of the Lead Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Restricted Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Lead Borrower, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
5.18    Labor Matters.
There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Restricted Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened, which either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters except to the extent that any such violation would not reasonably be expected to have a Material Adverse Effect. No Loan Party or any of its Subsidiaries has

incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law except to the extent that any such liability or obligations would not reasonably be expected to have a Material Adverse Effect. All material payments due from any Loan Party and its Restricted Subsidiaries, or for which any claim may be made against any Loan Party or any of its Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as filed with the SEC or as otherwise set forth on Schedule 5.18, as of the Closing Date, no Loan Party is a party to or bound by any collective bargaining agreement or any material management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Restricted Subsidiaries which either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Restricted Subsidiaries is bound.
5.19    Security Documents.
(a)    The Security Agreement creates in favor of the Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The financing statements, releases and other filings are in appropriate form and have been or will be filed in the offices specified in Schedule II of the Security Agreement. Upon such filings and/or the obtaining of “control,” (as defined in the UCC) the Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, under the UCC (in effect on the date this representation is made) in each case prior and superior in right to any other Person, other than Permitted Encumbrances having priority over the Lien of the Agent under applicable Law.
(b)    The Mortgages create in favor of the Agent, for the benefit of the Credit Parties, a legal, valid, continuing and enforceable Lien in the Mortgaged Property (as defined in the Mortgages), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

The Agent has a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors under the Mortgages in all Mortgaged Property that may be perfected by such filing (including without limitation the proceeds of such Mortgaged Property), in each case prior and superior in right to any other Person, subject to Permitted Encumbrances.
5.20    Solvency.
After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Credit Extension, the Parent and its Restricted Subsidiaries, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.
5.21    Deposit Accounts and Securities Accounts; Credit Card Arrangements.
(a)    Annexed hereto as Schedule 5.21(a) is a list of all DDAs and Securities Accounts maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each DDA and Securities Account (i) the name and address of the depository or securities intermediary, as applicable; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository or securities intermediary, as applicable, and (iv) the identification of each Blocked Account Bank or securities intermediary, as applicable.
(b)    Annexed hereto as Schedule 5.21(b) is a list describing all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.
5.22    Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.
5.23    Customer and Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any supplier material to its operations that would reasonably be expected to have a Material Adverse Effect.
5.24    Material Contracts. The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.
5.25    Foreign Asset Control Regulations.
Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control

Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or their Subsidiaries (including Unrestricted Subsidiaries) and Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or with any Sanctioned Person or in any manner violative of any such order. Each Loan Party is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
5.26    OFAC/Sanctions; Beneficial Ownership.
No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects. No proceeds of any loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any applicable Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws by any Loan Party or any of its Subsidiaries. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
5.27    Affected Financial Institution. No Loan Party is an Affected Financial Institution.
ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than (i) contingent indemnification obligations for which a claim has not been asserted and (ii) Other Liabilities), or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Restricted Subsidiary to:

6.01    Financial Statements. Deliver to the Agent, in form and detail satisfactory to the Agent:
(a)    within 90 days after the end of each Fiscal Year of the Parent, a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by the report with respect to such consolidated financial statements of an independent registered public accounting firm of recognized national standing which report shall be unqualified and shall (i) state that such registered public accounting firm conducted its audits in accordance with the standards of the Public Company Accounting Oversight Board (United States), that such registered public accounting firm believes that such audits provide a reasonable basis for their report, and that in their opinion such consolidated financial statements present fairly, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal year and the results of their operations and their cash flows for such fiscal year in conformity with GAAP, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of The American Institute of Certified Public Accountants (or any successor organization);
(b)    within 45 days after the end of each Fiscal Quarter of each Fiscal Year of the Parent, a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) the corresponding Fiscal Quarter of the previous Fiscal Year and (B) the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by a Responsible Officer of the Lead Borrower as fairly presenting in all material respects the financial condition, results of operations, Shareholders’ Equity and cash flows of the Parent and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(c)    in the event that Availability is at any time less than the greater of (i) 17.5% of the Loan Cap and (ii) $50,000,000, as soon as available, but in any event within 30 days after the end of each Fiscal Month of each Fiscal Year of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Month, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Month, and for the portion of the Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Month of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by a Responsible Officer of the Lead Borrower as fairly presenting in all material respects the financial condition, results of operations, Shareholders’ Equity and cash flows of the Parent and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(d)    on or before March 5 of each year, forecasts prepared by management of the Lead Borrower, in form satisfactory to the Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Parent and its Subsidiaries on a monthly basis for such Fiscal Year (including the Fiscal Year in which the Maturity Date occurs), and as soon as available, any significant revisions to such forecast with respect to such Fiscal Year.
6.02    Certificates; Other Information. Deliver to the Agent, in form and detail reasonably satisfactory to the Agent:
(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) and, if applicable, (c), a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Lead Borrower shall also provide: (i) a statement of reconciliation conforming such financial statements to GAAP and (ii) a copy of management’s discussion and analysis with respect to such financial statements;
(b)    (i) so long as no Credit Extensions (other than L/C Credit Extensions not to exceed $50,000,000 in the aggregate) are outstanding hereunder, on the 15th day of each Fiscal Quarter (or, if such day is not a Business Day, on the next succeeding Business Day), or (ii) if any Credit Extensions (other than L/C Credit Extensions not to exceed $50,000,000 in the aggregate) are outstanding hereunder, on the 15th day of each Fiscal Month (or, if such day is not a Business Day, on the next succeeding Business Day), a Borrowing Base Certificate showing the Borrowing Base as of the close of business as of the last day of the immediately preceding Fiscal Quarter or Fiscal Month, as applicable (provided that the Appraised Value applied to the Eligible Inventory set forth in each Borrowing Base Certificate shall be the Appraised Value set forth in the most recent appraisal obtained by the Agent pursuant to Section 6.10 hereof for the applicable Fiscal Quarter or Fiscal Month, as applicable, to which such Borrowing Base Certificate relates), each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower; provided that at any time that a Weekly Borrowing Base Delivery Event has occurred and is continuing, such Borrowing Base Certificate shall be delivered on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday;
(c)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange, and in any case not otherwise required to be delivered to the Agent pursuant hereto;
(d)    The financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;
(e)    as soon as available, but in any event by July 31 of each year, a report summarizing the insurance coverage in effect for each Loan Party and its Restricted Subsidiaries and containing information consistent with past reports;
(f)    promptly after the Agent’s request therefor, and to the extent the same are disclosed in a filing with the SEC, copies of all Material Contracts and documents evidencing Material Indebtedness (other than intercompany Indebtedness among Loan Parties);
(g)    promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any Restricted Subsidiary thereof or any other matter which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;
(h)    promptly after the Agent’s or any Lender’s request therefor, such information as requested pursuant to Section 10.17 hereof; and
(i)    promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a), (b), or (c) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Lead Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) the Lead Borrower shall deliver paper copies of such documents to the Agent or any Lender that requests the Lead Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) the Lead Borrower shall notify the Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Lead Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Agent. The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Loan Parties hereby acknowledge that (a) the Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive MNPI with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any MNPI (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
The Loan Parties and the Agent hereby agree that the delivery of any Borrowing Base Certificate through the Portal, subject to the Agent’s authentication process, by such other electronic method as may be approved by the Agent from time to time in its sole discretion, or by such other electronic input of information necessary to calculate the Borrowing Base as may be approved by the Agent from time to time in its sole discretion, shall in each case be deemed to satisfy the obligation of the Borrowers to deliver such Borrowing Base Certificate, with the same legal effect as if such Borrowing Base Certificate had been manually executed by the Borrowers and delivered to the Agent.
6.03    Notices. Promptly notify the Agent upon any Responsible Officer obtaining knowledge:
(a)    of the occurrence of any Default or Event of Default;
(b)    of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect;
(c)    of any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority or the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws, in each case if adversely determined, would reasonably be expected to have a Material Adverse Effect;
(d)    of the occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect;
(e)    of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;
(f)    of any change in the Parent’s chief executive officer, chief operating officer, chief financial officer or treasurer;
(g)    of the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;
(h)    of the filing of any Lien for unpaid Taxes against any Loan Party in excess of $1,000,000;
(i)    of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed; and
(j)    of any failure by any Loan Party to pay rent or such other amounts due at any of a Loan Party’s locations if such failure continues for more than ten (10) days following the day on which such rent first came due and such failure would be reasonably likely to result in a Material Adverse Effect.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Lead Borrower setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including, without limitation (a) all material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all material lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, freight forwarders, consolidators and carriers) which, if unpaid, would by law become a Lien upon its property; and (c) all material Indebtedness that, if not paid, would constitute an Event of Default under Section 8.01(e), as and when due and payable, but subject to any grace periods and subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (i)(A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (ii) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Agent with respect to determining Reserves in its Permitted Discretion pursuant to this Agreement.
6.05    Preservation of Existence, Etc.
(a)    Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its Intellectual Property, except to the extent such Intellectual Property is no longer used or useful in the conduct of the business of the Loan Parties or the failure to do so would not reasonably be expected to have a Material Adverse Effect.
6.06    Maintenance of Properties.
(a)    Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
6.07    Maintenance of Insurance.
(a)    Maintain with financially sound and reputable insurance companies reasonably acceptable to the Agent in its Permitted Discretion and not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts (after giving effect to any self-insurance programs with respect to employment insurance and health insurance and with respect to amounts required to be paid by the Loan Parties by any insurer on account of any loss under property or liability insurance policies) as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Agent in its Permitted Discretion.
(b)    Cause fire and extended coverage policies maintained with respect to any Collateral to be endorsed or otherwise amended to include (i) a mortgagee clause (regarding Real Estate) and a lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Agent, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other customary provisions as the Agent may reasonably require from time to time to protect the interests of the Credit Parties. Notwithstanding the foregoing, so long as no Cash Dominion Event shall have occurred and be continuing, the Agent shall release any such proceeds received under clause (i) above to the Loan Parties.
(c)    Cause commercial general liability policies to be endorsed to name the Agent as an additional insured.
(d)    Cause business interruption policies to name the Agent as a loss payee and to be endorsed or amended to include (i) a provision that, from and after the Closing Date, after the occurrence and during the continuance of a Cash Dominion Event, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Agent, (ii) a provision to the effect that none of the Loan Parties, the Agent, or any other party shall be a co insurer and (iii) such other provisions as the Agent may reasonably require from time to time to protect the interests of the Credit Parties.
(e)    Cause each such policy referred to in this Section 6.07 to also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Agent (giving the Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Agent.
(f)    Deliver to the Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Agent, including an insurance binder) together with evidence reasonably satisfactory to the Agent of either payment of the premium therefor or that such premium is being financed.
(g)    Maintain for themselves and their Subsidiaries, a Directors and Officers insurance policy, and a “Blanket Crime” policy with coverage and in amounts that are in accordance with past practice of the Loan Parties.
(h)    With respect to any improved Real Estate subject to a Mortgage which Real Estate is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under applicable flood insurance laws, the applicable Loan Party (A) shall obtain and maintain, with financially sound and reputable insurance companies, such flood insurance in such reasonable amount as the Agent may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the applicable flood insurance laws and (B) promptly upon the request of the Agent, will deliver to the Agent evidence of such compliance in form and substance reasonably acceptable to the Agent, including evidence of annual renewals of such insurance.
None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.
6.08    Compliance with Laws.
(a)    Comply (i) in all material respects with the requirements of all Laws (including, without limitation, the Controlled Substances Act) and all orders, writs, injunctions and decrees binding on and applicable to it or to its business or property, except in such instances in which (A) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; (B) such contest effectively suspends enforcement of the contested Laws, and (C) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect, and (ii) with Section 10.17.
(b)    Maintain in effect policies and procedures designed to ensure that the products distributed by Loan Party and Subsidiaries are (i) in compliance with the Controlled Substances Act, and (ii) in all material respects in compliance with the Agricultural Improvement Act of 2018, regulations of the Food & Drug Administration, and applicable state controlled substances laws.
6.09    Books and Records; Accountants
Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP (or IFRS, as applicable in all material respects) consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.
6.10    Inspection Rights
(a)    Permit representatives and, subject to the provisions of Section 10.07 hereof, independent contractors of the Agent, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and so long as an Event of Default has occurred and is continuing, Registered Public Accounting Firm (at which the Lead Borrower has the right to be present), all at the expense of the Loan Parties and at such reasonable times during normal business hours upon reasonable advance notice to the Lead Borrower, and permit any Lender (at the sole cost and expense of such Lender) to participate in any such visit, inspection or discussion; provided, however, that when a Default or Event of Default exists the Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.
(b)    Upon the request of the Agent after reasonable prior notice, permit the Agent or professionals (including investment bankers, consultants, accountants, and lawyers) retained by the Agent to conduct commercial finance examinations including, without limitation, of (i) the Lead Borrower’s practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves; provided that, so long as no Credit Extensions (other than L/C Credit Extensions not to exceed $50,000,000 in the aggregate) are outstanding hereunder during any Fiscal Year, the Loan Parties shall not be required to pay the fees and expenses of the Agent and such professionals with respect to any such examinations and evaluations. At any time that Credit Extensions (other than L/C Credit Extensions not to exceed $50,000,000 in the aggregate) are outstanding hereunder during any Fiscal Year, the Loan Parties shall pay the fees and expenses of the Agent and such professionals with respect to up to one (1) commercial finance examination during each such Fiscal Year; provided that, in the event that Availability is at any time less than the greater of (x) 25% of the Loan Cap and (y) $75,000,000, the Loan Parties shall pay the fees and expenses of the Agent and such professionals with respect to up to two (2) commercial finance examinations during each such Fiscal Year. Notwithstanding the foregoing, the Agent may cause additional commercial finance examinations to be undertaken (i) as it in its discretion deems reasonably necessary or appropriate, at its own expense or, (ii) if an Event of Default shall have occurred and be continuing, at the expense of the Loan Parties upon reasonable prior written notice.
(c)    Upon the request of the Agent after reasonable prior notice, permit the Agent or professionals (including appraisers) retained by the Agent to conduct appraisals of the Collateral, including, without limitation, the assets included in the Borrowing Base; provided that, so long as no Credit Extensions (other than L/C Credit Extensions not to exceed $50,000,000 in the aggregate) are outstanding hereunder during any Fiscal Year, the Loan Parties shall not be required to pay the fees and expenses of the Agent and such professionals with respect to any such appraisals. At any time that Credit Extensions (other than L/C Credit Extensions not to exceed $50,000,000 in the aggregate) are outstanding hereunder during any Fiscal Year, the Loan Parties shall pay the fees and expenses of the Agent and such professionals with respect to up to one (1) Inventory appraisal during each such Fiscal Year; provided that, in the event that Availability is at any time less than the greater of (x) 25% of the Loan Cap and (y) $75,000,000, the Loan Parties shall pay the fees and expenses of the Agent and such professionals with respect to up to two (2) Inventory appraisals during each such Fiscal Year. At any time that any Eligible Real Estate is included in the Borrowing Base, the Loan Parties shall pay the fees and expenses of the Agent and such professionals with respect to up to one (1) appraisal with respect to each property constituting Eligible Real Estate during each such Fiscal Year. Notwithstanding the foregoing, the Agent may cause additional appraisals to be undertaken (i) as it in its discretion deems reasonably necessary or appropriate, at its own expense or, (ii) if an Event of Default shall have occurred and be continuing, at the expense of the Loan Parties upon reasonable prior written notice.
(d)    Upon the request of the Agent after reasonable prior notice, permit the Agent, from time to time, to engage a geohydrologist, an independent engineer or other qualified consultant or expert, reasonably acceptable to the Agent, at the expense of the Loan Parties, to undertake Phase I environmental site assessments during the term of this Agreement of the Eligible Real Estate, provided that such assessments may only be undertaken (i) during the continuance of a Default or Event of Default. (ii) if a Loan Party receives any notice or obtains knowledge of (A) any potential or known release of any Hazardous Materials at or from any Eligible Real Estate, notification of which must be given to any Governmental Authority under any Environmental Law, or notification of which has, in fact, been given to any Governmental Authority, or (B) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental health or safety matter affecting any Loan Party or any Eligible Real Estate from any Person (including, without limitation, the Environmental Protection Agency). Agent agrees to do and permit no act which would encumber title to the Eligible Real Estate or interfere with any investigation or order conducted or issued by any Governmental Authority. Any drilling and coring holes shall be filled by the Agent’s contractor upon completion of testing. All investigation-derived waste, including without limitation drilling waste, ground water and cuttings, shall be promptly handled, characterized and disposed of properly and in accordance with all local, State and Federal requirements. Agent shall not disclose, discuss, or provide to any Governmental Authority or third party (except its legal counsel or others reasonably acceptable to the Loan Parties) any test data, sample results, reports, recommendations or other information arising from or related to any and all environmental assessments and testing of or about the Eligible Real Estate. Environmental assessments may include detailed visual inspections of the Real Estate, including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as are reasonably necessary for a determination of the compliance of the Real Estate and the use and operation thereof with all applicable Environmental Laws. The Borrowers will, and will cause each of their Subsidiaries to, cooperate in all respects with the Agent and such third parties to enable such assessment and evaluation to be timely completed in a manner reasonably satisfactory to the Agent.
6.11    Use of Proceeds. Use the proceeds of the Credit Extensions (a) to pay fees and expenses in connection with this Agreement and with the transactions contemplated hereunder, (b) to finance the acquisition of working capital assets of the Borrowers, including the purchase of inventory, in each case in the ordinary course of business, (c) to finance Capital Expenditures of the Borrowers, and (d) for general corporate purposes of the Loan Parties, including Permitted Acquisitions and Restricted Payments, in each case to the extent not prohibited under applicable Law or the Loan Documents.
6.12    Additional Loan Parties. Notify the Agent at the time that any Person (x) becomes a Subsidiary (other than any Excluded Subsidiary) or (y) that is an Unrestricted Subsidiary is designated by the Lead Borrower’s board of directors to become a Restricted Subsidiary and that is not otherwise an Excluded Subsidiary, and in each case promptly thereafter (and in any event within thirty (30) days) or such longer period as the Agent may agree, cause any such Person (a) which is not an Excluded Subsidiary, to (i) become a Loan Party by executing and delivering to the Agent a Joinder to this Agreement or a Joinder to the Facility Guaranty or such other documents as the Agent shall deem reasonably necessary for such purpose, (ii) grant a Lien to the Agent on such Person’s assets of the same type that constitute Collateral to secure the Obligations, and (iii) deliver to the Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and reasonably acceptable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), and (b) if any Equity Interests or Indebtedness of such Person are owned by or on behalf of any Loan Party, to pledge such Equity Interests and promissory notes evidencing such Indebtedness, in each case in form, content and scope reasonably satisfactory to the Agent; provided, that a pledge of the Equity Interests of a CFC or CFC Holdco by a Person described in clauses (x) or (y) of this Section 6.12 shall be limited to 65% of the outstanding voting Equity Interests, and 100% of the non-voting Equity Interests of such CFC or CFC Holdco, and such time period may be extended based on local law or practice). In no event shall compliance with this Section 6.12 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Restricted Subsidiary, an approval of such Person as a Borrower or permit the inclusion of any acquired assets in the computation of the Borrowing Base. The Agent shall not accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary and Agent has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to Agent, and, with respect to the joinder to any Loan Document of any Person as a borrower, the Required Lenders. The Agent shall use commercially reasonable efforts to notify the Lenders of the joinder to any Loan Document of any Person as a guarantor.
6.13    Cash Management.
(a)    On or prior to the Closing Date:
(i)    deliver to the Agent copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit G which have been executed on behalf of such Loan Party and delivered to such Loan Party’s Credit Card Issuers and Credit Card Processors listed on Schedule 5.21(b);
(ii)    enter into a Blocked Account Agreement satisfactory in form and substance to the Agent with respect to each Blocked Account listed on Schedule 5.21(a); and
(iii)    enter into a Securities Account Control Agreement satisfactory in form and substance to the Agent with respect to each Securities Account listed on Schedule 5.21(a).
(b)    In the event that the amount contained in the DDA titled “Puerto Rico deposit account” and listed on Schedule 5.21(a) is ever greater than $100,000, the Loan Parties shall cause the depository bank with respect to such DDA to enter into a Blocked Account Agreement satisfactory in form and substance to the Agent with respect to such DDA.

(c)    In the event that Availability is ever less than the greater of (i) 35% of the Loan Cap for a period of five (5) consecutive days or (ii) $100,000,000, the Loan Parties shall, within ninety (90) days thereafter (which time period may be extended by the Agent in its sole discretion), create and thereafter at all times maintain a Blocked Account at Wells Fargo or another institution acceptable to the Agent (the “Collection Account”), and will thereafter at all times maintain separate operating and disbursement accounts.
(d)    The Loan Parties shall ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Blocked Account (or, if the provisions of clause (b) are in effect, to the Collection Account) all amounts on deposit in each DDA (other than Excluded DDAs) and all payments due from all Credit Card Issuers and Credit Card Processors.
(e)    Each Blocked Account Agreement (including with respect to the Collection Account) and Securities Account Control Agreement shall require upon notice from Agent, which notice shall be delivered only after the occurrence and during the continuance of a Cash Dominion Event, the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Agent at Wells Fargo (the “Concentration Account”), of all cash receipts and collections received by each Loan Party from all sources, including, without limitation, the following:
(i)    all available cash receipts from the sale of Inventory;
(ii)    all proceeds of collections of Credit Card Receivables and Accounts;
(iii)    all Net Proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any Disposition or other transaction or event;
(iv)    the then contents of each DDA (other than Excluded DDAs) (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained); and
(v)    the then entire ledger balance of each Blocked Account, including the Collection Account (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject Blocked Account by the Blocked Account Bank).
(f)    The Concentration Account shall at all times be under the sole dominion and control of the Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations and (iii) following the occurrence and during the continuation of a Cash Dominion Event, the funds on deposit in the Concentration Account shall be applied to the Obligations as provided in this Agreement. In the event that, notwithstanding the provisions of this Section 6.13, any Loan Party receives or otherwise has dominion and control of any such cash receipts or collections during the occurrence and during the continuation of a Cash Dominion Event, such receipts and collections shall be held in trust by such Loan Party for the Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Agent.
(g)    Upon the request of the Agent, the Loan Parties shall cause bank statements and/or other reports to be delivered to the Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.
6.14    Information Regarding the Collateral.
Furnish to the Agent at least fifteen (15) days prior written notice of any change in: (i) any Loan Party’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility); (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.
6.15    Physical Inventories.
(a)    Cause not less than one physical inventory of each Store operated by a Loan Party to be undertaken, at the expense of the Loan Parties, in each Fiscal Year and periodic cycle counts of Inventory at each distribution center operated by a Loan Party, in each case consistent with past practices, following such methodology as is consistent with the methodology used in the immediately preceding inventory or cycle count, as applicable, or as otherwise may be reasonably satisfactory to the Agent; provided, that the failure to conduct the annual physical inventory at one or more Stores shall not be a violation of this Section 6.15(a) so long as (i) the Loan Parties use commercially reasonable efforts to conduct the same, (ii) the physical inventory could not be conducted because of reasons outside the reasonable control of the Loan Parties and (iii) such failure affects no more than 5% of the Loan Parties’ Stores in any Fiscal Year.  The Lead Borrower shall, upon the reasonable request of the Agent, provide the Agent with a reconciliation of the results of such inventories and cycle counts (as well as of any other physical inventories or cycle counts undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.
(b)    Permit the Agent, in its reasonable discretion, if any Default or Event of Default exists, to cause additional such inventories to be taken as the Agent determines (each, at the expense of the Loan Parties).

6.16    Environmental Laws.
Except where the failure to do so would not reasonably be expected to have Material Adverse Effect, (a) conduct its operations and keep and maintain its Real Estate in material compliance with all Environmental Laws; (b) obtain and renew all environmental permits necessary for its operations and properties; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, provided, however, that neither a Loan Party nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.
6.17    Further Assurances.
(a)    Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or which the Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agent, from time to time upon request, evidence reasonably satisfactory to the Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
(b)    If any material assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the perfected first-priority Lien under the Security Documents upon acquisition thereof and other than Excluded Assets (as defined in the Security Agreement)), notify the Agent thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be reasonably necessary or shall be reasonably requested by the Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 6.17, all at the expense of the Loan Parties. In no event shall compliance with this Section 6.17(b) waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.17(b) if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute Consent to the inclusion of any acquired assets in the computation of the Borrowing Base.
(c)    Upon the reasonable request of the Agent, use commercially reasonable efforts to cause any of its landlords with respect to its leased distribution centers and/or corporate headquarters to deliver a Collateral Access Agreement to the Agent in such form as the Agent may reasonably require.

(d)    Notwithstanding anything to the contrary contained herein (including Section 6.12 hereof and this Section 6.17) or in any other Loan Document, the Agent shall not accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary and the Agent has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to the Agent, and, with respect to the joinder to any Loan Document of any Person as a borrower, the Required Lenders. The Agent shall use commercially reasonable efforts to notify the Lenders of the joinder to any Loan Document of any Person as a guarantor.
6.18    Material Contracts. (a) Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, (b) maintain each such Material Contract in full force and effect except to the extent such Material Contract is no longer used or useful in the conduct of the business of the Loan Parties in the ordinary course of business, consistent with past practices, (c) enforce each such Material Contract in accordance with its terms, (d) take all such action to such end as may be from time to time requested by the Agent, (e) upon request of the Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Restricted Subsidiaries is entitled to make under such Material Contract, and (f) cause each of its Restricted Subsidiaries to do the foregoing, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.
6.19    OFAC; Sanctions.
Each Loan Party will, and will cause each of its Subsidiaries to comply in all material respects with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.
6.20    Post-Closing Covenants.
As promptly as practicable and in any event within the time periods after the Closing Date specified in Schedule 6.20 or such later date as the Agent agrees to in writing, deliver the documents or take the actions specified in Schedule 6.20.
ARTICLE VII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than (i) contingent indemnification obligations for which a claim has not been asserted and (ii) Other Liabilities), or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Encumbrances.
7.02    Investments. Make any Investments, except Permitted Investments.
7.03    Indebtedness; Disqualified Stock
(a)    Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness; (b) issue Disqualified Stock, or (c) issue and sell any other Equity Interests if a Change of Control or other Event of Default would result therefrom.
7.04    Fundamental Changes. Merge, dissolve, divide, liquidate, consolidate with or into another Person, (or agree to do any of the foregoing), except that:
(a)    any Restricted Subsidiary which is not a Loan Party may merge or consolidate with (i) a Loan Party, provided that the Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries which are not Loan Parties, provided that when any wholly-owned Restricted Subsidiary is merging or consolidating with another Restricted Subsidiary, the wholly-owned Restricted Subsidiary shall be the continuing or surviving Person;
(b)    any Restricted Subsidiary which is a Loan Party may merge or consolidate into any Restricted Subsidiary which is a Loan Party or into a Borrower, provided that in any merger or consolidation involving a Borrower, such Borrower shall be the continuing or surviving Person;
(c)    any Subsidiary (other than a Borrower) may liquidate or dissolve if the Lead Borrower or the Parent (as the case may be) determines in good faith that such liquidation or dissolution is in the best interests of the Lead Borrower or the Parent (as the case may be) and is not materially disadvantageous to the Credit Parties, so long as the assets of such Subsidiary that is a Loan Party are transferred to another Loan Party upon such liquidation or dissolution;
(d)    the Parent and its Subsidiaries may complete any restructuring, regardless of whether accomplished by liquidation, contribution, distribution, merger, amalgamation or any other technique, whereby the ownership of Foreign Subsidiaries is changed, so long as each such Foreign Subsidiary that is a Subsidiary of Abercrombie & Fitch International, Inc. and/or Abercrombie & Fitch Trading Co. prior to such restructuring remains, directly or indirectly, a Subsidiary of Abercrombie & Fitch International, Inc. and/or Abercrombie & Fitch Trading Co. after such restructuring; and
(e)    in connection with a Permitted Acquisition, any Restricted Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that (i) the Person surviving such merger or consolidation shall be a wholly-owned Restricted Subsidiary of a Loan Party and such Person shall become a Loan Party in accordance with the provisions of Section 6.12 hereof, and (ii) in the case of any such merger or consolidation to which any Loan Party is a party, such Loan Party is the surviving Person.
7.05    Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except Permitted Dispositions.
7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)    (i) each Restricted Subsidiary of a Loan Party may make Restricted Payments to any Loan Party, and (ii) each Restricted Subsidiary that is not a Loan Party may make Restricted Payments to any other Restricted Subsidiary;
(b)    the Parent and any of its Subsidiaries may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
(c)    Subsidiaries may (i) declare and pay dividends or make distributions ratably with respect to their Equity Interests and (ii) may make Restricted Payments to the Parent, and other Subsidiaries of the Parent, in amounts necessary to enable the Parent to pay the dividends described in clause (b) above, along with standard costs associated with such payment of dividends or distributions, and to pay income and franchise taxes and operating and professional expenses;
(d)    so long as no Default or Event of Default has occurred and is continuing, the Loan Parties and their Subsidiaries may make Restricted Payments pursuant to and in accordance with employment contracts, stock option plans or other benefit plans or similar arrangements for consultants, management (including directors and officers) or employees of the Loan Parties and their Subsidiaries;
(e)    if the Payment Conditions are satisfied, the Loan Parties and each Restricted Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it; and
(f)    so long as no Default or Event of Default has occurred and is continuing, the Parent may declare, and if declared when no Default or Event of Default exists, pay cash dividends to its stockholders so long as the Payment Conditions are satisfied.
(g) so long as no Default or Event of Default has occurred and is continuing, (i) the conversion or exchange of any Permitted Convertible Indebtedness in accordance with its terms into or for shares of Equity Interests (other than Disqualified Stock) of the Parent and the making of a payment of cash in lieu of fractional shares of the Parent’s Equity Interests (other than Disqualified Stock) deliverable upon any such conversion or exchange or (ii) the delivery of cash in connection with any conversion or exchange of any Permitted Convertible Indebtedness in an aggregate amount since the closing date governing such Permitted Convertible Indebtedness not to exceed the sum of (x) the principal amount of such Permitted Convertible Indebtedness, as applicable, and (y) the amount of any payments required to be made to the Parent or any of its Subsidiaries upon the exercise, settlement, termination or unwind of any related Permitted Bond Hedge Transaction substantially concurrently with, or a commercially reasonable period of time before or after, the settlement date for the exchange or conversion of such relevant Permitted Convertible Indebtedness.
Notwithstanding the foregoing, with respect to a Restricted Payment in respect of Intellectual Property (or the Equity Interests of any Subsidiary that owns Intellectual Property) that would be reasonably likely to adversely affect in any material respect the ability of the Agent to dispose of or otherwise realize upon the Collateral after an Event of Default, such Restricted Payment shall not be permitted unless the recipient thereof agrees in writing to be bound by a non-exclusive, royalty-free, worldwide license of such Intellectual Property in favor of the Agent for use in connection with the exercise of the rights and remedies of the Credit Parties, which license shall be in form and substance reasonably satisfactory to the Agent; provided, however, that the foregoing shall not apply to any Restricted Payment (i) made in accordance with clause (a) of this Section 7.06 or (ii) otherwise approved by the Agent in writing.
7.07    Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, or make any payment in violation of any subordination terms of any Subordinated Indebtedness, except (a) as long as no Default or Event of Default then exists, regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Permitted Indebtedness (provided that such payments of Subordinated Indebtedness shall be in accordance with the subordination terms thereof or the applicable subordination agreement relating thereto), (b) voluntary prepayments, repurchases, redemptions or defeasances of Permitted Indebtedness as long as the Payment Conditions are satisfied, and (c) Permitted Refinancings of any such Indebtedness.
7.08    Change in Nature of Business
(a)    In the case of the Parent, engage in any business or activity other than (i) the direct or indirect ownership of all outstanding Equity Interests in the other Loan Parties, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, (iv) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (v) other activities not prohibited under this Agreement and (vi) activities incidental to the businesses or activities described in clauses (i) through (v) of this Section 7.08(a).
(b)    In the case of each of the Loan Parties, engage in any line of business substantially different from the business conducted by the Loan Parties and their Restricted Subsidiaries on the Closing Date or any business substantially related or incidental thereto.
7.09    Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms taken as a whole no less favorable to the Loan Parties or such Restricted Subsidiary as would be obtainable by the Loan Parties or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (a) a transaction between or among the Loan Parties, (b) advances for commissions, travel and other similar purposes in the ordinary course of business to directors, officers and employees, (c) the issuance of Equity Interests in the Parent to any officer, director, employee or consultant of the Parent or any of its Restricted Subsidiaries, (d) the payment of reasonable fees and out-of-pocket costs to directors, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Parent or any of its Restricted Subsidiaries, and (e) any issuances of securities of the Parent (other than Disqualified Stock) or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans (in each case in respect of Equity Interests in the Parent) of the Parent or any of its Restricted Subsidiaries.
7.10    Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement, any other Loan Document or the Notes Documents) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Restricted Subsidiary (other than an Excluded Subsidiary) to Guarantee the Obligations, (iii) of any Restricted Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Agent; provided, however, that this clause (iv) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under clauses (c) or (f) of the definition of Permitted Indebtedness solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided further, that, the foregoing clauses (i), (ii), (iii) and (iv) shall not apply to (A) restrictions and conditions imposed by applicable Law or by any of the Loan Documents, (B) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is a Permitted Disposition hereunder, (C) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary, (D) restrictions and conditions set forth in the definitive documentation governing the Notes Facility if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (E) restrictions and conditions imposed by agreements relating to Permitted Indebtedness of Subsidiaries that are not Loan Parties, and (F) cash to secure letters of credit and other segregated deposits that are Permitted Encumbrances, provided that such restrictions and conditions apply only to such Subsidiaries that are not Loan Parties.
7.11    Amendment of Material Documents.
Amend, modify or waive any of a Loan Party’s rights under (a) its Organization Documents in a manner materially adverse to the Credit Parties, or (b) any Material Contract or Material Indebtedness (other than on account of any refinancing thereof otherwise permitted hereunder or, with respect to the Notes Facility, as permitted by the Intercreditor Agreement), in each case to the extent that such amendment, modification or waiver would result in a Default or Event of Default under any of the Loan Documents, or otherwise would be reasonably likely to have a Material Adverse Effect.
7.12    Fiscal Year.
Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as permitted by GAAP (it being agreed that a conversion from GAAP to IFRS shall be permitted).
7.13    Deposit Accounts; Credit Card Processors.
Open new DDAs (other than Excluded DDAs) or Blocked Accounts unless the Loan Parties shall have delivered to the Agent appropriate Blocked Account Agreements consistent with the provisions of Section 6.13 and otherwise reasonably satisfactory to the Agent. No Loan Party shall maintain any bank accounts or enter into any agreements with Credit Card Issuers or Credit Card Processors other than the ones expressly contemplated herein or in Section 6.13 hereof.
7.14    Minimum Availability.
Permit Availability at any time to be less than the greater of (x) 10% of the Loan Cap or (y) $30,000,000.
7.15    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to make any payments to a Sanctioned Entity or a Sanctioned Person, to finance any investments in a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person), or in any other manner that would result in a violation of Sanctions by any Person; (b) to finance any activity that would violate the Controlled Substances Act, the Agricultural Improvement Act of 2018, regulations of the Food & Drug Administration, applicable state controlled substances laws, and any similar laws relating to controlled substances (c) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or for any purpose that violates the provisions of Regulation T, U, or X of the FRB, (d) in furtherance of an offer, payment, promise to pay, or authorization of payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws or (e) for purposes other than those permitted under this Agreement.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. The Borrowers or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any

L/C Obligation, or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within three (3) Business Days after the date required to be paid herein, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.07, 6.10, 6.11, 6.12, 6.13 or 6.14 or Article VII; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the Borrower’s obtaining knowledge of such default and (ii) notice by the Agent; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate), or in completing any request for a Borrowing via the Portal, shall be incorrect or misleading in any material respect when made or deemed made; or
(e)    Cross-Default. Any Loan Party or any Restricted Subsidiary thereof (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (including aggregate amounts owing to all creditors under any combined or syndicated credit arrangement), or (ii) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided further that no such event under the Notes Facility shall constitute an Event of Default under this clause (e) until the earliest to occur of (x) the conclusion of the applicable grace period, if any, after such event or circumstance (but only if such event or circumstance has not been waived), (y) the acceleration of the Indebtedness under the Notes Facility and (z) the Exercise of Secured Creditor Remedies (as defined in the Intercreditor Agreement) by the Notes Collateral Agent in respect of any Collateral; or
(f)    Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries institutes or consents to the institution of any proceeding under any

Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for 60 calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Judgments. There is entered against any Loan Party or any Restricted Subsidiary thereof (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $35,000,000 (to the extent not paid using cash on hand of the Loan Parties or covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or
(h)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $35,000,000 or which would reasonably likely result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $35,000,000 which would reasonably likely result in a Material Adverse Effect; or
(i)    Invalidity of Loan Documents. (i) Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as a result of the gross negligence or willful misconduct of the Agent or indefeasible payment in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on a material portion of the Collateral, with the priority required by the applicable Security Document (other than as a result of the gross negligence or willful misconduct of the Agent); or
(j)    Change of Control. There occurs any Change of Control; or
(k)    Cessation of Business. Except as otherwise expressly permitted hereunder, the Loan Parties taken as a whole shall take any action to permanently suspend all or substantially all operations of its business in the ordinary course, liquidate all or substantially all of their material portion of its assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of all or substantially all of their material portion of its business; or
(l)    Loss of Collateral. There occurs any uninsured loss to any material portion of the Collateral; or
(m)    Subordination. (i) The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness, or provisions of the Intercreditor Agreement (or any other intercreditor agreement entered into by Agent after the Closing Date, any such provisions being referred to as the “Intercreditor Provisions”, shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Indebtedness; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Intercreditor Provisions, (B) that the Intercreditor Provisions exist for the benefit of the Credit Parties, or (C) in the case of Subordinated Indebtedness, that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Intercreditor Provisions.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:
(a)    declare the Commitments of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations (other than Other Liabilities) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;
(c)    require that the Loan Parties Cash Collateralize the L/C Obligations; and
(d)    whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or applicable

Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;
provided, however, that upon the occurrence of any Event of Default with respect to any Loan Party or any Subsidiary thereof under Section 8.01(f), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Agent or any Lender.
No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.
Each of the Lenders agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Loan Party or to foreclose any Lien on, or otherwise enforce any security interest in, or other rights to, any of the Collateral.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Agent in the following order:
First, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Agent and amounts payable under Article III) payable to the Agent;
Second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to the extent not previously reimbursed by the Lenders, to payment to the Agent of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances;

Fourth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, payment to the Swing Line Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swing Line Loans;
Fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Committed Loans and other Obligations, and fees (including Letter of Credit Fees), ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fifth payable to them;
Sixth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, to payment to the Swing Line Lender of that portion of the Obligations constituting unpaid principal of the Swing Line Loans;
Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Committed Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Seventh held by them;
Eighth, to the Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;
Ninth, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations, but excluding any Other Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Ninth held by them;
Tenth, to payment of that portion of the Obligations arising from Cash Management Services and Bank Products to the extent secured under the Security Documents, ratably among the Lender Counterparties in proportion to the respective amounts described in this clause Tenth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.
Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Eighth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE IX
THE AGENT
9.01    Appointment and Authority.
(a)    Each of the Lenders and the Swing Line Lender hereby irrevocably appoints Wells Fargo to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof (including, without limitation, acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations), together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent, the Lenders and the L/C Issuer, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    The Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Credit Parties). In this connection, the Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Agent pursuant to this Article IX for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Loan Documents, or for exercising any rights and remedies thereunder at the direction of the Agent), shall be entitled to the benefits of all provisions of Articles IX and X (including Section 10.04, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
9.02    Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though they were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.
The Agent shall not be liable for any action taken or not taken by it (i) with the Consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.
The Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Agent by the Loan Parties, a Lender or the L/C Issuer. Upon the occurrence of a Default or Event of Default, the Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders. Unless and until the Agent shall have received such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties. In no event shall the Agent be required to comply with any such directions to the extent that the Agent believes that its compliance with such directions would be unlawful.
The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

9.04    Reliance by Agent.
The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Agent shall have received written notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Agent. The Agent may at any time give written notice of its resignation to the Lenders and the Lead Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Lead Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Lead Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent hereunder.
Any resignation by Wells Fargo as Agent pursuant to this Section shall also constitute its resignation as Swing Line Lender and the resignation of Wells Fargo as L/C Issuer. Upon the acceptance of a successor’s appointment as Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
9.07    Non-Reliance on Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except as provided in Section 9.12, the Agent shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Agent.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agent or Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity as the Agent, a Lender or the L/C Issuer hereunder.
9.09    Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer, the Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer, the Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer the Agent and such Credit Parties under Sections 2.03, 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Agent and, if the Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.
9.10    Collateral and Guaranty Matters. The Credit Parties irrevocably authorize the Agent, at its option and in its reasonable discretion (without notice to, or vote or consent of, any holder of Lender Counterparty solely in its capacity as such),
(a)    to release any Lien on any Collateral granted to or held by the Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) contingent indemnification obligations for which a claim has not been asserted and (y) Other Liabilities)) and the expiration, termination or Cash Collateralization of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) as provided in Section 6.12(b) hereof, or (iv) if approved, authorized or ratified in writing by the Applicable Lenders in accordance with Section 10.01;
(b)    to subordinate any Lien on any Collateral (whether or not as of such time any Other Liabilities are outstanding) granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (h) of the definition of Permitted Encumbrances; and
(c)    to release any Guarantor from its obligations under the Facility Guaranty (whether or not as of such time any Other Liabilities are outstanding) if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; provided that no such release shall occur if such Restricted Subsidiary continues to be a guarantor in respect of the Notes Facility.
Upon request by the Agent at any time, the Applicable Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Agent will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting a Permitted Disposition, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.
The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Notwithstanding the provisions of this Section 9.10, the Agent shall be authorized, without the consent of any Lender and without the requirement that a Disposition shall have occurred, to release any security interest in any building, structure or improvement located in an area determined by the Federal Emergency Management Agency to have special flood hazards.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Agent shall, and is authorized to, without the consent of any Lender and without the requirement that a Disposition shall have occurred, release any Mortgages granted to Agent upon the termination of the Intercreditor Agreement pursuant to Section 8.7(a) thereof resulting from the Discharge of Notes Obligations (as defined in the Intercreditor Agreement) and the release of the Mortgage in favor of the Notes Collateral Agent on the same Real Estate (and such Mortgage is not refinanced or replaced), unless the Lead Borrower shall, in its sole discretion, elect to have such real property remain subject to the Mortgage granted the Agent.
9.11    Notice of Transfer.
The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Assumption shall have become effective as set forth in Section 10.06.
9.12    Reports and Financial Statements.
By signing this Agreement, each Lender:

(a)    upon entering into any arrangement with a Loan Party with respect to any Other Liability, agrees to furnish the Agent notice of the same, and at any time that Availability is less than 17.5% of the Loan Cap agrees to furnish the Agent with a summary of all Other Liabilities due or to become due to such Lender. In connection with any distributions to be made hereunder, the Agent shall be entitled to assume that no amounts are due to any Lender on account of Other Liabilities unless the Agent has received written notice thereof from such Lender;
(b)    is deemed to have requested that the Agent furnish such Lender, promptly after they become available, copies of all Borrowing Base Certificates and financial statements required to be delivered by the Lead Borrower hereunder and all commercial finance examinations and appraisals of the Collateral received by the Agent (collectively, the “Reports”);
(c)    expressly agrees and acknowledges that the Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;
(d)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel;
(e)    agrees to keep all Reports confidential in accordance with the provisions of Section 10.07 hereof; and
(f)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
9.13    Agency for Perfection.
Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Law of the United States can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent's instructions.
9.14    Indemnification of Agent. Without limiting the obligations of the Loan Parties hereunder, the Lenders hereby agree to indemnify the Agent, the L/C Issuer and any Related Party, as the case may be, ratably according to their Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent, the L/C Issuer and their Related Parties in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by the Agent, the L/C Issuer and their Related Parties in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s, the L/C Issuer’s and their Related Parties’ gross negligence, bad faith or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.
9.15    Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.
9.16    Defaulting Lenders.
(a)    Notwithstanding the provisions of Section 2.14 hereof, the Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers to the Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, the Agent shall transfer any such payments (i) first, to the Swing Line Lender to the extent of any Swing Line Loans that were made by the Swing Line Lender and that were required to be, but were not, paid by the Defaulting Lender, (ii) second, to the L/C Issuer, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (iii) third, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (iv) to the Cash Collateral Account, the proceeds of which shall be retained by the Agent and may be made available to be re-advanced to or for the benefit of the Borrowers (upon the request of the Lead Borrower and subject to the conditions set forth in Section 4.02) as if such Defaulting Lender had made its portion of the Loans (or other funding obligations) hereunder, and (v) from and after the date on which all other Obligations have been paid in full (other than Other Liabilities), to such Defaulting Lender. Subject to the foregoing, the Agent may hold and, in its discretion, re-lend to the Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by the Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Applicable Percentages in connection therewith) and for the purpose of calculating the fee payable under Section 2.09(a), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 10.01(a) through (c). The provisions of this Section 9.16 shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, the Agent, the L/C Issuer, and the Borrowers shall have waived, in writing, the application of this Section 9.16 to such Defaulting Lender, or (z) the date on which such Defaulting Lender pays to the Agent all amounts owing by such Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by the Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by the Agent pursuant to Section 9.16(b) shall be released to the Borrowers). The operation of this Section 9.16 shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to the Agent, the L/C Issuer, the Swing Line Lender, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrowers, at their option, upon written notice to the Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to the Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Assumption in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than any Other Liabilities, but including (1) all interest, fees (except any commitment fees or Letter of Credit Fees not due to such Defaulting Lender in accordance with the terms of this Agreement), and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Applicable Percentage of its participation in the Letters of Credit); provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Credit Parties’ or the Loan Parties’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 9.16 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 9.16 shall control and govern.
(b)    If any Swing Line Loan or Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender, then:
(i)    such Defaulting Lender’s participation interest in any Swing Line Loan or Letter of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the Outstanding Amount sum of all Non-Defaulting Lenders’ Credit Extensions after giving effect to such reallocation does not exceed the total of all Non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time;
(ii)    if the reallocation described in clause (b)(i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Agent (x) first, prepay such Defaulting Lender’s participation in any outstanding Swing Line Loans (after giving effect to any partial reallocation pursuant to clause (b)(i) above) and (y) second, cash collateralize such Defaulting Lender’s participation in Letters of Credit (after giving effect to any partial reallocation pursuant to clause (b)(i) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent, for so long as such L/C Obligations are outstanding; provided, that the Borrowers shall not be obligated to cash collateralize any Defaulting Lender’s participations in Letters of Credit if such Defaulting Lender is also the L/C Issuer;
(iii)    if the Borrowers cash collateralize any portion of such Defaulting Lender’s participation in Letters of Credit Exposure pursuant to this Section 9.16(b), the Borrowers shall not be required to pay any Letter of Credit Fees to the Agent for the account of such Defaulting Lender pursuant to Section 2.03 with respect to such cash collateralized portion of such Defaulting Lender’s participation in Letters of Credit during the period such participation is cash collateralized;
(iv)    to the extent the participation by any Non-Defaulting Lender in the Letters of Credit is reallocated pursuant to this Section 9.16(b), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.03 shall be adjusted in accordance with such reallocation;
(v)    to the extent any Defaulting Lender’s participation in Letters of Credit is neither cash collateralized nor reallocated pursuant to this Section 9.16(b), then, without prejudice to any rights or remedies of the L/C Issuer or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.03 with respect to such portion of such participation shall instead be payable to the L/C Issuer until such portion of such Defaulting Lender’s participation is cash collateralized or reallocated;
(vi)    so long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to make any Swing Line Loan and the L/C Issuer shall not be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Applicable Percentage of such Swing Line Loans or Letter of Credit cannot be reallocated pursuant to this Section 9.16(b) or (y) the Swing Line Lender or the L/C Issuer, as applicable, has not otherwise entered into arrangements reasonably satisfactory to the Swing Line Lender or the L/C Issuer, as applicable, and the Borrowers to eliminate the Swing Line Lender’s or L/C Issuer’s risk with respect to the Defaulting Lender’s participation in Swing Line Loans or Letters of Credit; and
(vii)    The Agent may release any cash collateral provided by the Borrowers pursuant to this Section 9.16(b) to the L/C Issuer and the L/C Issuer may apply any such cash collateral to the payment of such Defaulting Lender’s Applicable Percentage of any Letter of Credit Disbursement that is not reimbursed by the Borrowers pursuant to Section 2.03. Subject to Section 10.25, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
9.17    Intercreditor Agreement.
Each Lender (a) hereby authorizes and instructs the Agent to enter into the Intercreditor Agreement, and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to the Intercreditor Agreement, in connection with the incurrence by any Loan Party of the Notes Facility and to subject the Liens on the Collateral securing the Obligations to the provisions thereof and (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement.
9.18    Other Liabilities.
Except as otherwise expressly set forth herein or in any Facility Guaranty or any Security Document, no Lender Counterparty that obtains the benefits of any Facility Guaranty or any Collateral by virtue of the provisions hereof or of any Facility Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Other Liabilities unless the Agent has received written notice of such Other Liabilities, together with such supporting documentation as the Agent may request, from the applicable Lender Counterparty.
9.19    Providers.
Each provider of Bank Products or Cash Management Services (each, a “Provider”) in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom the Agent is acting. The Agent hereby agrees to act as agent for such Providers and, by virtue of entering into an agreement in respect of Bank Products or Cash Management Services (each, a “Specified Agreement”), the applicable Provider automatically shall be deemed to have appointed each Agent as its agent and to have accepted the benefits of the Loan Documents. It is understood and agreed that the rights and benefits of each Provider under the Loan Documents consist exclusively of such Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to the Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Provider, by virtue of entering into a Specified Agreement, automatically shall be deemed to have agreed that the Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release Bank Products Reserves and reserves in respect of Cash Management Services and that if reserves are established there is no obligation on the part of the Agent to determine or insure whether the amount of any such reserve is appropriate or not. The Agent shall have no obligation to calculate the amount due and payable with respect to any Other Liabilities, but may rely upon a written notice from the applicable Provider provided pursuant to Section 9.12(a). In the absence of an updated written notice, the Agent shall be entitled to assume that the amount due and payable to the applicable Provider is the amount last certified to the Agent by such Provider as being due and payable (less any distributions made to such Provider on account thereof). Borrowers may obtain Bank Products or Cash Management Services from any Provider, although Borrowers are not required to do so. Each Borrower acknowledges and agrees that no Provider has committed to provide any Bank Products or Cash Management Services solely as a result of this Agreement and that any provision of any Bank Products or Cash Management Services by any Provider is in the sole and absolute discretion of such Provider, subject in all respects to any existing or future written agreement between any such Provider and any Borrower, Loan Party or other Subsidiary.
9.20    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Agent makes a payment hereunder in error to any Lender or any L/C Issuer, whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Lender or any L/C Issuer receiving a Rescindable Amount severally agrees to repay to the Agent forthwith on demand the Rescindable Amount received by such Lender or L/C Issuer in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. Each Lender and each L/C Issuer irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Agent shall inform each Lender or L/C Issuer promptly upon determining that any payment made to such Lender or L/C Issuer comprised, in whole or in part, a Rescindable Amount.
ARTICLE X
MISCELLANEOUS
10.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Agent, with the Consent of the Required Lenders, and the Lead Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Agent, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written Consent of such Lender;
(b)    as to any Lender, postpone any date fixed by this Agreement or any other Loan Document for (i) any scheduled payment (including the Maturity Date) or mandatory prepayment of principal, interest, fees or other amounts due hereunder or under any of the other Loan Documents without the written Consent of such Lender entitled to such payment, or (ii) any scheduled or mandatory reduction or termination of the Aggregate Commitments hereunder or under any other Loan Document without the written Consent of such Lender;
(c)    as to any Lender, reduce the principal of or the rate of interest specified herein on, any Loan held by such Lender, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document to or for the account of such Lender, without the written Consent of each Lender entitled to such amount; provided, however, that only the Consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;
(d)    as to any Lender, change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written Consent of such Lender;
(e)    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written Consent of each Lender;
(f)    except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written Consent of each Lender;
(g)    except for Permitted Dispositions, release all or substantially all of the Collateral from the Liens of the Security Documents without the written Consent of each Lender;
(h)    change the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased without the written Consent of each Lender, provided that the foregoing shall not limit the discretion of the Agent to change, establish or eliminate any Reserves;
(i)    modify the definition of Permitted Overadvance so as to increase the amount thereof or, except as provided in such definition, the time period for which a Permitted Overadvance may remain outstanding without the written Consent of each Lender; and
(j)    except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written Consent of each Lender;
and, provided further, that (i) no amendment, waiver or Consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or Consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or Consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of the Agent under this Agreement or any other Loan Document; (iv) the any fee letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) the Agent and the Lead Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Agent and the Lead Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision; (vi) any waiver, amendment or modification of the Intercreditor Agreement (and any related definitions) may be effected by an agreement or agreements in writing entered into among the Agent and the Notes Collateral Agent (with the Consent of the Required Lenders but without the Consent of any Loan Party, so long as such amendment, waiver or modification does not impose any additional duties or obligations on the Loan Parties or alter or impair any right of any Loan Party under the Loan Documents) and (vii) any amendment contemplated by Section 3.03 in connection with a Benchmark Transition Event, Early Opt-in Election or Term SOFR Transition Event shall be effective as contemplated by such Section 3.03.
Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (x) no provider or holder of any Other Liabilities shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any Loan Party, (y) any Loan Document may be amended and waived with the consent of the Agent at the request of the Lead Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects, or (iii) to cause any Loan Document to be consistent with this Agreement and the other Loan Documents and (z) any amendment contemplated by Section 3.03(b) of this Agreement in connection with a Benchmark Transition Event, an Early Opt-in Election or Term SOFR Transition Event shall be effective as contemplated by such Section 3.03(b) hereof.
If any Lender does not Consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the Consent of each Lender and that has been approved by the Required Lenders, the Lead Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Lead Borrower to be made pursuant to this paragraph).

10.02    Notices; Effectiveness; Electronic Communications.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Loan Parties, the Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Loan Parties, the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Loan Parties, the Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Lead Borrower, the Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(e)    Reliance by Agent, L/C Issuer and Lenders. The Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.
10.03    No Waiver; Cumulative Remedies. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.
10.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrowers shall pay all Credit Party Expenses.
(b)    Indemnification by the Loan Parties. The Loan Parties shall indemnify the Agent (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the reasonable and documented fees, charges and disbursements of any outside counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agent (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, any bank advising or confirming a Letter of Credit or any other nominated person with respect to a Letter of Credit seeking to be reimbursed or indemnified or compensated, and any third party seeking to enforce the rights of a Borrower, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds, or holder of an instrument or document related to any Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses to the extend resulting from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction by final and non-appealable judgment, (y) a material breach of the obligations of such Indemnitee under this Agreement as determined by a court of competent jurisdiction in a final non-appealable judgment or (z) any proceeding that does not involve an act or omission by any Loan Party or any Affiliate thereof and that is brought by an Indemnitee against any other Indemnitee other than any claims against any Indemnitee in its respective capacity or in fulfilling its role as Agent, collateral agent, an Arranger or any similar role under Loan Documents. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, causes of action, damages, liabilities, settlement payments, costs, and/or related expenses arising from any non-Tax claim.
(c)    Reimbursement by Lenders. Without limiting their obligations under Section 9.14 hereof, to the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it, each Lender severally agrees to pay to the Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable on demand therefor.
(f)    Survival. The agreements in this Section shall survive the resignation of the Agent and the L/C Issuer, the assignment of any Commitment or Loan by any Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05    Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Agent upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of subsection Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Lead Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof; and provided further that no consent of the Lead Borrower shall be required in connection with the assignment by a Lender of its rights and obligations under this Agreement to any Person that would otherwise qualify as an Eligible Assignee hereunder as part of an assignment and transfer of such Lender’s rights in and to a material portion of such Lender’s portfolio of asset based credit facilities; and
(B)    the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)    the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
(D)    the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the assignment of any Commitment.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided, however, that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.
Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits and subject to the requirements of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).
(c)    Register. The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Agent, sell participations to any Person (other than a natural person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents; provided that no Lender shall have any obligation to disclose all or any portion of such participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment and/or Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in such participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in such participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining such participant Register.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits and subject to the requirements of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01(e) as though it were a Lender.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)    Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo assigns all of its Commitment and Loans pursuant to subsection (b) above, Wells Fargo may, (i) upon 30 days’ notice to the Lead Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Lead Borrower, Wells Fargo may resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Lead Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Lead Borrower to appoint any such successor shall affect the resignation of Wells Fargo as L/C Issuer or Swing Line Lender, as the case may be. If Wells Fargo resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto. If Wells Fargo resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Wells Fargo to effectively assume the obligations of Wells Fargo with respect to such Letters of Credit.
10.07    Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Lead Borrower, (h) with the consent of the Lead Borrower, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (j) to the extent that such information is independently developed by such Lender, (k) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties, or (l) for purposes of establishing a “due diligence” defense.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof, provided that, in the case of information received from any Loan Party or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Credit Parties acknowledges that (a) the Information may include MNPI concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of MNPI and (c) it will handle such MNPI in accordance with applicable Law, including Federal and state securities Laws.
10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Agent or the Required Lenders, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 8.03 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Lead Borrower and the Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Counterparts; Integration; Effectiveness.
(a)    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
(b)    Without limiting the provisions of clause (a) above, this Agreement and any notices delivered under this Agreement, may be executed by means of (a) an electronic signature that complies with the Federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. The Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement or on any notice delivered to the Agent under this Agreement.
10.11    Survival; Release of Liens. All covenants, agreements, representations and warranties made by the Borrowers in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, any L/C Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and this Agreement and all of such covenants, agreements, representations and warranties shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 3.01, Section 3.04, Section 3.05 and Section 10.04 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provisions hereof.
(b)    Any Lien on any property granted to or held by the Agent under any Loan Document shall terminate upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations for which claims have not been asserted and (B) unless the Obligations have been accelerated as a result of the occurrence of any Event of Default or the Loan Parties are liquidating substantially all of their assets, subject to the first proviso hereto, Obligations in respect of Other Liabilities) and the expiration, termination or Cash Collateralization (or issuance of a supporting letter of credit satisfactory to the L/C Issuers and the Agent) of all Letters of Credit; provided, however, that in connection with the termination of the Aggregate Commitments and satisfaction of the Loans and Letters of Credit as set forth above, the Agent may require such indemnities or, in the case of the succeeding clause (y) only, collateral security as it shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (y) any Obligations that may then exist or thereafter arise with respect to Other Liabilities (other than Swap Contracts or foreign exchange facilities) to the extent the same is provided for pursuant to the documentation governing such Other Liabilities (it being understood that, to the extent the documentation governing such Other Liabilities permits or requires termination of such services upon the termination of the Aggregate Commitments and satisfaction of the Loans and Letters of Credit as set forth above, any Loan Party and Lender may negotiate such contractual arrangements as they deem proper to provide for the continued provision of such services); provided, further, that any such Liens granted pursuant to the Loan Documents shall be reinstated if at any time payment, or any part thereof, of any Loans or Letters of Credit is rescinded or must otherwise be restored by any Credit Party upon the bankruptcy or reorganization of any Loan Party. At the request and sole expense of any Loan Party following any such termination, the Agent shall deliver to such Loan Party any Collateral held by the Agent under any Loan Document, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.
10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.13    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any

Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrowers shall have paid to the Agent the assignment fee specified in Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)    such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
10.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, SUBJECT TO THE LAST SENTENCE HEREOF, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, SUBJECT TO THE LAST SENTENCE HEREOF, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE

FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE EXERCISE OF THE CREDIT PARTIES OF THEIR RIGHTS AND REMEDIES WITH RESPECT TO THE COLLATERAL OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.
10.17    USA PATRIOT Act Notice. Each Lender that is subject to the requirements of the Patriot Act and the Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act.
10.18    Time of the Essence. Time is of the essence of the Loan Documents.
10.19    Press Releases.
(a) At any time prior to the public disclosure of this Agreement, with the Parent’s and the Lead Borrower’s written consent, which consent may be granted or withheld in the Parent’s and the Lead Borrower’s discretion, and (b) at any time thereafter, the Parent and the Lead Borrower hereby each agree that the Agent and the Arrangers may use the name or other identifying information of the Parent or the Lead Borrower solely in connection with a press release, “tombstone” or similar advertisements, or in connection with other disclosure to the “gold Sheets” or similar bank trade publications with respect to this Agreement; provided that the Agent, the Arrangers, the Syndication Agent or any Documentation Agent will not use the Parent’s or Lead Borrower’s logo or trademark for marketing purposes other than in customary pitch book materials, and if the Parent’s or Lead Borrower’s logo or trademark is so used, then the Parent’s or Lead Borrower’s logo or trademark shall not be featured more prominently or in a larger font or image size than the any logo or trademark of any other entity used therein; and provided further that in no event may the Agent, Arrangers, the Syndication Agent or any Documentation Agent use the Parent’s or Lead Borrower’s logo or trademark in any customary pitch book materials prepared or presented for public use or marketing purposes other than to presentations or pitches made to companies on an individual basis.
10.20    Additional Waivers.
(a)    The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by applicable Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Agent or any other Credit Party.
(b)    The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after the termination of the Commitments).
(c)    To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. The Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations (other than Other Liabilities) have been indefeasibly paid in full in cash and the Commitments have been terminated. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.
(d)    Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.
(e)    Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party hereby absolutely, knowingly, unconditionally, and expressly waives any and all claim, defense or benefit arising directly or indirectly under any one or more of Sections 2787 to 2855 inclusive of the California Civil Code or any similar law of California.
10.21    No Strict Construction.
The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this

Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
10.22    Attachments.
The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.
10.23    Independent Effect of Covenants; Inconsistencies.
(a)    The Loan Parties expressly acknowledge and agree that each covenant contained in Articles VI or VII hereof shall be given independent effect. Accordingly, the Loan Parties shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VI or VII, before or after giving effect to such transaction or act, the Loan Parties shall or would be in breach of any other covenant contained in Articles VI or VII.
(b)    In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Loan Parties or further restricts the rights of the Loan Parties or gives the Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect; provided further that the Intercreditor Agreement governs and controls in the event of any conflict with any other Loan Document.
10.24    Keepwell.
Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Facility Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.24 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.24, or otherwise under the Facility Guaranty, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of the Obligations. Each Qualified ECP Guarantor intends that this Section 10.24 constitute, and this Section 10.24 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
10.25    Acknowledgment and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and

Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.26    Acknowledgement Regarding any Supported QFCs.
    To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
10.27    Amendment and Restatement.
    This Agreement is an amendment and restatement of the Existing Credit Agreement, it being acknowledged and agreed that as of the Closing Date all obligations outstanding under or in connection with the Existing Credit Agreement and any of the other Loan Documents (such obligations, collectively, the “Existing Obligations”) constitute obligations under this Agreement. This Agreement is in no way intended to constitute a novation of the Existing Credit Agreement or the Existing Obligations. With respect to (i) any date or time period occurring and ending prior to the Closing Date, the Existing Credit Agreement and the other Loan Documents shall govern the respective rights and obligations of any party or parties hereto also party thereto and shall for such purposes remain in full force and effect; and (ii) any date or time period occurring or ending on or after the Closing Date, the rights and obligations of the parties hereto shall be governed by this Agreement (including, without limitation, the exhibits and schedules hereto) and the other Loan Documents. From and after the Closing Date, any reference to the Existing Credit Agreement in any of the other Loan Documents executed or issued by and/or delivered to any one or more parties hereto pursuant to or in connection therewith shall be deemed to be a reference to this Agreement, and the provisions of this Agreement shall prevail in the event of any conflict or inconsistency between such provisions and those of the Existing Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

BORROWERS:

ABERCROMBIE & FITCH
MANAGEMENT CO., as Lead Borrower
ABERCROMBIE & FITCH STORES, INC.
ABERCROMBIE & FITCH TRADING CO., each as a Borrower

By:     /s/ Everett Gallagher
Name:    Everett E. Gallagher, Jr.
Title:    Senior Vice President & Treasurer

[Abercrombie - Signature Page to Amended and Restated Credit Agreement]

GUARANTORS:

ABERCROMBIE & FITCH CO., as Parent and as a Guarantor

By:     /s/ Everett Gallagher
Name:    Everett E. Gallagher, Jr.
Title:    Senior Vice President - Tax, Treasury & Risk Management & Treasurer

A & F TRADEMARK, INC.
ABERCROMBIE & FITCH HOLDING CORPORATION
HOLLISTER CO.
J.M.H. TRADEMARK, INC.
HOLLISTER CO. CALIFORNIA, LLC
AFH PUERTO RICO LLC
A&F CANADA HOLDING CO., as Guarantors

By:     /s/ Everett Gallagher
Name:    Everett E. Gallagher, Jr.
Title:    Senior Vice President & Treasurer

ABERCROMBIE & FITCH PROCUREMENT SERVICES, LLC, as Guarantor

By:    Abercrombie & Fitch Trading Co.,
    its Sole Member

By:     /s/ Everett Gallagher
Name:    Everett E. Gallagher, Jr.
Title:    Senior Vice President & Treasurer
[Abercrombie - Signature Page to Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent
By: /s/ Jai Alexander
Name: Jai Alexander
                            Title: Its Authorized Signatory
[Abercrombie - Signature Page to Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION as L/C Issuer, as a Lender and Swing Line Lender
By: /s/ Jai Alexander
Name: Jai Alexander
Title: Its Authorized Signatory
[Abercrombie - Signature Page to Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender and an L/C Issuer
By: /s/ Brendan Korb
Name: Brendan Korb
Title: Vice President
[Abercrombie - Signature Page to Amended and Restated Credit Agreement]

CITIZENS BUSINESS CAPITAL f/k/a RBS Citizens Business Capital, a division of Citizens Asset Finance, Inc. f/k/a RBS Asset Finance, Inc., as a Lender and a L/C Issuer

By: /s/ Madison Burns
Name: Madison Burns
Title: Assistant Vice President
[Abercrombie - Signature Page to Amended and Restated Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By: /s/ Ashley K Brenner
Name: Ashley K Brenner
Title: Director
[Abercrombie - Signature Page to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By: /s/ Brian Lindblom
Name: Brian Lindblom
Title: Senior Vice President
[Abercrombie - Signature Page to Amended and Restated Credit Agreement]

THE HUNTINGTON NATIONAL BANK, N.A., as a Lender

By: /s/ Lynsey M. Sausarman
Name: Lynsey M. Sausarman
Title: Assistant Vice President

[Abercrombie - Signature Page to Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Thomas P. Chidester
Name: Thomas P. Chidester
Title: Vice President
[Abercrombie - Signature Page to Amended and Restated Credit Agreement]

Fifth Third Bank, National Association, as a Lender

By: /s/ Mark Pienkos
Name: Mark Pienkos
Title:    Managing Director
[Abercrombie - Signature Page to Amended and Restated Credit Agreement]

Schedule 1.01(a)
Borrowers
Abercrombie & Fitch Management Co.
Abercrombie & Fitch Stores, Inc.
Abercrombie & Fitch Trading Co.

Schedule 1.01(b)
Excluded Affiliates
[*]1
[*]
[*]
[*]
[*]
[*]
1 [*]

Schedule 1.02
Guarantors
Abercrombie & Fitch Co.
Abercrombie & Fitch Holding Corporation
Abercrombie & Fitch Procurement Services, LLC
A&F Canada Holding Co.
A & F Trademark, Inc.
AFH Puerto Rico LLC
Hollister Co.
Hollister Co. California, LLC
J.M.H. Trademark, Inc.

Schedule 1.03
Immaterial Subsidiaries
Abercrombie & Fitch Distribution Company
Canoe, LLC
Crombie, LLC
DFZ, LLC
Fan Company, LLC
NSOP, LLC

Schedule 2.01
Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
Wells Fargo Bank, National Association	$115,000,000.00	28.750000000%
JPMorgan Chase Bank, N.A.	$55,000,000.00	13.750000000%
Citizens Business Capital f/k/a RBS Citizens Business Capital, a division of Citizens Asset Finance, Inc. f/k/a RBS Asset Finance, Inc.	$55,000,000.00	13.750000000%
HSBC Bank USA, N.A.	$42,000,000.00	10.500000000%
Bank of America, N.A.	$36,000,000.00	9.000000000%
The Huntington National Bank, N.A.	$36,000,000.00	9.000000000%
U.S. Bank National Association	$36,000,000.00	9.000000000%
Fifth Third Bank, National Association	$25,000,000.00	6.250000000%
TOTAL	$400,000,000.00	100.000000000%

Schedule 5.01
Loan Parties Organizational Information

Name of Loan Party	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Federal Taxpayer Identification Number
Abercrombie & Fitch Management Co.	Corporation	Delaware	2148830	31-1228829
Abercrombie & Fitch Stores, Inc.	Corporation	Ohio	1174510	52-2258697
Abercrombie & Fitch Trading Co.	Corporation	Ohio	1174438	52-2258694
Abercrombie & Fitch Co.	Corporation	Delaware	2638096	31-1469076
Abercrombie & Fitch Holding Corporation	Corporation	Delaware	2148848	31-1228832
Abercrombie & Fitch Procurement Services, LLC	Limited liability company	Ohio	1174500	52-2258700
A&F Canada Holding Co.	Corporation	Delaware	3916503	59-3795568
A & F Trademark, Inc.	Corporation	Delaware	2148831	51-0306048
Hollister Co.	Corporation	Delaware	3910335	31-1682229
Hollister Co. California, LLC	Limited liability company	California	201021410241	N/A
J.M.H. Trademark, Inc.	Corporation	Delaware	3098997	51-0396072
AFH Puerto Rico LLC	Limited liability company	Ohio	1932722	80-0587438

Schedule 5.08(b)(1)
Owned Real Estate

Name of Loan Party	Tax Parcel Identification Number	Location and Description of Real Property	County	Name of any Lien or Mortgage Holder
Abercrombie & Fitch Management Co.	222-004739	6245 Evans Road Evans Road Brad Holbert Sub	Franklin County	N/A
Abercrombie & Fitch Management Co.	222-004740	Evans Road Evans Road Brad Holbert Sub	Franklin County	N/A
Abercrombie & Fitch Management Co.	222-001950	6300 and 6301 Fitch Path 5906 Kitzmiller Road R16 T2 1/4T4 232.288 ACS	Franklin County
First Lien Mortgage Holder – U.S. Bank National Association, as collateral agent for the Cash Flow Secured Parties

Second Lien Mortgage Holder – Wells Fargo Bank, National Association, as Agent for the benefit of the Lenders

Abercrombie & Fitch Management Co.	222-004966	7696 Dublin Granville Rd Kitzmiller Road and Old 161 R16 T2 1/4T4 27.161 ACS	Franklin County	N/A
Abercrombie & Fitch Management Co.	222-001951	8122 Granville Road R16 T2 1/4T4 41.295 acre tract of land	Franklin County	N/A
Abercrombie & Fitch Management Co.	222-002138	7901 Central College Rd	Franklin County	First Lien Mortgage Holder –

		74.087 acre tract of land on the northeast section of main campus		U.S. Bank National Association, as collateral agent for the Cash Flow Secured Parties Second Lien Mortgage Holder – Wells Fargo Bank, National Association, as Agent for the benefit of the Lenders
Abercrombie & Fitch Management Co.	222-004472	Smith Mills Road 25.849 ACS	Franklin County	N/A
Abercrombie & Fitch Management Co.	222-004334	Kitzmiller Rd R16 T2 1/4T4 27.0927 ACS	Franklin County	N/A
Abercrombie & Fitch Management Co.	222-005154	7775 Smith’s Mill Road, New Albany, OH 63.549 ACS	Franklin County
First Lien Mortgage Holder – U.S. Bank National Association, as collateral agent for the Cash Flow Secured Parties
Second Lien Mortgage Holder – Wells Fargo Bank, National Association, as Agent for the benefit of the Lenders

Schedule 5.08(b)(2)
Leased Real Estate
See attached.

TR LL Contacts (In
Process or Open Stores)

Store Brand	Store Number	Center Name	RMS Address	RMS Address 2	RMS City	RMS State	RMS Zip Code	Developer	Landlord Contact # (Email if no #)
Abercrombie & Fitch/abercrombie	11010	Plaza Las Americas	525 Ave. F.D. Roosevelt, Ste 112		San Juan	PR	918	Plaza Las Americas, Inc.	787-767-1525
Abercrombie & Fitch/abercrombie	21111	Plaza Las Americas	525 Ave F.D. Roosevelt		San Juan	PR	918	Plaza Las Americas, Inc.	787-767-1525
Hollister Co	31176	Mall of San Juan	1000 MALL OF SAN JUAN BLVD STE 184		San Juan	PR	924	Taubman	248-258-7229
abercrombie	20110	Smith Haven	313 Smith Haven Mall, Routes 25 and 347		Lake Grove	NY	11755	Simon	317-263-7048
abercrombie	20111	North Point	1000 North Point Circle		Alpharetta	GA	30022	General Growth	(312)960-5262
abercrombie	20114	Memorial City	303 Memorial City Mall	Suite 204	Houston	TX	77024	Metronational	(713)935-7105
abercrombie	20116	Fayette	3615 Nicholasville Road	Suite E500	Lexington	KY	40503	CBL	(423)490-8317
abercrombie	20119	Roosevelt Field	630 Old Country Road	spc. 2040	Garden City	NY	11530	Simon Property Group, L.P.	317-263-7048
abercrombie	20134	Washington Square	9393 S. West Washington Square Road		Tigard	OR	97223	Macerich	866-811-1095
abercrombie	20135	Topanga	6600 Topanga Canyon Blvd	Space 1020	Canoga Park	CA	91303	Westfield	310-689-5623
abercrombie	20141	Willowbrook	7925 FM 1960 West	Space 1122	Houston	TX	77070	General Growth	(312)960-5262
abercrombie	20142	Glendale Galleria	2229 Glendale Galleria		Glendale	CA	91210	General Growth	(312)960-5262
abercrombie	20146	Fashion Fair	691 East Shaw Avenue		Fresno	CA	93710	Macerich	866-811-1095
abercrombie	20148	La Plaza	2200 S. 10th Street		McAllen	TX	78503	Simon	317-263-7048
abercrombie	20150	Mall at Millenia	4200 Conroy Road		Orlando	FL	32839	Forbes	(248)827-4600
abercrombie	20153	Jersey Gardens Outlet	651 Kapkowski Road	Space 2016	Elizabeth	NJ	7201	Simon Property Group, Inc.	317-263-7048
abercrombie	20158	Ontario Mills	One Mills Circle		Ontario	CA	91764	Simon	317-263-7048
abercrombie	20161	Falls	8888 SW 136th Street		Miami	FL	33176	Simon	317-263-7048
abercrombie	20162	First Colony	16535 Southwest Freeway		Sugar Land	TX	77479	General Growth	(312)960-5262
abercrombie	20163	Solomon Pond	601 Donald Lynch Blvd		Marlborough	MA	1752	Simon	317-263-7048
abercrombie	20164	Shops at La Cantera	15900 LaCantera Parkway	Suite 10030	San Antonio	TX	78256	General Growth	(312)960-5262
abercrombie	20165	Mall in Columbia	10300 Little Patuxent Parkway	Space 1810	Columbia	MD	21044	General Growth	(312)960-5262
abercrombie	20167	Burlington	75 Middlesex Turnpike	1003	Burlington	MA	1803	Simon	317-263-7048
abercrombie	20168	Santa Anita	400 South Baldwin Avenue		Arcadia	CA	91007	Westfield	310-689-5623
abercrombie	20170	Main Place	2800 North Main Street	Suite 775	Santa Ana	CA	92705	Centennial Real Estate Management, LLC	(310)445-2472
abercrombie	20171	Brandon Town Center	425 Brandon Town Center Mall		Brandon	FL	33511	Westfield	310-689-5623
abercrombie	20173	Arden Fair	1689 Arden Way		Sacramento	CA	95815	Macerich	866-811-1095
abercrombie	20175	Town Square	6689 Las Vegas Boulevard South	Suite 105	Las Vegas	NV	89119	Forest City	216-621-6060
abercrombie	20178	Natick	1245 Worcester Street		Natick	MA	1760	General Growth	(312)960-5262
abercrombie	20179	Bridgewater Commons	400 Commons Way	Sp# 2385, 279 or 244	Bridgewater	NJ	8807	General Growth	(312)960-5262
abercrombie	20180	Towsontown	825 Dulaney Valley Road		Towson	MD	21204	General Growth	(312)960-5262
abercrombie	20182	King of Prussia	160 N. Gulph Road		King of Prussia	PA	19406	Simon	317-263-7048
abercrombie	20183	St. Johns Town Center	4790 River City Drive	Suite 0125	Jacksonville	FL	32246	Simon	317-263-7048
abercrombie	20185	Deerbrook	20131 Highway 59 North		Humble	TX	77338	General Growth	(312)960-5262
abercrombie	20191	Cielo Vista	8401 Gateway Blvd West		El Paso	TX	79925	Simon	317-263-7048
abercrombie	20194	Rockingham Park	99 Rockingham Park Blvd		Salem	NH	3079	Simon	317-263-7048
abercrombie	20198	Northshore	210 Andover Street		Peabody	MA	1960	Simon	317-263-7048
abercrombie	20203	Fashion Square	7014 E. Camelback Rd. Space 2224		Scottsdale	AZ	85251	Macerich	866-811-1095
abercrombie	20204	Kenwood Towne Centre	7875 Montgomery Rd. Space # 79		Cincinnati	OH	45236	General Growth	(312)960-5262
abercrombie	20206	Woodfield	L302 Woodfield Shopping Center		Schaumburg	IL	60173	Simon	317-263-7048
abercrombie	20207	Westfarms	500 Westfarms Mall		Farmington	CT	6032	Taubman	248-258-7229
abercrombie	20209	Mall of America	209 West Market Street		Bloomington	MN	55425	Triple 5	952-883-8530
abercrombie	20211	Easton Town Center	3968 Easton Station Space B-112		Columbus	OH	43219	Steiner + Associates, Inc.	614-416-8350
abercrombie	20218	Rivertown Crossings	4700 Wilson Ave	Space 2188	Grand Rapids	MI	49418	General Growth	(312)960-5262
abercrombie	20226	Mall of Georgia	3333 Buford Drive, Suite 2024		Buford	GA	30519	Simon	317-263-7048
abercrombie	20233	Florida	8001 S. Orange Blossom Trail, Rm #1232		Orlando	FL	32809	Simon	317-263-7048
abercrombie	20237	Park Place	5870 E. Broadway Blvd. Space #144		Tucson	AZ	85711	General Growth	(312)960-5262
abercrombie	20238	Four Seasons	400 Four Seasons Town Centre	Space 137	Greensboro	NC	27407	General Growth	(312)960-5262
abercrombie	20242	Stonebriar	2601 Preston Rd, Space # 2232		Frisco	TX	75034	General Growth	(312)960-5262
abercrombie	20251	Coastal Grand	2000 Coastal Grand Circle		Myrtle Beach	SC	29577	CBL	(423)490-8317
abercrombie	20253	Garden State	1 Garden State Plaza		Paramus	NJ	7652	Westfield	310-689-5623
abercrombie	20259	Water Tower	835 N. Michigan Avenue		Chicago	IL	60611	General Growth	(312)960-5262
abercrombie	20262	Gateway	111 S. Rio Grande Street	#60	Salt Lake City	UT	84101	Inland Mid-Atlantic Management Corp. #121	(801)456-0001
abercrombie	20273	Twelve Oaks	27500 Novi Road, Space D-159		Novi	MI	48377	Taubman	248-258-7229
abercrombie	20279	Westchester	125 Westchester Avenue, Space #2250		White Plains	NY	10601	Simon	317-263-7048
abercrombie	20285	Valley Fair	2855 Stevens Creek Blvd, Space B441		Santa Clara	CA	95050	Westfield	310-689-5623

abercrombie	20300	Fashion Valley	7007 Friars Rd.		San Diego	CA	92108	Simon	317-263-7048
abercrombie	20313	Oak Park	11461 West 95th Street, Space 176		Overland Park	KS	66214	CBL	(423)490-8317
abercrombie	20333	Palisades	2470 Palisades Center Drive		West Nyack	NY	10994	Pyramid	(315)422-7000
abercrombie	20334	South Shore	250 Granite Street	Space # 2060	Braintree	MA	2184	Simon	317-263-7048
abercrombie	20344	Fair Oaks	11731U Fair Oaks Mall	J-216K	Fairfax	VA	22033	Taubman	248-258-7229
abercrombie	20347	Willowbrook	1400 Willowbrook Mall		Wayne	NJ	7470	General Growth	(312)960-5262
abercrombie	20352	Woodlands	1201 Lake Woodlands Drive, Suite 1048		The Woodlands	TX	77380	General Growth	(312)960-5262
abercrombie	20354	Houston Galleria	5015 Westheimer, Suite #3310		Houston	TX	77056	Simon	317-263-7048
abercrombie	20358	Brea	1065 Brea Mall		Brea	CA	92821	Simon	317-263-7048
abercrombie	20369	Town Center at Cobb	400 Barrett Parkway, Suite 260		Kennesaw	GA	30144	Simon	317-263-7048
abercrombie	20373	South Coast	3333 Bristol Avenue, Spc 2048		Costa Mesa	CA	92626	Segerstrom	(714)546-0110
abercrombie	20396	Aventura	19575 Biscayne Blvd	Suite 12	Aventura	FL	33180	Turnberry	305-933-5546
abercrombie	20407	Ala Moana	1450 Ala Moana Blvd,	Suite 3242	Honolulu	HI	96814	General Growth	(312)960-5262
abercrombie	20408	San Marcos	4015 I-35 South	Suite 401	San Marcos	TX	78666	Tanger Properties Limited Properties	(336)856-6013
Hollister Co	30636	Berkshire	1665 State Hill Road		Wyomissing	PA	19610	Allied Capital	(610)376-3443
abercrombie	21278	Gurnee Mills	6170 W. Grand Avenue		Gurnee	IL	60031	Simon	317-263-7048
abercrombie	21284	Katy Mills	5000 Katy Mills Circle		Katy	TX	77494	Simon	317-263-7048
abercrombie	21286	San Francisco Premium Outlets	2788 Paragon Outlets Drive		Livermore	CA	94551	Simon	317-263-7048
abercrombie	21316	Fox Valley	22-4 Fox Valley Center		Aurora	IL	60504	Centennial Real Estate Management, LLC	(310)445-2472
abercrombie	21409	International Plaza	2223 N. West Shore Blvd, Ste 118		Tampa	FL	33607	Taubman	248-258-7229
abercrombie	21640	Southpark	4400 Sharon Road		Charlotte	NC	28211	Simon	317-263-7048
Abercrombie & Fitch	10401	Willowbrook	7925 FM 1960 West	Space # 1480	Houston	TX	77070	General Growth	(312)960-5262
Abercrombie & Fitch	10402	Valley Fair	2855 Stevens Creek Blvd, Space B585		Santa Clara	CA	95050	Westfield	310-689-5623
Abercrombie & Fitch	10403	La Plaza	2200 South 10th Street	Space #Q09A	McAllen	TX	78503	Simon	317-263-7048
Abercrombie & Fitch	10404	Twelve Oaks	27500 Novi Road, Space B-135		Novi	MI	48377	Taubman	248-258-7229
Abercrombie & Fitch	10407	Paseo Nuevo	721 State Street		Santa Barbara	CA	93101	Jones Lang Lasalle	(241)373-5200
Abercrombie & Fitch	10409	International Plaza	2223 N. Westshore Blvd, Ste 284		Tampa	FL	33607	Taubman	248-258-7229
Abercrombie & Fitch	10419	Mall at Millenia	4200 Conroy Road	Space C-190	Orlando	FL	32839	Forbes	(248)827-4600
Abercrombie & Fitch	10420	Streets at Southpoint	6702 Fayetteville Road, Space 2460		Durham	NC	27713	General Growth	(312)960-5262
Abercrombie & Fitch	10422	Bridgewater Commons	400 Commons Way		Bridgewater	NJ	8807	General Growth	(312)960-5262
Abercrombie & Fitch	10423	Santa Anita	400 South Baldwin Avenue, Space #A8		Arcadia	CA	91007	Westfield	310-689-5623
Abercrombie & Fitch	10427	Millcreek	5800 Peach Street	Space 654	Erie	PA	16565	Cafaro Co.	(330)747-2661
Abercrombie & Fitch	10429	Central	650 Central Mall, Space #66		Fort Smith	AR	72903	Jones Lang Lasalle	14794847585
Abercrombie & Fitch	10430	Fashion Fair	595 East Shaw Avenue		Fresno	CA	93710	Macerich	866-811-1095
Abercrombie & Fitch	10431	Baybrook	500 Baybrook Mall, Space 1034		Friendswood	TX	77546	General Growth	(312)960-5262
Abercrombie & Fitch	10435	Rehoboth Beach Outlets	36470 Seaside Drive	Suite 1600	Rehoboth Beach	DE	19971	Tanger Properties Limited Properties	(336)856-6013
Abercrombie & Fitch	10436	Jersey Gardens Outlet	651 Kapkowski Road	Space 1010	Elizabeth	NJ	7201	Simon Property Group, Inc.	317-263-7048
Abercrombie & Fitch	10438	Wisconsin Dells Outlet	210 Gasser Road	Suite 1140	Baraboo	WI	53913	Tanger Properties Limited Properties	(336)856-6013
Abercrombie & Fitch	10441	Deerbrook	20131 Highway 59 North		Humble	TX	77338	General Growth	(312)960-5262
Abercrombie & Fitch	10448	Park City	353 Park City Center		Lancaster	PA	17601	General Growth	(312)960-5262
Abercrombie & Fitch	10450	Memorial City	303 Memorial City Mall	Suite 774	Houston	TX	77024	Metronational	(713)935-7105
Abercrombie & Fitch	10455	Falls	8888 SW 136th Street, Suite 535		Miami	FL	33176	Simon	317-263-7048
Abercrombie & Fitch	10461	Destin Commons	4332 Legendary Drive		Destin	FL	32541	Turnberry	305-933-5546
Abercrombie & Fitch	10463	Stanford	840 Stanford Shopping Center		Palo Alto	CA	94304	Simon	317-263-7048
Abercrombie & Fitch	10464	Promenade	40820 Winchester Road, Space 1930		Temecula	CA	92591	Forest City	216-621-6060
Abercrombie & Fitch	10465	Volusia	1700 W. International Speedway Blvd, Ste 124		Daytona Beach	FL	32114	CBL	(423)490-8317
Abercrombie & Fitch	10477	Smith Haven	313 Smith Haven Mall, Routes 25 and 347		Lake Grove	NY	11755	Simon	317-263-7048
Abercrombie & Fitch	10481	Columbia	1321 N. Columbia Center Blvd	Suite 337	Kennewick	WA	99336	Simon	317-263-7048
Abercrombie & Fitch	10487	Sunvalley	428 Sunvalley Mall		Concord	CA	94520	Taubman	248-258-7229
Abercrombie & Fitch	10493	North County Fair	272 E. Via Rancho Parkway		Escondido	CA	92025	Westfield	310-689-5623
Abercrombie & Fitch	10496	Court Street	980 Higuera Street	Space 105	San Luis Obispo	CA	93401	Chinatown/Court St. Partners	(805)593-0181
Abercrombie & Fitch	10501	Destiny USA	1 Destiny USA Drive		Syracuse	NY	13204	Pyramid	(315)422-7000
Abercrombie & Fitch	10507	Galleria at South Bay	1815 Hawthorn Blvd. Space # 168		Redondo Beach	CA	90278	Forest City	216-621-6060
Abercrombie & Fitch	10520	Towsontown	825 Dulaney Valley Rd Space #482		Towson	MD	21204	General Growth	(312)960-5262
Abercrombie & Fitch	10524	Rockingham Park	1 Mall Road	Unit W207	Salem	NH	3079	Simon	317-263-7048
Abercrombie & Fitch	10526	Mall of America	200 North Garden		Bloomington	MN	55425	Triple 5	952-883-8530
Abercrombie & Fitch	10527	Westchester	125 Westchester Ave. Space # 2040		White Plains	NY	10601	Simon	317-263-7048
Abercrombie & Fitch	10528	Lakeside	14600 Lakeside Circle, Space #1292		Sterling Heights	MI	48313	Jones Lang LaSalle Americas, Inc.	(312)960-5270
Abercrombie & Fitch	10529	South Street Seaport	199 Water Street		New York	NY	10038	Howard Hughes Corporation	(646)822-6921

Abercrombie & Fitch	10531	Rosedale	2022 Rosedale Center, Space # 785		Roseville	MN	55113	Jones Lang Lasalle	651-638-3553
Abercrombie & Fitch	10532	Northshore	210 Andover St., Space #E-194		Peabody	MA	1960	Simon	317-263-7048
Abercrombie & Fitch	10535	Deptford	1750 Deptford Center Road		Deptford	NJ	8096	Macerich	866-811-1095
Abercrombie & Fitch	10545	Fayette	3563 Nicholasville Road		Lexington	KY	40503	CBL	(423)490-8317
Abercrombie & Fitch	10546	Oak Park	11741 W. 95th St.		Overland Park	KS	66214	CBL	(423)490-8317
Abercrombie & Fitch	10547	Connecticut Post	1201 Boston Post Rd.		Milford	CT	6460	Centennial Real Estate Management, LLC	(310)445-2472
Abercrombie & Fitch	10551	Fairfield Commons	2727 Fairfield Commons Space # W-155		Beavercreek	OH	45431	Washington Prime Group	614-887-5883
Abercrombie & Fitch	10554	Natick	1245 Worcester Street, Space 2066		Natick	MA	1760	General Growth	(312)960-5262
Abercrombie & Fitch	10558	Eastview	7979 Victor-Pittsford Rd.	437 Eastview Mall	Victor	NY	14564	Wilmorite	585-464-9400
Abercrombie & Fitch	10561	Wisconsin Avenue	1208 Wisconsin Avenue		Washington	DC	20007	Various	212-201-0262
Abercrombie & Fitch	10566	Mall of Georgia	3333 Buford Drive, Space 1022		Buford	GA	30519	Simon	317-263-7048
Abercrombie & Fitch	10568	Fair Oaks	11723U Fair Oaks Mall	Space j-222	Fairfax	VA	22033	Taubman	248-258-7229
Abercrombie & Fitch	10573	Woodfield	N301 Woodfield Shopping Center		Schaumburg	IL	60173	Simon	317-263-7048
Abercrombie & Fitch	10581	Marketplace	171 Miracle Mile Drive	Space A9	Rochester	NY	14623	Wilmorite	585-464-9400
Abercrombie & Fitch	10583	Town Center at Cobb	400 Barrett Parkway, Suite # 133		Kennesaw	GA	30144	Simon	317-263-7048
Abercrombie & Fitch	10584	Four Seasons	400 Four Seasons Town Centre	Space 108	Greensboro	NC	27407	General Growth	(312)960-5262
Abercrombie & Fitch	10587	Old Orchard	153 Old Orchard Center Suite #J-4		Skokie	IL	60077	Westfield	310-689-5623
Abercrombie & Fitch	10590	King of Prussia	160 N. Gulph Road, Space #6235		King of Prussia	PA	19406	Simon	317-263-7048
Abercrombie & Fitch	10592	Woodland Hills	7021 South Memorial Sp225		Tulsa	OK	74133	Simon	317-263-7048
Abercrombie & Fitch	10600	Penn Square	1901 Northwest Expressway		Oklahoma City	OK	73118	Simon	317-263-7048
Abercrombie & Fitch	10601	Briarwood	234 Briarwood Circle		Ann Arbor	MI	48108	Simon	317-263-7048
Abercrombie & Fitch	10604	Christiana	715 Christiana Mall, Space #117		Newark	DE	19702	General Growth	(312)960-5262
Abercrombie & Fitch	10605	Paradise Valley	4550 E. Cactus Rd. Space #G-024		Phoenix	AZ	85032	Macerich	866-811-1095
Abercrombie & Fitch	10606	Barton Creek	2901 S. Capitol of Texas Highway	Space D-04	Austin	TX	78746	Simon	317-263-7048
Abercrombie & Fitch	10607	Houston Galleria	5015 Westheimer, Suite 3450		Houston	TX	77056	Simon	317-263-7048
Abercrombie & Fitch	10610	Garden State	1 Garden State Plaza		Paramus	NJ	07652-2407	Westfield	310-689-5623
Abercrombie & Fitch	10612	Forum at Caesars	3500 Las Vegas Blvd. South Space #M-9		Las Vegas	NV	89109	Simon	317-263-7048
Abercrombie & Fitch	10617	Solomon Pond	601 Donald Lynch Blvd.	s120	Marlborough	MA	1752	Simon	317-263-7048
Abercrombie & Fitch	10621	Menlo Park	100 Menlo Park #380		Edison	NJ	8837	Simon	317-263-7048
Abercrombie & Fitch	10622	Oxford Valley	2300 East Lincoln Highway		Langhorne	PA	19047	Simon	317-263-7048
Abercrombie & Fitch	10627	Park Meadows	8505 S. Park Meadows Center Dr.	Suite 2136	Littleton	CO	80124	General Growth	(312)960-5262
Abercrombie & Fitch	10628	Wolfchase Galleria	2760 N. German Towne Parkway Suite #231		Memphis	TN	38133	Simon	317-263-7048
Abercrombie & Fitch	10629	First Colony	16535 Southwest Freeway		Sugarland	TX	77479	General Growth	(312)960-5262
Abercrombie & Fitch	10631	Mall of Louisiana	6401 Blue Bonnet Blvd.	Suite 2136 Space 1240	Baton Rouge	LA	70836	General Growth	(312)960-5262
Abercrombie & Fitch	10636	Riverchase Galleria	2000-130 Riverchase Galleria		Hoover	AL	35244	General Growth	(312)960-5262
Abercrombie & Fitch	10637	South Shore	250 Granite Street	2040	Braintree	MA	2184	Simon	317-263-7048
Abercrombie & Fitch	10640	Southpark	232 Southpark Center		Strongsville	OH	44136	Starwood	312-265-7037
Abercrombie & Fitch	10642	Governor's Square	1500 Apalachee Parkway Space #2018		Tallahassee	FL	32301	General Growth	(312)960-5262
Abercrombie & Fitch	10645	Roosevelt Field	630 Old Country Road, Space 2061		Garden City	NY	11530	Simon Property Group, L.P.	317-263-7048
Abercrombie & Fitch	10646	Fashion Valley	7007 Friars Rd		San Diego	CA	92108	Simon	317-263-7048
Abercrombie & Fitch	10650	Aventura	19501 Biscayne Blvd. Space #735		Aventura	FL	33180	Turnberry	305-933-5546
Abercrombie & Fitch	10653	Pheasant Lane	310 Daniel Webster Hwy. Suite #116		Nashua	NH	3060	Simon	317-263-7048
Abercrombie & Fitch	10657	Gwinnett Place	2100 Pleasant Hill Rd., Ste 120		Duluth	GA	30096	Moonbeam Capital	(303)927-8055
Abercrombie & Fitch	10659	Lehigh Valley	132 Lehigh Valley Mall		Whitehall	PA	18052	Simon	317-263-7048
Abercrombie & Fitch	10661	Northbrook	2210 Northbrook Ct.		Northbrook	IL	60062	General Growth	(312)960-5262
Abercrombie & Fitch	10663	Willowbrook	1400 Willowbrook Mall		Wayne	NJ	7470	General Growth	(312)960-5262
Abercrombie & Fitch	10665	Water Tower	835 N. Michigan Avenue		Chicago	IL	60611	General Growth	(312)960-5262
Abercrombie & Fitch	10667	Ross Park	1000 Ross Park Mall Dr. Space # F-12a		Pittsburgh	PA	15237	Simon	317-263-7048
Abercrombie & Fitch	10671	Franklin Park	5001 Monroe Street	230 Franklin Park Mall	Toledo	OH	43623	Starwood	312-265-7037
Abercrombie & Fitch	10673	Palisades	2550 Palisades Center Drive		West Nyack	NY	10994	Pyramid	(315)422-7000
Abercrombie & Fitch	10676	Hamilton Place	2100 Hamilton Place Blvd.		Chattanooga	TN	37421	CBL	(423)490-8317
Abercrombie & Fitch	10678	Mall in Columbia	10300 Little Patuxent Parkway	2040	Columbia	MD	21044	General Growth	(312)960-5262
Abercrombie & Fitch	10680	Walt Whitman	160 Walt Whitman Rd. Space # 1101		Huntington Station	NY	11746	Simon	317-263-7048
Abercrombie & Fitch	10681	Easton Town Center	3968 Easton Station, Space B112		Columbus	OH	43219	Steiner + Associates, Inc.	614-416-8350
Abercrombie & Fitch	10686	Citrus Park	9041 Citrus Park Town Center Mall		Tampa	FL	33625	Westfield	310-689-5623
Abercrombie & Fitch	10690	Glendale Galleria	2151 Glendale Galleria Space # CU-6		Glendale	CA	91210	General Growth	(312)960-5262
Abercrombie & Fitch	10691	Kenwood Towne Centre	7875 Montgomery Rd. Space # U-113		Cincinnati	OH	45236	General Growth	(312)960-5262

Abercrombie & Fitch	10692	Maine	364 Maine Mall Rd. Space # N-161		South Portland	ME	04106-3206	General Growth	(312)960-5262
Abercrombie & Fitch	10694	Westfarms	500 Westfarms Mall Space # D228		Farmington	CT	6032	Taubman	248-258-7229
Abercrombie & Fitch	10700	Coral Ridge	1451 Coral Ridge Ave. Space # 222		Coralville	IA	52241	General Growth	(312)960-5262
Abercrombie & Fitch	10701	Boise	350 North Milwaukee St. Space # 1117		Boise	ID	83704	General Growth	(312)960-5262
Abercrombie & Fitch	10702	Trumbull	5065 Main St. Space # 214		Trumbull	CT	6611	Westfield	310-689-5623
Abercrombie & Fitch	10708	Freeport Outlet	55 Main St.		Freeport	ME	4032	City Of Freeport	(207)865-4743
Abercrombie & Fitch	10713	Cape Cod	769 Iyannough Road		Hyannis	MA	2601	Simon	317-263-7048
Abercrombie & Fitch	10715	Lakeside	3301 Veterans Memorial Blvd, Ste 12		Metairie	LA	70002	FEIL	504-825-8000
Abercrombie & Fitch	10716	Providence Place	30 Exchange Terrace, Space #A-209		Providence	RI	2903	General Growth	(312)960-5262
Abercrombie & Fitch	10717	Paramus Park	700 Paramus Park		Paramus	NJ	7652	General Growth	(312)960-5262
Abercrombie & Fitch	10718	MacArthur	300 Monticello Ave.		Norfolk	VA	23510	Starwood	312-265-7037
Abercrombie & Fitch	10729	Rivertown Crossings	4700 Wilson Ave	Space 2182	Grand Rapids	MI	49418	General Growth	(312)960-5262
Abercrombie & Fitch	10731	Florida	8001 S. Orange Blossom Trail, Suite 1210		Orlando	FL	32809	Simon	317-263-7048
Abercrombie & Fitch	10738	Mission Viejo	916A The Shops at Mission Viejo		Mission Viejo	CA	92691	Simon	317-263-7048
Abercrombie & Fitch	10740	Topanga	6600 Topanga Canyon Blvd. Space #83		Canoga Park	CA	91303	Westfield	310-689-5623
Abercrombie & Fitch	10742	Northwest	4201 North Shiloh Dr, Space #1560		Fayetteville	AR	72703	Spinoso	(719)591-2900x101
Abercrombie & Fitch	10745	Park Place	5870 E. Broadway Blvd, Space #150		Tucson	AZ	85711	General Growth	(312)960-5262
Abercrombie & Fitch	10748	Mall of New Hampshire	1500 S. Willow Street, Space #W-125		Manchester	NH	3103	Simon	317-263-7048
Abercrombie & Fitch	10752	Dulles Town Center	21100 Dulles Town Circle	#131, Space #G-104	Dulles	VA	20166	Lerner	703-404-7100
Abercrombie & Fitch	10753	Fox River	4301 W. Wisconsin Avenue		Appleton	WI	54913	General Growth	(312)960-5262
Abercrombie & Fitch	10755	Poughkeepsie	2001 South Road, Space A212		Poughkeepsie	NY	12601	Pyramid	(315)422-7000
Abercrombie & Fitch	10757	Rivergate	1000 Two Mile Parkway, Space # 1530		Goodlettsville	TN	37072	Hendon Properties	(706)543-7908
Abercrombie & Fitch	10761	Promenade on the Peninsula	550 Deep Valley Drive, Space #189		Rolling Hills	CA	90274	Stoltz	484-270-4362
Abercrombie & Fitch	10762	Brea	2118 Brea Mall		Brea	CA	92821	Simon	317-263-7048
Abercrombie & Fitch	10763	Stonebriar	2601 Preston Rd, Space #1080		Frisco	TX	75034	General Growth	(312)960-5262
Abercrombie & Fitch	10764	Ala Moana	1450 Ala Moana Blvd, Space #3030		Honolulu	HI	96814	General Growth	(312)960-5262
Abercrombie & Fitch	10769	Bellis Fair	One Bellis Fair Parkway, Space #342		Bellingham	WA	98226	General Growth	(312)960-5262
Abercrombie & Fitch	10781	Florence	2028 Florence Mall		Florence	KY	41042	General Growth	(312)960-5262
Abercrombie & Fitch	10787	Gateway	115 S. Rio Grande Street	#96	Salt Lake City	UT	84101	Inland Mid-Atlantic Management Corp. #121	(801)456-0001
Abercrombie & Fitch	10789	Emerald Square	999 S. Washington St.	US Route 1 @ I-295, Space #E360	N. Attleboro	MA	2760	Simon	317-263-7048
Abercrombie & Fitch	10791	St. Clair Square	210 St. Clair Square, Space #210		Fairview Heights	IL	62208	CBL	(423)490-8317
Abercrombie & Fitch	10796	South Coast	3333 Bristol Avenue, Spc 1242		Costa Mesa	CA	92626	Segerstrom	(714)546-0110
Abercrombie & Fitch	10798	Town Center at Boca Raton	6000 Glades Rd., Space #1211A		Boca Raton	FL	33431	Simon	317-263-7048
Abercrombie & Fitch	10902	Coastal Grand	2000 Coastal Grand Circle		Myrtle Beach	SC	29577	CBL	(423)490-8317
Abercrombie & Fitch	10903	Stamford	100 Greyrock Place	F111	Stamford	CT	6901	Taubman	248-258-7229
Abercrombie & Fitch	10904	Northridge Fashion	9301 Tampa Avenue	Space 158	Northridge	CA	91324	General Growth	(312)960-5262
Abercrombie & Fitch	10907	Monmouth	180 Rt. 35 South	Ste. 3010 & 3012	Eatontown	NJ	7724	Vornado	732-542-0334
Abercrombie & Fitch	10908	Cielo Vista	8401 Gateway West		El Paso	TX	79925	Simon	317-263-7048
Abercrombie & Fitch	10913	Main Place	2800 North Main Street, Spc 240		Santa Ana	CA	92705	Centennial Real Estate Management, LLC	(310)445-2472
Abercrombie & Fitch	10916	Victoria Gardens	12577 North Main Street	Space 5035	Rancho Cucamonga	CA	91739	Forest City	216-621-6060
Abercrombie & Fitch	10917	Universal Citywalk	100 Universal City Plaza		Universal City	CA	91608	Universal Studios	(818)622-3212
Abercrombie & Fitch	10919	Northlake Village	6801 Northlake Mall Drive	Suite 175	Charlotte	NC	28216	Starwood	312-265-7037
Abercrombie & Fitch	10923	Coastland	1762 9th Street North		Naples	FL	34102	General Growth	(312)960-5262
Abercrombie & Fitch	10924	Freehold Raceway	3710 Route 9	B206	Freehold	NJ	7728	Macerich	866-811-1095
Abercrombie & Fitch	10929	Santa Rosa	2024A Santa Rosa Plaza		Santa Rosa	CA	95401	Simon	317-263-7048
Abercrombie & Fitch	10931	North Point	1000 North Point Drive		Alpharetta	GA	30022	General Growth	(312)960-5262
Abercrombie & Fitch	10934	Shops at La Cantera	15900 LaCantera Parkway	Building 8, Suite 8800	San Antonio	TX	78256	General Growth	(312)960-5262
Abercrombie & Fitch/abercrombie	10670	Bellevue	156 Bellevue Square		Bellevue	WA	98004	Bellevue	(425)460-5864
Abercrombie & Fitch/abercrombie	21670	Bellevue	156 Bellevue Square		Bellevue	WA	98004	Bellevue	(425)460-5864
Abercrombie & Fitch	11565	Outlet Mall of Savannah	200 Tanger Outlet Blvd		Pooler	GA	31322	Ben Carter Enterprises	(336)856-6013
Abercrombie & Fitch	10940	St. Johns Town Center	4663 Rivercity Drive	Space J11	Jacksonville	FL	32246	Simon	317-263-7048
Abercrombie & Fitch	10943	North Star	7400 San Pedro Avenue		San Antonio	TX	78216	General Growth	(312)960-5262
Abercrombie & Fitch	10946	Willow Grove Park	2500 West Moreland Road	2048	Willow Grove	PA	19090	PREIT	215-657-6002
Abercrombie & Fitch	10948	Galleria	13350 Dallas Parkway	Suite 2640	Dallas	TX	75240	Simon	317-263-7048
Abercrombie & Fitch	10950	Westroads	10000 California Street	Suite 1221	Omaha	NE	68114	General Growth	(312)960-5262
Abercrombie & Fitch	10953	Lakeline	11200 Lakeline Drive, Space F5		Cedar Park	TX	78613	Simon	317-263-7048
Abercrombie & Fitch	10956	Ontario Mills	One Mills Circle	Suite 308A	Ontario	CA	91764	Simon	317-263-7048
Abercrombie & Fitch	10959	Altamonte	451 Altamonte Ave.		Altamonte Springs	FL	32701	General Growth	(312)960-5262

Abercrombie & Fitch	10960	Cambridgeside Galleria	100 Cambridgeside Place Spc E322		Cambridge	MA	2141	New England Development	(617)621-8668
Abercrombie & Fitch	10968	Burlington	75 Middlesex Turnpike		Burlington	MA	1803	Simon	317-263-7048
Abercrombie & Fitch	10971	Town Square	6623 Las Vegas Boulevard South	Suite 135	Las Vegas	NV	89119	Forest City	216-621-6060
Abercrombie & Fitch	10972	Washington Square	9393 S. West Washington Square Road		Tigard	OR	97223	Macerich	866-811-1095
Abercrombie & Fitch	10974	Brandon Town Center	421 Brandon Town Center		Brandon	FL	33511	Westfield	310-689-5623
Abercrombie & Fitch	10979	Woodlands	1201 Lake Woodlands Drive, Suite 1152		The Woodlands	TX	77380	General Growth	(312)960-5262
Abercrombie & Fitch	11003	San Marcos Prime	3939 IH South 35	Suite 940	San Marcos	TX	78666	Simon	317-263-7048
Abercrombie & Fitch	11005	Park City Outlet	6699 North Landmark Drive	Space L120	Park City	UT	84098	Tanger Properties Limited Properties	(336)856-6013
Abercrombie & Fitch	11116	Potomac Mills	2700 Potomac Mills Circle		Woodbridge	VA	22192	Simon	317-263-7048
Abercrombie & Fitch	11121	Crossgates	120 WASHINGTON AVENUE EXT STE 194		Albany	NY	12203-6302	Pyramid	(315)422-7000
Abercrombie & Fitch	11135	Siesta Key	3501 S. Tamiami Trail		Sarasota	FL	34239	Westfield	310-689-5623
Abercrombie & Fitch/abercrombie	10447	4Th & Pine	1531 4th Avenue		Seattle	WA	98101	Bentall Capital	(206)315-3816
Abercrombie & Fitch/abercrombie	21447	4Th & Pine	1531 4th Avenue		Seattle	WA	98101	Bentall Capital	(206)315-3816
Abercrombie & Fitch	11278	Gurnee Mills	6170 W. Grand Avenue		Gurnee	IL	60031	Simon	317-263-7048
Abercrombie & Fitch	11284	Katy Mills	5000 Katy Mills Circle		Katy	TX	77494	Simon	317-263-7048
Abercrombie & Fitch	11286	San Francisco Premium Outlets	2788 Paragon Outlets Drive		Livermore	CA	94551	Simon	317-263-7048
Abercrombie & Fitch	11311	International Marketplace	2330 Kalakaua Avenue, Space 278		Honolulu	HI	96815	Taubman	248-258-7229
Abercrombie & Fitch	11357	University Towne Center	4545 La Jolla Village Drive		San Diego	CA	92122	Westfield	310-689-5623
Abercrombie & Fitch	11390	Stoneridge	One Stoneridge Mall		Pleasanton	CA	94588	Simon Property Group, Inc.	317-263-7048
Abercrombie & Fitch	11391	Seattle Premium Outlets	10600 Quil Ceda Blvd - Unit 120		Tulalip	WA	98271	Simon Premium Outlets	317-263-7048
Abercrombie & Fitch	11424	Vintage Faire	3401 Dale Road, Ste 143		Modesto	CA	95356	Macerich	866-811-1095
Abercrombie & Fitch	11432	Oaks	222 West Hillcrest Drive		Thousand Oaks	CA	91360	Macerich	866-811-1095
Abercrombie & Fitch	11459	Montgomery	7101 Democracy Blvd., Space 2510		Bethesda	MD	20817	Westfield	310-689-5623
Abercrombie & Fitch	11499	Gardens	3101 PGA Blvd.	Space B113	Palm Beach	FL	33410	Forbes	(248)827-4600
Abercrombie & Fitch	11508	Mall at Robinson	2230 Robinson Center Drive		Pittsburgh	PA	15205	Forest City	216-621-6060
Hollister Co	30630	Hillsdale	416 Hillsdale Shopping Center		San Mateo	CA	94403	Bohannon	(650)345-8222
Abercrombie & Fitch	11549	Arden Fair	1689 Arden Way, Ste 1214		Sacramento	CA	95815	Macerich	866-811-1095
Abercrombie & Fitch	11558	Riverhead Outlet	200 Tanger Mall Drive, Space #804		Riverhead	NY	11901	Tanger Properties Limited Properties	(336)856-6013
Abercrombie & Fitch	11560	Atlantic City Outlets	33 N. Arkansas Avenue, Suite 610		Atlantic City	NJ	8401	Tanger Properties Limited Properties	(336)856-6013
Hollister Co	30442	Spotsylvania	3102 Planks Road	Space 250	Fredericksburg	VA	22407	Cafaro	(330)747-2661
Abercrombie & Fitch	11567	Asheville Outlets	800 Brevard Road		Asheville	NC	28806	New England Development	614-243-7021
Abercrombie & Fitch	11568	Westgate Outlets	6800 N 95th Avenue		Glendale	AZ	86305	Tanger Properties Limited Properties	(336)856-6013
Abercrombie & Fitch	11570	Leesburg Premium Outlets	241 Fort Evans Road NE		Leesburg	VA	20176	Simon	317-263-7048
Abercrombie & Fitch	11574	Vacaville Premium Outlets	321 Nut Tree Road, Unit 0304		Vacaville	CA	95687	Simon Premium Outlets	317-263-7048
Abercrombie & Fitch	11575	Clinton Crossing	20 Killingworth Turnpike		Clinton	CT	6413	Simon	317-263-7048
Abercrombie & Fitch	11576	Edinburgh Premium Outlets	11925 NE Executive Drive, Space H015		Edinburgh	IN	46124	Simon Premium Outlets	317-263-7048
Abercrombie & Fitch	11579	Walden Galleria	One Walden Galleria		Buffalo	NY	14225	Pyramid	(315)422-7000
Abercrombie & Fitch	11583	Crossings Premium Outlets	1000 Premium Outlets Drive, Unit D05		Tannersville	PA	18372	Simon Premium Outlets	317-263-7048
Abercrombie & Fitch	11592	Gilroy Outlets	681 Leavesley Road - Space C350		Gilroy	CA	95020	Simon Premium Outlets	317-263-7048
Abercrombie & Fitch	11598	West Town	7600 Kingston Pike, Ste 1410		Knoxville	TN	37919	Simon	317-263-7048
Hollister Co	30524	Huntington	500 Mall Road, Unit 570		Barboursville	WV	25504	Cafaro	(330)747-2661
Abercrombie & Fitch	11616	Manhasset	1950 Northern Blvd	Space A-2	Manhasset	NY	11030	Mall Prop	(614)289-5828
Abercrombie & Fitch	11640	Southpark	4400 Sharon Road Ste 142		Charlotte	NC	28211	Simon	317-263-7048
Hollister Co	30587	Kentucky Oaks	5101 Hinkleville Road	Space 655	Paducah	KY	42001	Cafaro	(330)747-2661
Hollister Co	30402	Millcreek	5800 Peach Street	Space 475	Erie	PA	16565	Cafaro Co.	(330)747-2661
Abercrombie & Fitch	11166	Coolsprings Galleria	1800 Galleria Boulevard, Space #2232		Franklin	TN	37067	CBL	(423)490-8317
Abercrombie & Fitch	11669	Danbury Fair	7 Backus Avenue, Ste 193		Danbury	CT	6810	Macerich	866-811-1095
Abercrombie & Fitch/abercrombie	10516	Hanes	3320 Silas Creek Parkway Suite 430		Winston-Salem	NC	27103	CBL	(423)490-8317
Abercrombie & Fitch/abercrombie	21201	Hanes	3320 Silas Creek Parkway, Suite 430		Winston-Salem	NC	27103	CBL	(423)490-8317
Hollister Co	30113	Oak Park	11755 West 95th Street, Space#144-A		Overland Park	KS	66214	CBL	(423)490-8317
Abercrombie & Fitch	11730	Rockaway	301 Mount Hope Avenue, Space #2071		Rockaway	NJ	7866	Simon	317-263-7048
Hollister Co	30131	Hanes	3320 Silas Creek Parkway, #5504		Winston-Salem	NC	27103	CBL	(423)490-8317
Abercrombie & Fitch	11928	Galleria at Ft Lauderdale	2496 East Sunrise Blvd		Ft Lauderdale	FL	33304	Jones Lang Lasalle	19545614712
Hollister Co	30138	Fashion Square	4621 Fashion Square Mall	Space C332	Saginaw	MI	48604	CBL	(423)490-8317
Hollister Co	30139	Parkway Place	2801 Memorial Parkway South, Suite 280		Huntsville	AL	35801	CBL	(423)490-8317
Abercrombie & Fitch/abercrombie	10410	Wellington Green	10300 West Forest Hill Blvd, Ste 186		Wellington	FL	33414	Starwood	312-265-7037
Abercrombie & Fitch/abercrombie	10424	Valley Plaza	2701 Ming Avenue		Bakersfield	CA	93304	General Growth	(312)960-5262

Abercrombie & Fitch/abercrombie	10425	Chandler Fashion	3111 W CHANDLER BLVD STE 2036		Chandler	AZ	85226	Macerich	866-811-1095
Hollister Co	30154	Meridian	1982 West Grand River		Okemos	MI	48864	CBL	(423)490-8317
Abercrombie & Fitch/abercrombie	10491	Los Cerritos	143 Los Cerritos Center	B8	Cerritos	CA	90703	Macerich	866-811-1095
Abercrombie & Fitch/abercrombie	10497	Fashion Show	3200 Las Vegas Blvd South, Suite 2190		Las Vegas	NV	89109	General Growth	(312)960-5262
Abercrombie & Fitch/abercrombie	10512	Pentagon	1100 South Hayes St. Space# Q9-Q12		Arlington	VA	22202	Simon	317-263-7048
Hollister Co	30166	Coolsprings Galleria	1800 Galleria Blvd, Space #		Franklin	TN	37067	CBL	(423)490-8317
Hollister Co	30172	Triangle	5959 Triangle Town Blvd		Raleigh	NC	27616	CBL	(423)490-8317
Abercrombie & Fitch/abercrombie	10541	Orland Square	536 Orland Sq., Spc E-10		Orland Park	IL	60462	Simon	317-263-7048
Abercrombie & Fitch/abercrombie	10562	Short Hills	1200 Morris Turnpike Suite C208		Short Hills	NJ	7078	Taubman	248-258-7229
Abercrombie & Fitch/abercrombie	10620	Southcenter	661 Southcenter Mall		Seattle	WA	98188	Westfield	310-689-5623
Abercrombie & Fitch/abercrombie	10648	Mayfair	2500 North Mayfair Road		Wauwatosa	WI	53226	General Growth	(312)960-5262
Hollister Co	30173	Hamilton Place	2100 Hamilton Place Blvd		Chattanooga	TN	37421	CBL	(423)490-8317
Abercrombie & Fitch/abercrombie	10672	Beachwood Place	26300 Cedar Rd. Space # 2010		Beachwood	OH	44122	General Growth	(312)960-5262
Abercrombie & Fitch/abercrombie	10683	Perimeter	4400 Ashford Dunwoody Rd. Space # 227		Atlanta	GA	30346	General Growth	(312)960-5262
Abercrombie & Fitch/abercrombie	10684	Faneuil Hall Marketplace	1 FANEUIL SQUARE		Boston	MA	2109	Lincoln Property Company	(617)951-4100
Abercrombie & Fitch/abercrombie	10695	Dadeland	7427 Dadeland Mall Space # 1580		Miami	FL	33156	Simon	317-263-7048
Hollister Co	30181	Monroeville	151 Monroeville Mall		Monroeville	PA	15146	CBL	(423)490-8317
Abercrombie & Fitch/abercrombie	10730	San Francisco Centre	865 Market Street, Space #C24 & 140		San Francisco	CA	94103	Westfield	310-689-5623
Abercrombie & Fitch/abercrombie	10754	Parks at Arlington	3811 S. Cooper St., Space #2058/2070		Arlington	TX	76015	General Growth	(312)960-5262
Abercrombie & Fitch/abercrombie	10936	Fifth Avenue	720 Fifth Avenue		New York	NY	10019	Various	212-201-0262
Abercrombie & Fitch/abercrombie	10945	Cherry Hill	2000 Route 38		Cherry Hill	NJ	8002	PREIT	215-657-6002
Abercrombie & Fitch/abercrombie	10954	Grapevine Mills	3000 Grapevine Mills Pkwy	Space 223	Grapevine	TX	76051	Simon	317-263-7048
Abercrombie & Fitch/abercrombie	10955	Great Mall Milpitas	560 Great Mall Drive		Milpitas	CA	95035	Simon	317-263-7048
Abercrombie & Fitch/abercrombie	10973	Cherry Creek	3000 East 1st Avenue, Space 2224		Denver	CO	80206	Taubman	248-258-7229
Abercrombie & Fitch/abercrombie	11002	Galleria at Roseville	1151 Galleria Blvd Suite 2235		Roseville	CA	95678	Westfield	310-689-5623
Abercrombie & Fitch/abercrombie	11130	Opry Mills	311 Opry Mills Drive		Nashville	TN	37214	Simon Property Group, Inc.	317-263-7048
Abercrombie & Fitch/abercrombie	11190	Memphis Outlets	5205 Airways Boulevard		Southaven	MS	38671	Tanger Properties Limited Properties	(336)856-6013
Abercrombie & Fitch/abercrombie	11382	Chesterfield Outlets	17017 North Outer 40 Road	Unit 179	Chesterfield	MO	63005	Taubman	248-258-7229
Abercrombie & Fitch/abercrombie	11479	Deer Park Outlet	152 The Arches Circle		Deer Park	NY	11729	Tanger Properties Limited Properties	(336)856-6013
Hollister Co	30212	West County	34 West County Center		Des Peres	MO	63131	CBL	(423)490-8317
Abercrombie & Fitch/abercrombie	11556	Miromar Outlets	10801 Corkscrew Road, Unit 514		Estero	FL	33928	Miromar	(239)390-5135
Abercrombie & Fitch/abercrombie	11593	Outlet Shoppes of the Bluegrass	1155 Buck Creek Road		Simpsonville	KY	40067	Horizon Group Properties	231-798-9100
Abercrombie & Fitch/abercrombie	11595	Chicago Premium Outlets	1650 Premium Outlets		Aurora	IL	60502	Simon	317-263-7048
Abercrombie & Fitch/abercrombie	21102	Galleria at Roseville	1151 Galleria Blvd., Space 2235		Roseville	CA	95678	Westfield	310-689-5623
Abercrombie & Fitch/abercrombie	21130	Opry Mills	433 Opry Mills Drive		Nashville	TN	37214	Simon Property Group, Inc.	317-263-7048
Abercrombie & Fitch/abercrombie	21173	Cherry Creek	3000 East 1st Avenue, Space 2224		Denver	CO	80206	Taubman	248-258-7229
Hollister Co	30215	Valley View	4802 Valley View Blvd NW	Space UE230	Roanoke	VA	24012	CBL	(423)490-8317
Hollister Co	30224	Coastal Grand	2000 Coastal Grand Circle		Myrtle Beach	SC	29577	CBL	(423)490-8317
Abercrombie & Fitch/abercrombie	21315	Grapevine Mills	3000 Grapevine Mills Parkway Space 223		Grapevine	TX	76051	Simon	317-263-7048
Abercrombie & Fitch/abercrombie	21340	Fifth Avenue	720 Fifth Avenue		New York	NY	10019	Various	212-201-0262
Abercrombie & Fitch/abercrombie	21382	Chesterfield Outlets	17017 North Outer 40 Road	Unit 179	Chesterfield	MO	63005	Taubman	248-258-7229
Abercrombie & Fitch/abercrombie	21385	Fashion Show	3200 Las Vegas Blvd South, Suite 2190		Las Vegas	NV	89109	General Growth	(312)960-5262
Abercrombie & Fitch/abercrombie	21410	Wellington Green	10300 West Forest Hill Blvd Ste 186		Wellington	FL	33414	Starwood	312-265-7037
Hollister Co	30225	Fayette	3401 Nicholsaville Road	Suite C317 & C318	Lexington	KY	40503	CBL	(423)490-8317
Abercrombie & Fitch/abercrombie	21425	Chandler Fashion	3111 W CHANDLER BLVD STE 2036		Chandler	AZ	85226	Macerich	866-811-1095
Hollister Co	30259	Imperial Valley	3451 S Dogwood Av	Space 1130	El Centro	CA	92243	CBL	(423)490-8317
Abercrombie & Fitch/abercrombie	21479	Deer Park Outlet	152 The Arches Circle		Deer Park	NY	11729	Tanger Properties Limited Properties	(336)856-6013
Hollister Co	30276	Parkdale	6155 Eastex Freeway	A124	Beaumont	TX	77706	CBL	(423)490-8317
Abercrombie & Fitch/abercrombie	21512	Pentagon	1100 South Hayes St., Space Q9-Q12		Arlington	VA	22202	Simon	317-263-7048
Hollister Co	30353	Cherryvale	7200 Harrison Avenue, Space 76		Rockford	IL	61112	CBL	(423)490-8317
Hollister Co	30366	Mall Del Norte	5300 Sandario Avenue, Suite 165		Laredo	TX	78041	CBL	(423)490-8317
Abercrombie & Fitch/abercrombie	21556	Miromar Outlets	10801 Corkscrew Road, Unit 514		Estero	FL	33928	Miromar	(239)390-5135
Abercrombie & Fitch/abercrombie	21562	Short Hills	1200 Morris Turnpike, Suite B-133		Short Hills	NJ	7078	Taubman	248-258-7229
Abercrombie & Fitch/abercrombie	21593	Outlet Shoppes of the Bluegrass	1155 Buck Creek Road		Simpsonville	KY	40067	Horizon Group Properties	231-798-9100
Abercrombie & Fitch/abercrombie	21595	Chicago Premium Outlets	1650 Premium Outlets		Aurora	IL	60502	Simon	317-263-7048
Abercrombie & Fitch/abercrombie	21620	Southcenter	661 Southcenter Mall		Seattle	WA	98188	Westfield	310-689-5623

Hollister Co	30439	Northwoods	2150 Northwoods Blvd, Space B-12		North Charleston	SC	29406	CBL	(423)490-8317
Hollister Co	30457	Arbor Place	6700 Douglas Blvd	Space 1480	Douglasville	GA	30135	CBL	(423)490-8317
Hollister Co	30461	Asheville	3 South Tunnel Road	Space L-70	Asheville	NC	28805	CBL	(423)490-8317
Abercrombie & Fitch/abercrombie	21683	Perimeter	4400 Ashford Dunwoody Rd, Space #227		Atlanta	GA	30346	General Growth	(312)960-5262
Hollister Co	30472	Westmoreland	970 E. Pittsburgh St	Space 141	Greensburg	PA	15601	CBL	(423)490-8317
Abercrombie & Fitch/abercrombie	21754	Parks at Arlington	3811 S. Cooper St.		Arlington	TX	76015	General Growth	(312)960-5262
Hollister Co	30536	Layton Hills	1076 Layton Hills Mall	Space 2032	Layton	UT	84041	CBL	(423)490-8317
Abercrombie & Fitch/abercrombie	21955	Great Mall Milpitas	560 Great Mall Drive		Milpitas	CA	95035	Simon	317-263-7048
Abercrombie & Fitch/abercrombie	21960	Cambridgeside Galleria	100 Cambridgeside Place		Cambridge	MA	2141	New England Development	614-243-7021
Hollister Co	30105	Potomac Mills	2700 Potomac Mills Circle	Suite 301	Woodbridge	VA	22192	Simon	317-263-7048
Hollister Co	30107	Grapevine Mills	3000 Grapevine Mills Parkway	Space 527	Grapevine	TX	76051	Simon	317-263-7048
Hollister Co	30110	Easton Town Center	235 Easton Town Center Space D316		Columbus	OH	43219	Steiner + Associates, Inc.	614-416-8350
Hollister Co	30111	Topanga	6600 Topanga Canyon Blvd Sp84B		Canoga Park	CA	91303	Westfield	310-689-5623
Hollister Co	30112	Paramus Park	700 Paramus Park		Paramus	NJ	7652	General Growth	(312)960-5262
Hollister Co	30577	Turtle Creek	1000 Turtle Creek Drive	Suite 90	Hattiesburg	MS	39402	CBL	(423)490-8317
Hollister Co	30114	Mall of Georgia	3333 BUFORD DRIVE, SUITE 1035		BUFORD	GA	30519	Simon	317-263-7048
Hollister Co	30115	Garden State	1 GARDEN STATE PLAZA		Paramus	NJ	7652	Westfield	310-689-5623
Hollister Co	30116	Woodland Hills	7021 South Memorial Avenue, Space 213		Tulsa	OK	74133	Simon	317-263-7048
Hollister Co	30117	Glenbrook Square	4201 Coldwater Road, Space M-18		Fort Wayne	IN	46805	General Growth	(312)960-5262
Hollister Co	30118	Chandler Fashion	3111 West Chandler Blvd, Space 2136		Chandler	AZ	85226	Macerich	866-811-1095
Hollister Co	30120	International Plaza	2223 N. Westshore Blvd, Suite #132		Tampa	FL	33607	Taubman	248-258-7229
Hollister Co	30121	Crossgates	One Crossgates Mall Road, Space#B114		Albany	NY	12203	Pyramid	(315)422-7000
Hollister Co	30124	Brea	1065 Brea Mall, Space 2014C		Brea	CA	92821	Simon	317-263-7048
Hollister Co	30125	Holyoke	50 Holyoke Street, Space #B227		Holyoke	MA	1040	Pyramid	(315)422-7000
Hollister Co	30126	Palisades	2360 Palisades Center Drive, Space E205		West Nyack	NY	10994	Pyramid	(315)422-7000
Hollister Co	30127	Woodfield	G111 Woodfield Shopping Center		Schaumburg	IL	60173	Simon	317-263-7048
Hollister Co	30128	Mayfair	2500 North Mayfair Road, #875		Wauwatosa	WI	53226	General Growth	(312)960-5262
Hollister Co	30129	Twelve Oaks	27500 Novi Road - Space D-264		Novi	MI	48377	Taubman	248-258-7229
Hollister Co	30591	Westgate	205 West Blackstone Road		Spartanburg	SC	29301	CBL	(423)490-8317
Hollister Co	30132	University Towne Center	4545 La Jolla Village Drive		San Diego	CA	92122	Westfield	310-689-5623
Hollister Co	30134	Southlake	2266 Southlake Mall		Merrillville	IN	46410	Starwood	312-265-7037
Hollister Co	30136	Tucson	4500 N. Oracle Road		Tuscon	AZ	85705	General Growth	(312)960-5262
Hollister Co	30137	Park City	353 Park City Center		Lancaster	PA	17601	General Growth	(312)960-5262
Hollister Co	30592	Pearland Town Center	11200 Broadway, Suite 1350		Pearland	TX	77584	CBL	(423)490-8317
Hollister Co	30595	Honey Creek	3401 South US Highway 41		Terre Haute	IN	47802	CBL	(423)490-8317
Hollister Co	30140	Coronado	6600 Menaul Blvd, NE, Suite E8		Albuquerque	NM	87110	General Growth	(312)960-5262
Hollister Co	30142	Westroads	10000 California Street, Suite 3628		Omaha	NE	68114	General Growth	(312)960-5262
Hollister Co	30143	Tuttle Crossing	5043 Tuttle Crossing Blvd, Space 126		Dublin	OH	43016	Simon	317-263-7048
Hollister Co	30144	Park Meadows	8405 S. Park Meadows Center Drive	Space 1023	Littleton	CO	80124	General Growth	(312)960-5262
Hollister Co	30145	University Park	6501 Grape Road, Space 307B		Mishawaka	IN	46545	Simon	317-263-7048
Hollister Co	30146	Marketplace	321 Miracle Mile Drive		Rochester	NY	14623	Wilmorite	585-464-9400
Hollister Co	30147	Hulen	4800 S. Hulen Street, Space 1098		Fort Worth	TX	76132	General Growth	(312)960-5262
Hollister Co	30148	West Town	7600 Kingston Pike, Space 1002B		Knoxville	TN	37919	Simon	317-263-7048
Hollister Co	30149	White Oaks	2501 Wabash Avenue, Space E09A		Springfield	IL	62704	Simon	317-263-7048
Hollister Co	30151	Eastland	800 North Green River Rd		Evansville	IN	47715	Macerich	866-811-1095
Hollister Co	30152	Tippecanoe	2415 Sagamore Parkway South	Space B04B	Lafayette	IN	47905	Simon	317-263-7048
Hollister Co	30153	Southpark	216 Southpark Center	Spc, 2024	Strongsville	OH	44136	Starwood	312-265-7037
Hollister Co	30615	Volusia	1700 W. International Speedway Blvd	#316	Daytona Beach	FL	32114	CBL	(423)490-8317
Hollister Co	30155	Stoneridge	1356 Stoneridge Mall, Space D113		Pleasonton	CA	94588	Simon Property Group, Inc.	317-263-7048
Hollister Co	30157	Parks at Arlington	3811 S. Cooper St., Space 1126		Arlington	TX	76015	General Growth	(312)960-5262
Hollister Co	30162	Destin Commons	4320 Legendary Drive		Destin	FL	32541	Turnberry	305-933-5546
Hollister Co	30618	Burnsville	1178 Burnsville Center		Burnsville	MN	55306	CBL	(423)490-8317
Hollister Co	30164	Mall of Louisiana	6401 Blue Bonnet Blvd, Space 1130		Baton Rouge	LA	70836	General Growth	(312)960-5262
Hollister Co	30649	York Galleria	2899 Whiteford Road	Suite 172	York	PA	17402	CBL	(423)490-8317
Hollister Co	30168	Southern Park	7401 Market Street, Space 235A		Youngstown	OH	44512	Washington Prime Group	614-887-5883
Hollister Co	30671	Cary Towne Center	1105 Walnut Street		Cary	NC	27511	CBL	(423)490-8317
Hollister Co	30678	St. Clair Square	134 St Clair Square		Fairview Heights	IL	62208	CBL	(423)490-8317

Hollister Co	30174	King of Prussia	160 N. Gulph Road, Space #2144		King of Prussia	PA	19406	Simon	317-263-7048
Hollister Co	30175	Mall at Johnson City	2011 N. Roan Street, Space #D2		Johnson City	TN	37601	Washington Prime Group	614-887-5883
Hollister Co	30176	Ross Park	1000 Ross Park Mall Drive, Space H08		Pittsburgh	PA	15237	Simon	317-263-7048
Hollister Co	30714	Richland	6001 West Waco Drive		Waco	TX	76710	CBL	(423)490-8317
Abercrombie & Fitch	11961	Hawthorn	122 Hawthorn Center		Vernon Hills	IL	60061	Centennial Real Estate Management, LLC	(310)445-2472
Hollister Co	30182	Northpark	1200 E. County Line Road, Space 824		Ridgeland	MS	39157	Simon	317-263-7048
Hollister Co	30183	Roosevelt Field	630 Old Country Road	Space 2045A	Garden City	NY	11530	Simon Property Group, L.P.	317-263-7048
Abercrombie & Fitch/abercrombie	10521	Fox Valley	2204 Fox Valley Center		Aurora	IL	60504	Centennial Real Estate Management, LLC	(310)445-2472
Hollister Co	30185	Shops at Sunset Place	5701 Sunset Drive, Suite 186		Miami	FL	33143	Federal Realty Investment Trust	317-263-7048
Hollister Co	30186	Fashion Fair	589 East Shaw Avenue	F3	Fresno	CA	93710	Macerich	866-811-1095
Hollister Co	30188	Destiny USA	1 Destiny USA Drive		Syracuse	NY	13204	Pyramid	(315)422-7000
Hollister Co	30189	Fair Oaks	11924L Fair Oaks Mall	M137	Fairfax	VA	22033	Taubman	248-258-7229
Hollister Co	30257	Fox Valley	1520 Fox Valley Center		Aurora	IL	60504	Centennial Real Estate Management, LLC	(310)445-2472
Hollister Co	30194	Towne East	7700 East Kellogg Drive, Suite 1340		Wichita	KS	67207	Simon	317-263-7048
Hollister Co	30499	Connecticut Post	1201 Boston Post Road	Space 2420	Milford	CT	6460	Centennial Real Estate Management, LLC	(310)445-2472
Hollister Co	30198	Sunvalley	321 Sunvalley Mall		Concord	CA	94520	Taubman	248-258-7229
Hollister Co	30635	Pointe Orlando	9101 International Drive		Orlando	FL	32819	Centro Properties	(610)834-7453
Hollister Co	30202	Valencia	24201 W. Valencia Blvd, Suite 1234		Valencia	CA	91355	Westfield	310-689-5623
Hollister Co	30203	Wellington Green	2227 U.S. Highway 441		Wellington	FL	33414	Starwood	312-265-7037
Hollister Co	30206	Freehold Raceway	3710 Route 9		Freehold	NJ	7728	Macerich	866-811-1095
Hollister Co	30210	Galleria	13350 Dallas Parkway, Suite 2205		Dallas	TX	75240	Simon	317-263-7048
Hollister Co	30211	Mall of America	210 West Market		Bloomington	MN	55425	Triple 5	952-883-8530
Hollister Co	30593	Lighthouse Place Outlet	217 Lighthouse Place		Michigan City	IN	46360	Chelsea	(317)464-8929
Hollister Co	30617	Concord	4737 Concord Pike		Wilmington	DE	19803	Concord	(302)479-8314
Hollister Co	30684	Avenue Murfreesboro	2615 Medical Center Parkway		Murfreesboro	TN	37129	Cousins	(615)809-3402
Hollister Co	30217	Del Amo Fashion	3 Del Amo Fashion Center	Space 226	Torrance	CA	90503	Simon	317-263-7048
Hollister Co	30692	Moreno Valley	22500 Town Circle		Moreno Valley	CA	92553	Cushman & Wakefield	(951)653-1177
Hollister Co	31220	Crabtree Valley	4325 Glenwood Ave Ste 1058		Raleigh	NC	27612	CVM Associates	919-781-8870
Hollister Co	30542	Lloyd	2201 Lloyd Center	Space D200	Portland	OR	97232	Cypress	503-290-0125
Hollister Co	31493	Ka Makana Ali'i	91-5431 Kapolei Parkway Ste 801		Kapolei	HI	96707	DeBartolo Holdings, LLC	18086702572
Hollister Co	30703	Del Monte	1600 Del Monte Center	Bldg. 6, Suite 12a	Monterey	CA	93940	Farallon	(858)350-2657
Hollister Co	30231	Houston Galleria	5015 Westheimer Suite A3322		Houston	TX	77056	Simon	317-263-7048
Hollister Co	30233	Dayton	2700 Miamisburg-Centerville Rd	Space 620	Dayton	OH	45459	Washington Prime Group	614-887-5883
Hollister Co	30234	Oxford Valley	2300 East Lincoln Highway		Langhorne	PA	19047	Simon	317-263-7048
Hollister Co	30235	Oakdale	601-635 Harry L Drive	Ste 72	Johnson City	NY	13790	Vornado	732-542-0334
Abercrombie & Fitch	11697	Third Street	3rd St. Promenade		Santa Monica	CA	90401	Federal Realty Investment Trust	(301)998-8283
Hollister Co	30238	Carlsbad	2525 El Camino Real, Suite 157		Carlsbad	CA	92008	Rouse Properties, Inc.	(310)445-2472
Abercrombie & Fitch/abercrombie	10697	Third Street	1345 3rd St. Promenade		Santa Monica	CA	90401	Federal Realty Investment Trust	(301)998-8283
Hollister Co	30243	Geneva Commons	314 Commons Drive		Geneva	IL	60134	Mid-America	630-262-0044
Hollister Co	30420	Lakeside	3301 Veterans Memorial Blvd	Suite 54C	Metairie	LA	70002	FEIL	504-825-8000
Hollister Co	30245	Palm Desert	72840 Highway 111, Suite 144D		Palm Desert	CA	92260	Westfield	310-689-5623
Abercrombie & Fitch	11668	Somerset North	2800 W Big Beaver Road, Space P-151		Troy	MI	48084	Forbes	(248)827-4600
Hollister Co	30249	Parkway Plaza	415 Parkway Plaza	509	El Cajon	CA	92020	Starwood	312-265-7037
Hollister Co	30250	Penn Square	1901 Northwest Expressway		Oklahoma City	OK	73118	Simon	317-263-7048
Hollister Co	30251	Battlefield	2825 S. Glenstone Ave	Space P16	Springfield	MO	65804	Simon	317-263-7048
Hollister Co	30252	Town Center at Cobb	400 Barrett Parkway		Kennesaw	GA	30144	Simon	317-263-7048
Hollister Co	30253	Oakridge	925 Blossomhill Rd	Suite 1654, Suite W12	San Jose	CA	95123	Westfield	310-689-5623
Hollister Co	30254	Santa Anita	400 South Baldwin Avenue	Suite 718-L	Arcadia	CA	91007	Westfield	310-689-5623
Hollister Co	30255	Fashion Square	7014 E. Camelback Rd, Space 2089		Scottsdale	AZ	85251	Macerich	866-811-1095
Hollister Co	30256	West Covina	783 Plaza Drive		West Covina	CA	91790	Starwood	312-265-7037
Hollister Co	30199	Mall at Millenia	4200 Conroy Road, Suite 122		Orlando	FL	32839	Forbes	(248)827-4600
Hollister Co	30258	Los Cerritos	151 Los Cerritos Center	B10	Cerritos	CA	90703	Macerich	866-811-1095
Hollister Co	30274	Somerset North	2801 W. Big Beaver Road	X365	Troy	MI	48084	Forbes	(248)827-4600
Hollister Co	30260	South Plains	6002 Slide Road	D-18	Lubbock	TX	79414	Macerich	866-811-1095
Hollister Co	30346	Gardens	3101 PGA Blvd, Space E115		Palm Beach Gardens	FL	33410	Forbes	(248)827-4600
Hollister Co	30265	Montgomery	224 Montgomery Mall	Spc. 2099	North Wales	PA	19454	Simon	317-263-7048
Hollister Co	30267	Shops at Willow Bend	6121 West Park Blvd	B-113	Plano	TX	75093	Starwood	312-265-7037
Hollister Co	30270	Tri County	11700 Princeton Pike	D9	Cincinnati	OH	45246	Urban	(301)670-0599
Hollister Co	30163	Galleria at Sunset	1300 West Sunset Road, Space 1350		Henderson	NV	89014	Forest City	216-621-6060
Hollister Co	30180	Short Pump	11800 West Broad Street #2404		Richmond	VA	23233	Forest City	216-621-6060
Hollister Co	30227	Promenade	40820 Winchester Road, Space 2620		Temecula	CA	92591	Forest City	216-621-6060

Hollister Co	30278	Plaza Bonita	3030 Plaza Bonita Road, Ste 2280	Ste.2288	National City	CA	91950	Westfield	310-689-5623
Hollister Co	30237	Charleston Town Center	3000 Charleston Town Center	Space 2001	Charleston	WV	25389	Forest City	216-621-6060
Hollister Co	30281	Logan Valley	5580 Goods Lane		Altoona	PA	16602	PREIT	215-657-6002
Hollister Co	30261	Victoria Gardens	12580 North Main Street	Space 3910	Rancho Cucamongo	CA	91739	Forest City	216-621-6060
Hollister Co	30513	Town Square	6605 Las Vegas Boulevard South	Suite 131	Las Vegas	NV	89119	Forest City	216-621-6060
Hollister Co	30537	Antelope Valley	1233 Rancho Vista Blvd, Space 121		Palmdale	CA	93551	Forest City	216-621-6060
Hollister Co	30291	Lehigh Valley	142 Lehigh Valley Mall	Space 142	Whitehall	PA	18052	Simon	317-263-7048
Hollister Co	30292	Broward	8000 West Broward Blvd		Plantation	FL	33388	Westfield	310-689-5623
Hollister Co	30295	Northlake Village	6801 Northlake Mall Drive	Suite 126	Charlotte	NC	28216	Starwood	312-265-7037
Hollister Co	30298	Grand Traverse	3200 South Airport Road West #230		Traverse City	MI	49684	Rouse	(312)960-5270
Hollister Co	30590	Shops at Tanforan	1150 El Camino Real	Space 292	San Bruno	CA	94066	Forest City	216-621-6060
Hollister Co	30606	Shops at Wiregrass	28211 Paseo Drive, Space 150		Tampa	FL	33543	Forest City	216-621-6060
abercrombie	21144	Baybrook	1344 Baybrrok Mall		Friendswood	TX	77546	General Growth	(312)960-5262
Abercrombie & Fitch	11656	Alderwood	3000 184th Street SW		Lynnwood	WA	98037	General Growth	(312)960-5262
Abercrombie & Fitch	11663	Willowbrook	1400 Willowbrook Mall		Wayne	NJ	7470	General Growth	(312)960-5262
Hollister Co	30309	Valley Hills	1960 Hwy 70 SE	Unit 118	Hickory	NC	28601	Rouse	(314)695-5170
Hollister Co	30310	Solano	1350 Travis Blvd Suite 1435B		Fairfield	CA	94533	Starwood	312-265-7037
Hollister Co	30311	Brandon Town Center	555 Brandon Town Center Mall		Brandon	FL	33511	Westfield	310-689-5623
Hollister Co	30314	Countryside	27001 U.S. Highway 19 North, Suite 1044		Clearwater	FL	33761	Westfield	310-689-5623
Abercrombie & Fitch/abercrombie	21424	Valley Plaza	2701 MING AVE STE 160		Bakersfiled	CA	93304	General Growth	(312)960-5262
Abercrombie & Fitch/abercrombie	21644	Christiana	715 Christiana Mall		Newark	DE	19702	General Growth	(312)960-5262
Abercrombie & Fitch/abercrombie	21648	Mayfair	2500 North Mayfair Road, Suite M132		Wauwatosa	WI	53226	General Growth	(312)960-5262
Hollister Co	30184	Woodlands	1201 Lake Woodlands Drive, Suite 1208		The Woodlands	TX	77380	General Growth	(312)960-5262
Hollister Co	30193	Fox River	4301 West Wisconsin Avenue		Appleton	WI	54913	General Growth	(312)960-5262
Hollister Co	30326	Summit Mall	3265 W. Market Street	Space 902	Akron	OH	44333	Simon	317-263-7048
Hollister Co	30332	Montclair Place	5033 East Montclair Plaza Lane		Montclair	CA	91763	Spinoso	(909)626-2501
Hollister Co	30333	South Hills	301 South Hills Village, Spc 2130		Pittsburgh	PA	15241	Simon	317-263-7048
Hollister Co	30335	Valley Fair	2855 Stevens Creek Blvd	Space 2585	Santa Clara	CA	95050	Westfield	310-689-5623
Hollister Co	30336	Belden Village	4128 Belden Village Mall, Space C16B		Canton	OH	44718	Starwood	312-265-7037
Hollister Co	30195	Galleria at Tyler	1250 Galleria at Tyler		Riverside	CA	92503	General Growth	(312)960-5262
Hollister Co	30214	Oaks	6419 Newberry Road		Gainesville	FL	32605	General Growth	(312)960-5262
Hollister Co	30222	Columbiana Centre	100 Columbiana Circle, Space 1178		Columbia	SC	29212	General Growth	(312)960-5262
Hollister Co	30229	Carolina Place	11025 Carolina Place Parkway	Space C-11	Pineville	NC	28134	General Growth	(312)960-5262
Hollister Co	30239	Natick	1245 Worcester Street,, Space 2156		Natick	MA	1760	General Growth	(312)960-5262
Hollister Co	30344	Short Hills	1200 Morris Turnpike, Spc B105		Short Hills	NJ	7078	Taubman	248-258-7229
Hollister Co	30244	Neshaminy	3900 Rockhill Drive	spc. 624	Bensalem	PA	19020	General Growth	(312)960-5262
Hollister Co	30247	Buckland Hills	194 Buckland Hills Drive, Suite 1060		Manchester	CT	6040	General Growth	(312)960-5262
Hollister Co	30348	Fairfield Commons	2727 Fairfield Commons Dr Space E231		Beavercreek	OH	45431	Washington Prime Group	614-887-5883
Hollister Co	30277	Clackamas	12000 S.E. 82nd Avenue, Ste 2100		Portland	OR	97086	General Growth	(312)960-5262
Hollister Co	30354	Valley River	217 Valley River Center		Eugene	OR	97401	Macerich	866-811-1095
Hollister Co	30279	Town East	1126 N. Town East Blvd	1126	Mesquite	TX	75150	General Growth	(312)960-5262
Hollister Co	30282	Bellis Fair	One Bellis Fair Parkway, Spc 338		Bellingham	WA	98226	General Growth	(312)960-5262
Hollister Co	30283	Boise	350 North Milwaukee Street	Space 2121	Boise	ID	83704	General Growth	(312)960-5262
Hollister Co	30360	Pearlridge	98-1005 Moanalua Road, Suite 125		Aiea	HI	96701	Washington Prime Group	614-887-5883
Hollister Co	30289	Meadows	4300 Meadows Lane #156		Las Vegas	NV	89107	General Growth	(312)960-5262
Hollister Co	30364	Newpark	2027 Newpark Mall	Space 2027	Newark	CA	94560	Rouse	(314)695-5170
Hollister Co	30300	Crossroads	4101 West Division Street, Spc A19-20		St Cloud	MN	56301	General Growth	(312)960-5262
Hollister Co	30367	Block at Orange	20 City Blvd West	Space R-2, 310	Orange	CA	92868	Simon	317-263-7048
Hollister Co	30368	Ingram Park	6301 NW Loop 410	Space H-12-A	San Antonio	TX	78238	Simon	317-263-7048
Hollister Co	30369	Tyrone	6901 22nd Ave. North	Space 676	St Petersburg	FL	33710	Simon	317-263-7048
Hollister Co	30370	Broadway Square	4601 S. Broadway Avenue, Space D06A		Tyler	TX	75703	Simon	317-263-7048
Hollister Co	30371	Barton Creek	2901 South Capital of Texas Highway	Space R05A	Austin	TX	78746	Simon	317-263-7048
Hollister Co	30373	Melbourne Square	1700 W. New Haven Avenue	Space 833A	Melbourne	FL	32904	Washington Prime Group	614-887-5883
Hollister Co	30374	Tacoma	4502 S. Steele Street	351B	Tacoma	WA	98409	Simon	317-263-7048
Hollister Co	30375	Lakeforest	701 Russell Avenue		Gaithersburg	MD	20877	Urban	(301)670-0599
Hollister Co	30377	Genesee Valley	3381 S. Linden Road	Space 190	Flint	MI	48507	Spinoso	810-732-4006
Hollister Co	30303	Altamonte	451 E. Altamonte Drive, Suite 1317		Altamonte Springs	FL	32701	General Growth	(312)960-5262
Hollister Co	30384	Emerald Square	999 S. Washington Street	Space W135A	N. Attleboro	MA	2760	Simon	317-263-7048
Hollister Co	30385	Greenwood Park	1251 US 31 North, Space C03B		Greenwood	IN	46142	Simon	317-263-7048

Hollister Co	30387	Ocean County	1201 Hooper Avenue	Space 1086A	Toms River	NJ	8753	Simon	317-263-7048
Hollister Co	30388	Rockaway	301 Mount Hope Avenue	Space 2048	Rockaway	NJ	7866	Simon	317-263-7048
Hollister Co	30304	Greenwood	2625 Scottsville Road	Space 316	Bowling Green	KY	42104	General Growth	(312)960-5262
Hollister Co	30307	Oglethorpe	7804 Abercorn Street, Space 132		Savannah	GA	31406	General Growth	(312)960-5262
Hollister Co	30397	Jefferson Valley	650 Lee Blvd	F16A	Yorktown Heights	NY	10598	Washington Prime Group	614-887-5883
Hollister Co	30398	Crystal	850 Hartford Turnpike	R217A	Waterford	CT	6385	Simon	317-263-7048
Hollister Co	30318	Mall St. Matthews	5000 Shelbyville Rd	Space 1755	Louisville	KY	40207	General Growth	(312)960-5262
Hollister Co	30404	Puente Hills	1600 AzUSA Avenue	Space 362	City of Industry	CA	91748	Washington Prime Group	614-887-5883
Hollister Co	30407	Treasure Coast	3178 NW Federal Highway		Jensen Beach	FL	34957	Simon	317-263-7048
Hollister Co	30408	Florida	8001 S. Orange Blossom Trail	Space 270	Orlando	FL	32809	Simon	317-263-7048
Hollister Co	30409	Coral Square	9469 West Atlantic Boulevard	9077B	Coral Springs	FL	33071	Simon	317-263-7048
Hollister Co	30412	Town Center at Boca Raton	6000 Glades Road		Boca Raton	FL	33431	Simon	317-263-7048
Hollister Co	30419	Miami International	1455 N.W. 107th Ave	373	Miami	FL	33172	Simon	317-263-7048
Hollister Co	30319	Governor's Square	1500 Apalachee Parkway	Space 1405	Tallahassee	FL	32301	General Growth	(312)960-5262
Hollister Co	30320	First Colony	16535 Southwest Freeway		Sugarland	TX	77479	General Growth	(312)960-5262
Hollister Co	30322	North Point	1000 North Point Circle	Spc. 2052	Alpharetta	GA	30022	General Growth	(312)960-5262
Hollister Co	30428	Northwoods	4501 War Memorial	Space BU06A	Peoria	IL	61613	Washington Prime Group	614-887-5883
Hollister Co	30429	Great Lakes	7850 Mentor Avenue	Space 1026A	Mentor	OH	44060	Washington Prime Group	614-887-5883
Hollister Co	30435	Sunland Park	750 Sunland Park Drive, Space H10 B		El Paso	TX	79912	Washington Prime Group	614-887-5883
Hollister Co	30338	Brass Mill	495 Union Street, Space 2050		Waterbury	CT	6706	General Growth	(312)960-5262
Hollister Co	30441	Colonial Park	4600 Jonestown Road	Space 6E	Lower Paxton	PA	17109	Washington Prime Group	614-887-5883
Hollister Co	30339	Fashion Show	3200 Las Vegas Blvd South, Suite 2140		Las Vegas	NV	89109	General Growth	(312)960-5262
Hollister Co	30444	Polaris Fashion Place	1500 Polaris Parkway	Space 2220	Columbus	OH	43240	Washington Prime Group	614-887-5883
Hollister Co	30341	Ala Moana	1450 Ala Moana Blvd, Space 3222		Honolulu	HI	96814	General Growth	(312)960-5262
Hollister Co	30447	Lenox Square	3393 Peachtree Road NE	Space 4034A	Atlanta	GA	30326	Simon	317-263-7048
Hollister Co	30448	Castleton Square	6020 East 82nd Street		Indianapolis	IN	46250	Simon	317-263-7048
Hollister Co	30449	Franklin Park	5001 Monroe Street	Space 1460	Toledo	OH	43623	Starwood	312-265-7037
Hollister Co	30451	Wheaton	11160 Veirs Mill Road	Space 168	Wheaton	MD	20902	Westfield	310-689-5623
Hollister Co	30452	Trumbull	5065 Main Street, Space 171		Trumbull	CT	6611	Westfield	310-689-5623
Hollister Co	30453	Annapolis	2002 Annapolis Mall	Ste 149	Annapolis	MD	21401	Westfield	310-689-5623
Hollister Co	30347	Coastland	1802 9th Street North		Naples	FL	34102	General Growth	(312)960-5262
Hollister Co	30356	Jordan Creek	101 Jordan Creek Parkway	Space 12340	W. Des Moines	IA	50266	General Growth	(312)960-5262
Hollister Co	30357	Northridge Fashion	9301 Tampa Avenue	Space 36	Northridge	CA	91324	General Growth	(312)960-5262
Hollister Co	30358	Glendale Galleria	2158 Glendale Galleria	p	Glendale	CA	91210	General Growth	(312)960-5262
Hollister Co	30361	Shops at La Cantera	15900 LaCantera Parkway	Space 7770	San Antonio	TX	78256	General Growth	(312)960-5262
Hollister Co	30465	Great Mall Milpitas	554 Great Mall Drive		Milpitas	CA	95035	Simon	317-263-7048
Hollister Co	30466	Ontario Mills	One Mills Circle, Space 306		Ontario	CA	91764	Simon	317-263-7048
Hollister Co	30468	Solomon Pond	601 Donald Lynch Blvd	Space N223A	Marlborough	MA	1752	Simon	317-263-7048
Hollister Co	30382	White Marsh	8200 Perry Hall Blvd	SPACE 1100	Baltimore	MD	21236	General Growth	(312)960-5262
Hollister Co	30393	Deerbrook	20131 Highway 59 North,		Humble	TX	77338	General Growth	(312)960-5262
Hollister Co	30456	Four Seasons	400 Four Seasons Town Centre	Space 104	Greensboro	NC	27407	General Growth	(312)960-5262
Hollister Co	30473	Providence Place	One Providence Place	Ste. 5420	Providence	RI	2903	General Growth	(312)960-5262
Hollister Co	30475	Riverchase Galleria	3000 Riverchase Galleria		Hoover	AL	35244	General Growth	(312)960-5262
Hollister Co	30477	Aurora	14200 East Alameda Avenue	Space 1045B	Aurora	CO	80012	Washington Prime Group	614-887-5883
Hollister Co	30478	Lakeline	11200 Lakeline Drive		Cedar Park	TX	78613	Simon	317-263-7048
Hollister Co	30479	Square One	1277 Broadway	Space W235	Saugus	MA	1906	Simon	317-263-7048
Hollister Co	30476	Peachtree	3131 Manchester Expressway	Suite 49	Columbus	GA	31909	General Growth	(312)960-5262
Hollister Co	30485	Eastview	7979 Pittsford Victor Road		Victor	NY	14564	Wilmorite	585-464-9400
Hollister Co	30487	Kingston Collection	101 Independence Mall Way Space D117		Kingston	MA	2364	Pyramid	(315)422-7000
Hollister Co	30489	Wolfchase Galleria	2760 N. Germantown Parkway		Memphis	TN	38133	Simon	317-263-7048
Hollister Co	30490	Prien Lake	402 Prien Lake Road		Lake Charles	LA	70601	Simon	317-263-7048
Hollister Co	30491	Westminster	1025 Westminster Mall	Space 1011A	Westminster	CA	92683	Washington Prime Group	614-887-5883
Hollister Co	30492	Citadel	750 Citadel Drive East		Colorado Spring	CO	80909	Spinoso	(719)591-2900x101
Hollister Co	30495	Kenwood Towne Centre	7875 Montgomery Road	Space 1207	Cincinnati	OH	45236	General Growth	(312)960-5262
Hollister Co	30503	Rivertown Crossings	4700 Wilson Ave	Space 2116	Grand Rapids	MI	49418	General Growth	(312)960-5262
Hollister Co	30500	Auburn	385 Southbridge Street		Auburn	MA	1501	Simon	317-263-7048
Hollister Co	30501	Burlington	75 Middlesex Turnpike		Burlington	MA	1803	Simon	317-263-7048
Hollister Co	30502	Pheasant Lane	310 Daniel Webster Highway		Nashua	NH	3060	Simon	317-263-7048
Hollister Co	30504	Pinnacle Hills Promenade	2203 S. Promenade Blvd	Suite 5100	Rogers	AR	72758	General Growth	(312)960-5262
Hollister Co	30529	Visalia	2031 S. Mooney Blvd	Space 1620	Visalia	CA	93277	General Growth	(312)960-5262
Hollister Co	30506	Northridge	708 Northridge Mall		Salinas	CA	93906	Starwood	312-265-7037
Hollister Co	30538	Willowbrook	1400 Willowbrook Mall		Wayne	NJ	7470	General Growth	(312)960-5262
Hollister Co	30509	Coconut Point	23131 Fashion Drive	Suite 101	Estero	FL	33928	Simon	317-263-7048
Hollister Co	30510	South Shore	250 Granite Street		Braintree	MA	2184	Simon	317-263-7048
Hollister Co	30539	Staten Island	2655 Richmond Avenue	Space 1605	Staten Island	NY	10314	General Growth	(312)960-5262
Hollister Co	30558	Valley Plaza	2701 Ming Avenue	Space 126	Bakersfield	CA	93304	General Growth	(312)960-5262

Hollister Co	30514	Fairlane Town	18900 Michigan Avenue Space H114		Dearborn	MI	48126	Starwood	312-265-7037
Hollister Co	30515	Westfarms	500 Westfarms Mall	Space 120	Farmington	CT	6032	Taubman	248-258-7229
Hollister Co	30564	Water Tower	845 N. Michigan Avenue	Space 7060	Chicago	IL	60611	General Growth	(312)960-5262
Hollister Co	30568	Otay Ranch Town Center	2015 Birch Road	Space 601	Chula Vista	CA	91915	General Growth	(312)960-5262
Hollister Co	30519	Apple Blossom	1850 Apple Blossom Drive	Space S115	Winchester	VA	22601	Simon	317-263-7048
Hollister Co	30573	Willowbrook	7925 FM 1960 West	Space 1268	Houston	TX	77070	General Growth	(312)960-5262
Hollister Co	30522	Westchester	125 Westchester Avenue	Space #3600	White Plains	NY	10601	Simon	317-263-7048
Hollister Co	30578	Ridgedale	12525 Wayzata Blvd		Minnetonka	MN	55305	General Growth	(312)960-5262
Hollister Co	30597	Beachwood Place	26300 Cedar Road		Cleveland	OH	44122	General Growth	(312)960-5262
Hollister Co	30530	Fox Run	50 FOX RUN ROAD	SPACE #L13	Newington	NH	3801	Simon	317-263-7048
Hollister Co	30533	Falls	8888 SW 136th Street	Space 550	Miami	FL	33176	Simon	317-263-7048
Hollister Co	30607	Mall in Columbia	10300 Little Patuxent Parkway	Space 2665	Columbia	MD	21044	General Growth	(312)960-5262
Hollister Co	30616	Stonebriar	2601 Preston Road	Space #1084	Frisco	TX	75034	General Growth	(312)960-5262
Hollister Co	30631	Spokane Valley	14700 E. Indiana Avenue	Suite 1038	Spokane	WA	99216	General Growth	(312)960-5262
Hollister Co	30655	Lynnhaven	701 Lynnhaven Parkway		Virginia Beach	VA	23452	General Growth	(312)960-5262
Hollister Co	30673	Augusta	3450 Wrightsboro Road		Augusta	GA	30909	General Growth	(312)960-5262
Hollister Co	30708	Bridgewater Commons	400 Commons Way		Bridgewater	NJ	8807	General Growth	(312)960-5262
Hollister Co	30541	Eastridge	2200 Eastridge Loop, Suite 2080		San Jose	CA	95122	Pacific Retail Capital Partners	(312)960-5270
Hollister Co	30716	Oakbrook	75 Oakbrook Center		Oakbrook	IL	60523	General Growth	(312)960-5262
Hollister Co	30719	Park Place	5870 E. Broadway Blvd		Tucson	AZ	85711	General Growth	(312)960-5262
Hollister Co	31306	Tucson	4500 N Oracle Road		Tucson	AZ	85705	General Growth	(312)960-5262
Hollister Co	31307	Woodbridge	277 Woodbridge Ctr		Woodbridge	NJ	7095	General Growth	17326361959
Hollister Co	31359	Alderwood	3000 184th St SW Ste 336		Lynnwood	WA	98037	General Growth	425-775-8095
Hollister Co	30548	Citrus Park	8089 Citrus Park Town Center	Space 8089	Tampa	FL	33625	Westfield	310-689-5623
Hollister Co	31450	North Star	7400 SAN PEDRO AVE STE 740		San Antonio	TX	78216	General Growth	1-210-979-6717
Hollister Co	31530	Rivertown Crossings	3700 Rivertown Parkway SW, Space 2190		Grandville	MI	49418	General Growth	(312)960-5262
Hollister Co	30555	Cielo Vista	8401 Gateway Blvd West		El Paso	TX	79925	Simon	317-263-7048
Hollister Co	30556	North County Fair	272 E. Via Rancho Parkway		Escondido	CA	92025	Westfield	310-689-5623
Hollister Co	31550	Baybrook	1102 Baybrook Mall		Friendswood	TX	77546	General Growth	281-461-6628
Hollister Co	30629	Rivergate	1000 Rivergate Parkway		Goodlettsville	TN	37072	Hendon Properties	(706)543-7908
Hollister Co	30561	Cottonwood	10000 Coors Blvd, Bypass Space F-11		Albuquerque	NM	87114	Simon	317-263-7048
Abercrombie & Fitch/abercrombie	11516	Outlet Shoppes at Laredo	1600 Water Street		Laredo	TX	78040	Horizon Group Properties	231-798-9100
Hollister Co	30566	Monmouth	180 Rt 35 South	Ste. 2132	Eatontown	NJ	7724	Vornado	732-542-0334
Abercrombie & Fitch/abercrombie	21516	Outlet Shoppes at Laredo	1600 Water Street		Laredo	TX	78040	Horizon Group Properties	231-798-9100
Hollister Co	30395	Irvine Spectrum	647 Spectrum Center Drive		Irvine	CA	92618	Irvine Company	(949)790-4805
Hollister Co	30570	Menlo Park	100 Menlo Park		Edison	NJ	8837	Simon	317-263-7048
Hollister Co	30572	Commerce Outlet	800 Steven B. Tanger Blvd	Space 302	Commerce	GA	30529	Tanger Properties Limited Properties	(336)856-6013
Hollister Co	30305	Algonquin Commons	1912 S. Randall Road	Space 4170	Algonquin	IL	60102	Jeffrey R. Anderson Real Estate, Inc.	513-241-5800
Hollister Co	30574	Grand Central	100 Grand Central Ave	STe. 227	Parkersburg	WV	26105	Washington Prime Group	614-887-5883
Hollister Co	30575	Jersey Gardens Outlet	651 Kapkowski Road	Space 2038	Elizabeth	NJ	7201	Simon Property Group, Inc.	317-263-7048
Hollister Co	30709	Shops at Pembroke Gardens	14567 SW 5th Street		Pembroke Pines	FL	33027	Jeffrey R. Anderson Real Estate, Inc.	513-241-5800
Abercrombie & Fitch	11517	Outlets of Alaska	100th Avenue + C Street		Anchorage	AK	99515	JL Properties
Hollister Co	30323	Westgate	7701 Interstate 40 West	Suite 608	Amarillo	TX	79121	Jones Lang Lasalle	651-638-3553
Hollister Co	30580	Hilton Head Outlet	1414 Fording Island Road	Suite B110	Bluffton	SC	29910	Tanger Properties Limited Properties	(336)856-6013
Hollister Co	30581	Rehoboth Beach Outlets	36508 Seaside Outlet Drive	Suite 1140	Rehoboth Beach	DE	19971	Tanger Properties Limited Properties	(336)856-6013
Hollister Co	30583	West Acres	3902 13th Avenue South	Space L11D	Fargo	ND	58103	West Acres	(701)282-2222
Hollister Co	30584	Montebello	1727 Montebello Town Ctr.	Space D-14	Montebello	CA	90640	Simon	317-263-7048
Hollister Co	30586	Paddock	3100 SW College Road		Ocala	FL	34474	Washington Prime Group	614-887-5883
Hollister Co	30342	Mesilla Valley	700 South Telshor, Space 1440		Las Cruces	NM	88011	Jones Lang Lasalle	651-638-3553
Hollister Co	30588	Wisconsin Dells Outlet	210 Gasser Road	Suite 111	Baraboo	WI	53913	Tanger Properties Limited Properties	(336)856-6013
Hollister Co	30589	Capital	625 Black Lake Blvd	Space F10	Olympia	WA	98502	Starwood	312-265-7037
Hollister Co	30343	Serramonte	24 Serramonte Center Space 255		Daly City	CA	94015	Jones Lang Lasalle	651-638-3553
Hollister Co	30446	Lakeside	14600 Lakeside Circle	Space 2140	Sterling Heights	MI	48313	Jones Lang LaSalle Americas, Inc.	(312)960-5270
Hollister Co	30579	Hamilton	4403 Black Horse Pike	1108A	Mays Landing	NJ	8330	Kravco	(610)854-2824
Hollister Co	30612	Dulles Town Center	21100 Dulles Town Circle		Dulles	VA	20166	Lerner	703-404-7100
Hollister Co	30594	Rockingham Park	99 Rockingham Park Blvd	Suite # 2024	Salem	NH	3079	Simon	317-263-7048
Abercrombie & Fitch	11599	Fashion Square	7014 E CAMELBACK RD STE 1001		Scottsdale	AZ	85251	Macerich	866-811-1095
Abercrombie & Fitch	11861	Tysons Corner	7865 TYSONS CORNER CTR SPC N13U		McLean	VA	22102	Macerich	866-811-1095
Hollister Co	30600	Rolling Oaks	6909 North Loop 1604 East		San Antonio	TX	78247	Washington Prime Group	614-887-5883
Hollister Co	30601	Maplewood	3001 White Bear Avenue	Suite 2047C	Maplewood	MN	55109	Washington Prime Group	614-887-5883
Hollister Co	30602	Westbrook	314 Flat Rock Place	Space E 100	Westbrook	CT	6498	Tanger Properties Limited Properties	(336)856-6013

Hollister Co	30603	Southcenter	857 Southcenter Mall		Seattle	WA	98188	Westfield	310-689-5623
Hollister Co	30605	Bolingbrook	627 East Boughton Road, Suite 110		Bolingbrook	IL	60490	Starwood	312-265-7037
Abercrombie & Fitch/abercrombie	21491	Los Cerritos	143 Los Cerritos Center		Cerritos	CA	90703	Macerich	866-811-1095
Hollister Co	30424	Flatiron Crossing	One W. Flatiron Circle	Suite 2076	Broomfield	CO	80021	Macerich	866-811-1095
Hollister Co	30608	Fashion Outlets of Las Vegas	32100 Las Vegas Blvd South	Suite 414	Primm	NV	89019	Talisman Companies, L.L.C.	(561)340-1429
Hollister Co	30611	Sarasota Square	8201 S. Tamiami Trail	Space 88	Sarasota	FL	34238	Westfield	310-689-5623
Hollister Co	30425	Vintage Faire	3401 Dale Road, Suite 519		Modesto	CA	95356	Macerich	866-811-1095
Hollister Co	30458	Danbury Fair	7 Backus Avenue		Danbury	CT	6810	Macerich	866-811-1095
Hollister Co	30511	Washington Square	9777 S. West Washington Square Road		Tigard	OR	97223	Macerich	866-811-1095
Hollister Co	30517	Inland	550 Inland Center	Space 228	San Bernardino	CA	92408	Macerich	866-811-1095
Hollister Co	30521	Valley	1925 East Market Street	Space 0408A	Harrisonburg	VA	22801	Macerich	866-811-1095
Hollister Co	30620	Livingston	112 Eisenhower Parkway		Livingston	NJ	7039	Simon	317-263-7048
Hollister Co	30543	Arrowhead Towne Center	7700 Arrowhead Town Center	Space 1214	Glendale	AZ	85308	Macerich	866-811-1095
Hollister Co	30544	Pacific View	3301 East Main Street	Space 1119	Ventura	CA	93003	Macerich	866-811-1095
Hollister Co	30545	Westside Pavilion	10800 W. Pico Boulevard	Space 354	Los Angeles	CA	90064	Macerich	866-811-1095
Hollister Co	30546	Lakewood	500 Lakewood Ctr	Space 82	Lakewood	CA	90712	Macerich	866-811-1095
Hollister Co	30551	Paradise Valley	4568 E. Cactus Road, Space G018		Phoenix	AZ	85032	Macerich	866-811-1095
Hollister Co	30552	Superstition Springs	6555 E. Southern Avenue	Space B-26	Mesa	AZ	85206	Macerich	866-811-1095
Hollister Co	30633	Mall of New Hampshire	1500 South Willow Street		Manchester	NH	3103	Simon	317-263-7048
Hollister Co	30634	Miller Hill	1600 Miller Trunk Highway		Duluth	MN	55811	Simon	317-263-7048
Hollister Co	30560	South Towne	10450 S. State Street	Space 1112	Sandy	UT	84070	Macerich	866-811-1095
Hollister Co	30697	Northpark	320 West Kimberly Road		Davenport	IA	52806	Macerich	866-811-1095
Hollister Co	31475	Stonewood	224 Stonewood Street		Downey	CA	90241	Macerich	866-811-1095
Hollister Co	30640	Longview	3500 McCann Rd.	Space M15B	Longview	TX	75605	Washington Prime Group	614-887-5883
Hollister Co	30641	Orange Park	1910 Wells Road		Jacksonville	FL	32073	Washington Prime Group	614-887-5883
Hollister Co	30644	Hillside Village	305 West FM 1382, Suite 514		Cedar Hill	TX	75104	The Mgherring Group	(972)637-6308
Hollister Co	30647	Chicago Ridge	660 Chicago Ridge Mall		Chicago Ridge	IL	60415	Starwood	312-265-7037
Hollister Co	30648	Old Orchard	153 Old Orchard Center Suite J8		Skokie	IL	60077	Westfield	310-689-5623
Hollister Co	31486	Deptford	1750 Deptford Center Rd Ste 2102		Deptford Township	NJ	8096	Macerich	866-811-1095
Hollister Co	30653	Indian River	6200 20th Street, Room 440		Vero Beach	FL	32966	Simon	317-263-7048
Hollister Co	30654	Pier Park	201 Bluefish Drive		Panama City	FL	32413	Simon	317-263-7048
Hollister Co	31663	Kings Plaza	5100 Kings Plaza		Brooklyn	NY	11234	Macerich	866-811-1095
Hollister Co	30656	Gulf View Square	9409 US Highway 19		Port Richey	FL	34668	Washington Prime Group	614-887-5883
Hollister Co	30657	Port Charlotte Town Center	1441 Tamiami Trail		Port Charlotte	FL	33948	Washington Prime Group	614-887-5883
Hollister Co	30658	Pentagon	1100 South Hayes Street		Arlington	VA	22202	Simon	317-263-7048
Hollister Co	30659	Seminole Towne Center	200 Towne Center Circle		Sanford	FL	32771	Washington Prime Group	614-887-5883
Hollister Co	30670	Broadway	358 Broadway Mall		Hicksville	NY	11801	Vornado	516-937-7302
Hollister Co	31691	Queens Center	90-15 Queens Boulevard		Elmhurst	NY	11373	Macerich	866-811-1095
Hollister Co	31860	Tysons Corner	7975L Tysons Corner Ctr STE C		McLean	VA	22102	Macerich	866-811-1095
Hollister Co	31909	Memorial City	303 Memorial City Mall, Ste 204		Houston	TX	77024	Metronational	713-935-7105
Hollister Co	30674	Weberstown	4950 Pacific Avenue, Suite 131		Stockton	CA	95207	Washington Prime Group	614-887-5883
Hollister Co	30676	Newport Centre	30 Mall Drive West	space #A68A	Jersey City	NJ	7310	Simon	317-263-7048
Hollister Co	31999	Sawgrass Mills	12801 W. Sunrise Blvd		Sunrise	FL	33323	Mills Corporation
Hollister Co	30680	Southern Hills	4400 Sergeant Road	Space 518	Sioux City	IA	51106	CBRE	712-274-0109
Hollister Co	30471	Cambridgeside Galleria	100 Cambridgeside Place	E-322	Cambridge	MA	2141	New England Development	(617)621-8668
Hollister Co	30690	600 Broadway	600 Broadway		New York	NY	10012	One Step Up	212-398-3970
Hollister Co	30683	Galleria at Roseville	1151 Galleria Blvd Suite 2150		Roseville	CA	95678	Westfield	310-689-5623
Abercrombie & Fitch/abercrombie	21945	Cherry Hill	2000 route 38, Suite 1665		Cherry Hill	NJ	8002	PREIT	215-657-6002
Hollister Co	30460	Francis Scott Key	5500 Buckeystown Pike	Space 840	Frederick	MD	21703	PREIT	215-657-6002
Hollister Co	30688	Southgate	2901 Brooks Street		Missoula	MT	59801	Southgate	406-721-5140
Hollister Co	30689	Peninsula Town Center	2551 McMenamin Street		Hampton	VA	23666	Steiner + Associates, Inc.	614-416-8350
Hollister Co	30484	Capital City	3506 Capital City Mall Drive	Ste. 810	Lower Allen	PA	17011	PREIT	215-657-6002
Hollister Co	30516	Woodland	3155 Twenty-Eighth Street SE		Grand Rapids	MI	49512	PREIT	215-657-6002
Hollister Co	30534	Valley View	3800 State Road 16, Suite 131		LaCrosse	WI	54601	PREIT	215-657-6002
Hollister Co	30695	Bangor	663 Stillwater Avenue	Space #1085	Bangor	ME	4401	Simon	317-263-7048
Hollister Co	30638	Moorestown	400 Route 38	Store No. 1075	Moorestown	NJ	8057	PREIT	215-657-6002
Hollister Co	30698	Culver City	6000 Sepulveda Blvd	Suite 2151	Culver City	CA	90230	Westfield	310-689-5623
Hollister Co	30700	Brunswick Square	755 State Route 18		E. Brunswick	NJ	8816	Washington Prime Group	614-887-5883
Hollister Co	30701	Fashion Valley	7007 Friars Road		San Diego	CA	92108	Simon	317-263-7048
Hollister Co	30687	Lycoming	300 Lycoming Mall Circle		Williamsport	PA	17756	PREIT	215-657-6002
Hollister Co	30694	Wyoming Valley	29 Wyoming Valley Mall		Wilkes Barre	PA	18702	PREIT	215-657-6002
Hollister Co	31484	Capital City	3506 Capital City Mall Drive, Ste 406		Camp Hill	PA	17011	PREIT	215-657-6002
Hollister Co	31945	Cherry Hill	2000 Route 38 STE 1795		Cherry Hill	NJ	8002	PREIT	215-657-6002
Hollister Co	30711	La Plaza	2200 South 10th Street		McAllen	TX	78503	Simon	317-263-7048
Hollister Co	30712	Aventura	19575 Biscayne Blvd	Space 3013	Aventura	FL	33180	Turnberry	305-933-5546
Hollister Co	30713	Sunrise	One Sunrise Mall		Massapequa	NY	11758	Westfield	310-689-5623
Hollister Co	30507	Walden Galleria	One Walden Galleria	Space D114	Buffalo	NY	14225	Pyramid	(315)422-7000

Hollister Co	30623	Salmon Run	21182 Salmon Run Loop West	Space# 117	Watertown	NY	13601	Pyramid	(315)422-7000
Hollister Co	30717	Northshore	210 Andover Street		Peabody	MA	1960	Simon	317-263-7048
Hollister Co	30624	Poughkeepsie	2001 South Road, Space B201		Poughkeepsie	NY	12601	Pyramid	(315)422-7000
Hollister Co	30722	Columbia	1321 N. Columbia Center Blvd	212A	Kennewick	WA	99336	Simon	317-263-7048
Hollister Co	30726	Firewheel Town Center	280 Cedar Sage Drive		Garland	TX	75040	Simon	317-263-7048
Hollister Co	31001	668 5th Avenue	668 Fifth Avenue		New York	NY	10103	Vornado	212-582-4558
Hollister Co	31003	Dover	1365 N. Dupont Highway		Dover	DE	19901	Simon	317-263-7048
Hollister Co	31004	Dadeland	7427 Dadeland Mall	Space 3070	Miami	FL	33156	Simon	317-263-7048
Hollister Co	31019	San Marcos	4015 I-35 South	Suite 501	San Marcos	TX	78666	Tanger Properties Limited Properties	(336)856-6013
Hollister Co	31175	Liberty Center	7100 Foundry Row, Ste 118		Liberty Township	OH	45069	Steiner + Associates, Inc.	614-416-8350
Hollister Co	31200	Dolphin Mall	11401 NW 12th Street, Unit 188		Miami	FL	33172	Taubman	248-258-7229
Hollister Co	30627	Sangertown	8555 Seneca Turnpike Space E-06		New Hartford	NY	13413	Pyramid	(315)422-7000
Hollister Co	30681	Champlain	60 Smithfield Boulevard		Plattsburgh	NY	12901	Pyramid	(315)422-7000
Hollister Co	31281	Gurnee Mills	6170 W. Grand Avenue		Gurnee	IL	60031	Simon	317-263-7048
Hollister Co	31284	Katy Mills	5000 Katy Mills Circle		Katy	TX	77494	Simon	317-263-7048
Hollister Co	31286	San Francisco Premium Outlets	2788 Paragon Outlets Drive		Livermore	CA	94551	Simon	317-263-7048
Hollister Co	30682	Galleria at Crystal Run	1 Galleria Drive		Middletown	NY	10941	Pyramid	(315)422-7000
Hollister Co	30672	Streets of Brentwood	2505 Sand Creek Road	Building 1, Suite 140	Brentwood	CA	94513	RED Legacy	(816)777-3500
Hollister Co	31317	International Marketplace	2330 Kalakaua Avenue, Space 230		Honolulu	HI	96815	Taubman	248-258-7229
Hollister Co	31331	North East	1101 MELBOURNE RD STE 4040		Hurst	TX	76053	Simon	317-263-7048
Hollister Co	30540	Lakeland Square	3800 US Highway 98	Space 414	Lakeland	FL	33809	Rouse	(314)695-5170
Hollister Co	31391	Seattle Premium Outlets	10600 Quil Ceda Blvd - Unit 100		Tulalip	WA	98271	Simon Premium Outlets	317-263-7048
Hollister Co	31393	St. Louis Premium Outlets	18527 Outlet Boulevard, Unit 760		St. Louis	MO	63005	Simon	317-263-7048
Hollister Co	30569	Centre at Salisbury	2300 N. Salisbury Blvd	J-113	Salisbury	MD	21801	Rouse	(314)695-5170
Hollister Co	30710	Chesterfield Towne Center	11500 Midlothian Turnpike		Richmond	VA	23235	Rouse	(314)695-5170
Abercrombie & Fitch	11938	Lenox Square	3393 PEACHTREE RD NE STE 4042		Atlanta	GA	30326	Simon	317-263-7048
Abercrombie & Fitch/abercrombie	21541	Orland Square	536 Orland Square, Space E-10		Orland Park	IL	60462	Simon	317-263-7048
Hollister Co	31481	San Francisco Centre	865 Market Street, Space 227		San Francisco	CA	94103	Westfield	310-689-5623
Hollister Co	31263	Haywood	700 Haywood Rd STE 400		Greenville	SC	29607	Simon	317-263-7048
Hollister Co	31526	Smith Haven	313 Smith Haven Mall		Lake Grove	NY	11755	Simon	317-263-7048
Hollister Co	31588	Cape Cod	793 Iyannough Rd STE W135B		Hyannis	MA	2601	Simon	317-263-7048
Hollister Co	31940	St. Johns Town Center	4663 River City DR STE 101		Jacksonville	FL	32246	Simon	317-263-7048
Hollister Co	31424	Opry Mills	433 Opry Mills Drive		Nashville	TN	37214	Simon Property Group, Inc.	317-263-7048
Hollister Co	31538	Orland Square	534 Orland Square		Orland Park	IL	60462	Simon	317-263-7048
Hollister Co	31449	Franklin Park	5001 Monroe St, Space 1730		Toledo	OH	43623	Starwood	312-265-7037
Abercrombie & Fitch/abercrombie	21190	Memphis Outlets	8205 Airways Boulevard		Southaven	MS	38671	Tanger Properties Limited Properties	(336)856-6013
Abercrombie & Fitch	11189	Fair Oaks	11731U Fair Oaks Mall		Fairfax	VA	22033	Taubman	248-258-7229
Abercrombie & Fitch	10936	Fifth Avenue	720 5TH AVE Fl 5		New York	NY	10019	Various	212-201-0262
Abercrombie & Fitch	10936	Fifth Avenue	720 5TH AVE Fl 5		New York	NY	10019	Various	212-201-0262
Abercrombie & Fitch	10936	Fifth Avenue	720 5TH AVE Fl 5		New York	NY	10019	Various	212-201-0262
Abercrombie & Fitch	11680	Polaris Fashion Place	1500 Polaris Parkway, STE 1190		Columbus	OH	43240	Washington Prime Group	614-887-5883
Abercrombie & Fitch	11682	Century City	10250 SANTA MONICA BLVD SPC 1707		Los Angeles	CA	90067	Westfield	310-689-5623
Abercrombie & Fitch/abercrombie	21730	San Francisco Centre	845 MARKET ST STE 140		San Francisco	CA	94103	Westfield	310-689-5623

Schedule 5.09
Environmental Matters
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Schedule 5.10
Insurance

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Schedule 5.13
Subsidiaries; Other Equity Investments
(a)    Loan Party Subsidiaries:

Subsidiaries of Abercrombie & Fitch Co.	Jurisdiction of Organization	Percentage of Equity Interests Owned
Abercrombie & Fitch Holding Corporation (a)	Delaware	100%
Abercrombie & Fitch Distribution Company (b)	Ohio	100%
Abercrombie & Fitch Management Co. (b)	Delaware	100%
A & F Trademark, Inc. (c)	Delaware	100%
Abercrombie & Fitch Stores, Inc. (c)	Ohio	100%
Hollister Co. (c)	Delaware	100%
Abercrombie & Fitch International, Inc. (c)	Delaware	100%
Fan Company, LLC (c)	Ohio	100%
Canoe, LLC (c)	Ohio	100%
Crombie, LLC (c)	Ohio	100%
DFZ, LLC (c)	Ohio	100%
NSOP, LLC (c)	Ohio	100%
J.M.H. Trademark, Inc. (d)	Delaware	100%
Abercrombie Worldwide Holding, LLC (f)	Ohio	100%
A&F Canada Holding Co. (f)	Delaware	100%
AFH Puerto Rico LLC (f)	Ohio (Qualified in Puerto Rico)	100%
Abercrombie & Fitch Hong Kong Limited (f)	Hong Kong	100%
Abercrombie & Fitch Trading Co. (g)	Ohio	100%
Abercrombie & Fitch Europe Holding Gmbh (h)	Switzerland	100%
AFH Canada Stores Co. (i)	Canada (Nova Scotia)	100%
Abercrombie & Fitch Italia S.R.L. (l)	Italy	100%
Abercrombie & Fitch (UK) Limited (l)	United Kingdom	100%
AFH Stores UK Limited (l)	United Kingdom	100%
Abercrombie & Fitch (France) SAS (l)	France	100%
Abercrombie & Fitch (Denmark) ApS (l)	Denmark	100%
Abercrombie & Fitch Spain S.L. (l)	Spain	100%
Abfico Netherlands Distribution B.V. (l)	The Netherlands	100%
AFH Hong Kong Limited (l)	Hong Kong	100%
A&F Hollister Ireland Limited (l)	Ireland	100%
AFH Hong Kong Stores Limited (l)	Hong Kong	100%
AFH Singapore Pte. Ltd. (l)	Singapore	100%
A&F HCo Stores AT GmbH (l)	Austria	100%
AFH Korea Yuhan Hoesa (l)	South Korea	100%
AFH Poland Sp. Z o.o (l)	Poland	100%
AFHCo Stores NL BV (l)	The Netherlands	100%
AFH Fulfillment NL BV (l)	The Netherlands	100%
AFH Taiwan Co., Ltd. (l)	Taiwan	100%
AFH Logistics DWC-LLC (l)	United Arab Emirates (Dubai)	100%

Subsidiaries of Abercrombie & Fitch Co.	Jurisdiction of Organization	Percentage of Equity Interests Owned
AFH Japan GK (l)	Japan	100%
AFH BLP HK Limited (l)	Hong Kong	100%
Abercrombie & Fitch Procurement Services, LLC (m)	Ohio	100%
Hollister Co. California, LLC (m)	California	100%
AFH Belgium SPRL (n)*	Belgium	100%
AFH Trading (Shanghai) Co., Ltd. (o)	China	100%
AFH International Trading (Shanghai) Co., Ltd. (o)	China	100%
Majid Al Futtaim Apparel for Ready Wears Co. W.L.L. (p)	Kuwait	N/A
Hollister Fashion L.L.C. (q)	United Arab Emirates (Dubai)	49%
Abercrombie & Fitch Holding BV (Netherlands) (r)	The Netherlands	100%
AF 1892 Mexico S. de R.L. de C.V. (s)	Mexico	100%
Abercrombie & Fitch Holding Sagl (t)	Switzerland	100%
Abercrombie & Fitch Europe Sagl (t)	Switzerland	100%
AFH Netherlands I B.V. (u)	The Netherlands	100%
AFH Germany GmbH (v)	Germany	100%
AFH Sweden AB (v)	Sweden	100%

(a)    Wholly-owned subsidiary of Abercrombie & Fitch Co., the registrant
(b)    Wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation
(c)    Wholly-owned subsidiary of Abercrombie & Fitch Management Co.
(d)    Wholly-owned subsidiary of A & F Trademark, Inc.
(e)    [reserved.]
(f)    Wholly-owned subsidiary of Abercrombie & Fitch International, Inc.
(g)    Wholly-owned subsidiary of J.M.H. Trademark, Inc.
(h)    Wholly-owned subsidiary of AFH Netherlands I B.V.
(i)    Wholly-owned subsidiary of A&F Canada Holding Co.
(j)    [reserved.]
(k)    [reserved.]
(l)    Wholly-owned subsidiary of Abercrombie and Fitch Europe Sagl
(m)    Wholly-owned subsidiary of Abercrombie & Fitch Trading Co.
(n)    99.9982% owned by Abercrombie & Fitch Europe Sagl. and 0.0018% owned by Abfico Netherlands Distribution B.V.
(o)    Wholly-owned subsidiary of AFH Hong Kong Limited
(p)    A&F has no equity interest in this joint venture
(q)    Subsidiary of Majid Al Futlaim Fashion LLC (51%) and AFH Logistics DWC-LLC (49%)
(r)    Subsidiary of Abercrombie & Fitch Procurement Services, LLC (51.2%) and Abercrombie & Fitch Europe Holding Gmbh (48.8%)
(s)    Subsidiary of Abercrombie & Fitch International, Inc. (99%) and Abercrombie Worldwide Holding, LLC (1%).
(t)    Wholly-owned subsidiary of Abercrombie & Fitch Holdings BV (Netherlands)
(u)    Wholly-owned subsidiary of Abercrombie Worldwide Holding, LLC
(v)    Wholly-owned subsidiary of Abfico Netherlands Distribution B.V.

* Abfico Netherlands Distribution B.V. owns three shares (EUR 300.00) of AFH Belgium SPRL. Abercrombie & Fitch Europe Sagl owns the remaining 169,997 shares.

(b) Other equity investments: Other than Permitted Investments, none.

(c)    Capitalization of Loan Parties:2

Name of Loan Party	Name of Owner	Class	Number of Shares	Percentage Owned
Abercrombie & Fitch Management Co.	Abercrombie & Fitch Holding Corporation	Common stock	100	100%
Abercrombie & Fitch Stores, Inc.	Abercrombie & Fitch Management Co.	Common stock	100	100%
Abercrombie & Fitch Trading Co.	J.M.H. Trademark, Inc.	Common stock	100	100%
Abercrombie & Fitch Holding Corporation	Abercrombie & Fitch Co.	Common stock	100	100%
Abercrombie & Fitch Procurement Services, LLC	Abercrombie & Fitch Trading Co.	Membership Interests	N/A	100%
A&F Canada Holding Co.	Abercrombie & Fitch International, Inc.	Common stock	100	100%
A & F Trademark, Inc.	Abercrombie & Fitch Management Co.	Common stock	105	100%
Hollister Co.	Abercrombie & Fitch Management Co.	Common stock	100	100%
Hollister Co. of California, LLC	Abercrombie & Fitch Trading Co.	Membership Interests	N/A	100%
J.M.H. Trademark, Inc.	A & F Trademark, Inc.	Common stock	100	100%
AFH Puerto Rico LLC	Abercrombie & Fitch International, Inc.	Membership Interests	N/A	100%

2 Capitalization of Abercrombie & Fitch Co., an entity publicly traded on the New York Stock Exchange (ticker symbol ANF), is not set forth in the chart below.

Schedule 5.17
Intellectual Property Matters
None.

Schedule 5.18
Collective Bargaining Agreements
None.

Schedule 5.21(a)
DDAs and Securities Accounts
With regard to all DDAs and Securities Accounts maintained by the Loan Parties as of the Closing Date, below is a listing of all (i) the name and address of the depository or securities intermediary, as applicable; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository or securities intermediary.
For purposes of the Agreement, as of the Closing Date, the following institutions are Blocked Account Banks: [*], [*], [*], [*], [*], [*], [*], [*] and [*].

(a)    For purposes of Section 6.13(a)(ii), and subject to clause 6.13(b), the deposit accounts listed below are designated as Blocked Accounts:

Blocked Accounts
Account Holder	Account Number	Type of Account	Financial Institution	Financial Institution Contact Information
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
AFH Puerto Rico LLC	[*]	[*]	[*]
Abercrombie & Fitch Management Co	[*]	[*]	[*]	[*]
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]
AFH Puerto Rico, LLC	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co	[*]	[*]	[*]
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
Hollister Co.	[*]	[*]	[*]
Abercrombie & Fitch Management Co	[*]	[*]	[*]
Abercrombie & Fitch Management Co	[*]	[*]	[*]	[*]

Blocked Accounts
Account Holder	Account Number	Type of Account	Financial Institution	Financial Institution Contact Information
Abercrombie & Fitch Stores Inc.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co	[*][3]	[*]	[*]	[*]
Abercrombie & Fitch Management Co	[*]	[*]	[*]
Abercrombie & Fitch Management Co	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co	[*]	[*]	[*]	[*]

3 [*]

(b)    For purposes of Section 6.13(a)(ii), the deposit accounts listed below are not designated as Blocked Accounts and will not be subject to Blocked Account Agreements:

Deposit Accounts Not Deemed Blocked Accounts
Account Holder	Account Number	Type of Account	Financial Institution	Financial Institution Contact Information
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*]	[*]	[*]
Abercrombie & Fitch Stores, Inc.	[*]	[*]	[*]
Abercrombie & Fitch Stores, Inc.	[*]	[*]	[*]

(c)    For purposes of Section 6.13(a)(iii), the following Securities Accounts will be subject to Securities Account Control Agreements:

Securities Accounts
Account Holder	Account Number	Type of Account	Financial Institution	Financial Institution Contact Information
Abercrombie & Fitch Management Co.	[*]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*][4]	[*]	[*]	[*]
Abercrombie & Fitch Management Co.	[*][5]	[*]	[*]	[*]

As of the Closing Date, the Loan Parties also maintain a Securities Account with Matrix Trust Company (fka Wilmington Trust Company), as Trustee, regarding the Non-Qualified Savings and Supplemental Retirement Plan. This account will not be subject to a Securities Account Control Agreement.

4 [*]
5 [*]

Schedule 5.21(b)
Credit Card Arrangements
    As of the Closing Date, the Loan Parties have arrangements in place under which they receive processing and/or payment of proceeds of credit card charges and debit card charges for sales made by such Loan Parties with the following companies:

Credit/Debit Card Processor	Credit/Debit Card
[*]	Mastercard and Visa
[*]	American Express
[*]	Discover
[*]	PayPal Services
[*]	Buy Now Pay Later
[*]	On-Line Commerce

Schedule 6.02
Collateral Reporting
Pursuant to the terms of the Credit Agreement, the Loan Parties shall provide the Agent, on the applicable day specified below, original counterparts of the following documents (each in such form and detail as the Agent from time to time may specify):
Quarterly Reports: Quarterly, the Loan Parties shall provide to Wells Fargo the following; provided however that if at any time there are direct borrowings, then monthly;
(a)     Within fifteen (15) days after the end of each Fiscal Quarter for the immediately preceding Fiscal Quarter/Month, as applicable:
i.    Borrowing Base Certificate and supporting documentation;
ii.    Purchases and accounts payable analysis report* (together with account payable aging);
iii.    Inventory summary by department;
iv.    Inventory certificate*.
(b)    Within thirty (30) days after the end of each Fiscal Quarter for the immediately preceding Fiscal Quarter/Month, as applicable:
i.    Reconciliation of the stock ledger to the general ledger;
ii.    Statement of Store Activity*; and
iii.    Such other information as the Agent may from time to time reasonably request.
For purposes of Sections (a) and (b) above, the first Fiscal Quarter in respect of which the items required by such Section shall be provided shall be the Fiscal Quarter ending May 1, 2021.

*Typically provided in the Agent’s format

Schedule 6.20
Post-Closing Deliverables

1.    Credit Card Notification. Notwithstanding the requirements set forth in Section 6.13(a)(i) of the Credit Agreement, on or prior to the date that is thirty (30) days following the Closing Date (or such later date as to which the Agent may agree), the Loan Parties shall have delivered to the Agent a copy of a Credit Card Notification, substantially in the form of Exhibit G to the Credit Agreement, which has been executed on behalf of the applicable Loan Party and delivered to [*] (as Credit Card Processor), together with evidence of such delivery to [*].

2.    Blocked Account Agreement. Notwithstanding the requirements set forth in Section 6.13(a)(ii) of the Credit Agreement, on or prior to the date that is one hundred twenty (120) days following the Closing Date (or such later date as to which the Agent may agree), the Loan Parties shall have delivered to the Agent a fully executed Blocked Account Agreement with [*] in respect of DDA number[*].

Schedule 7.01
Existing Liens
    The Loan Parties maintain trust accounts that secure deductibles owed to insurance companies that may become due in connection with the Loan Parties’ general liability and worker’s compensation policies. Currently, these trust accounts are established at [*] (in favor of [*]) and [*] (in favor of the [*]). As of the 4/3/2021, the account balances are approximately [*] and [*], respectively. The financial institutions, insurance carriers and account balances may vary from time to time.

Schedule 7.02
Existing Investments
As of the Closing Date, the Loan Parties have the following Investments:
1.    Blocked Accounts, DDAs and Securities Accounts subject to Securities Account Control Agreements listed on Schedule 5.21(a).
2.    A&F Canada Holding Co. owns 100% of the issued equity interests in AFH Canada Stores Co., a Nova Scotia company. As of 1/30/21, A&F Canada Holding Co. has a total equity investment of [*] in AFH Canada Stores Co., consisting of [*] of contributed capital and [*] of retained earnings.
3.    Abercrombie & Fitch International, Inc. owns (i) 100% of the issued equity interests in Abercrombie & Fitch Hong Kong Limited, a Hong Kong company, and (ii) 99% of the issued equity interests in AF 1892 Mexico, S. de R.L. de C.V., a Mexico company. As of 1/30/21, Abercrombie & Fitch International, Inc. has a total equity investment of (i) [*] in Abercrombie & Fitch Hong Kong Limited, consisting of [*] of contributed capital and [*] of retained earnings and (ii) [*] in AF 1892 Mexico, S. de R.L. de C.V., consisting of [*] of contributed capital and [*] of retained earnings.
4.    Abercrombie & Fitch Co. serves as a guarantor to several real property leases entered into by Foreign Subsidiaries.
5.    Abfico Netherlands Distribution B.V. owns three shares (EUR 300.00) of AFH Belgium SPRL. Abercrombie & Fitch Europe Sagl owns the remaining 169,997 shares.
6.    AFH Logistics DWC-LLC, a Subsidiary of Abercrombie & Fitch Co., has a 49% interest in a joint venture with Majid Al Futtaim Fashion LLC (51% interest).
7.    Equity investments and joint ventures set forth on Schedule 5.13.
8.    Instruments, or loan agreements in connection therewith, are paid or payable to the Loan Parties from foreign subsidiaries: [*]
9.    Instruments, or loan agreements in connection therewith, are paid or payable to the Loan Parties from domestic subsidiaries or other Loan Parties:
a.    [*]
b.    [*]
c.    [*]
d.    [*]

e.    [*]
f.    [*]
g.    [*]
h.    [*]
i.    [*]
j.    [*]
k.    [*]
l.    [*]
m.    [*]
n.    [*]
o.    [*]
p.    [*]
q.    [*]
r.    [*]
s.    [*]
t.    [*]
u.    [*]
v.    [*]
w.    [*]
x.    [*]

Schedule 7.03
Existing Indebtedness
[*]

Schedule 7.05
Store Closings

Year	Number of Store Closures
2021	[*]
2022	[*]
2023	[*]
2024	[*]
2025	[*]
2026	[*]

Schedule 10.02
Agent’s Office; Certain Addresses for Notice
If to the Lead Borrower:
    Abercrombie & Fitch Management Co.
6301 Fitch Path
New Albany, Ohio 43054
Attention: Treasurer
    Email: ANF_USTreasury@anfcorp.com

If to any other Loan Party, to such Loan Party at:
    c/o Abercrombie & Fitch Management Co.
6301 Fitch Path
New Albany, Ohio 43054
Attention: Treasurer
    Email: ANF_USTreasury@anfcorp.com

And, whether to Lead Borrower or to any other Loan Party, in each case, with copies to:
    c/o Abercrombie & Fitch Management Co.
6301 Fitch Path
New Albany, Ohio 43054
Attention: General Counsel
    Email: Legal@anfcorp.com

If to the Agent:
    Wells Fargo Bank, National Association
125 High St., 11th Floor
Boston, Massachusetts 02110
Attention: Jai Alexander
Telephone No.: (617) 854-4347
Email: jai.alexander@wellsfargo.com

with copies to:
Morgan, Lewis & Bockius LLP
One Federal Street
Boston, Massachusetts 02110
Attention: Marjorie S. Crider
Telephone No.: (617) 341-7789

Facsimile No.: (617) 341-7701
Email: marjorie.crider@morganlewis.com

EXHIBIT A
FORM OF LIBOR RATE LOAN NOTICE

Date: ___________, _____
To:    Wells Fargo Bank, National Association, as Agent
Ladies and Gentlemen:
Reference is made to the Amended and Restated Credit Agreement dated as of April 29, 2021 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Abercrombie & Fitch Management Co., a Delaware corporation, for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto from time to time (individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the Borrowers party thereto from time to time, (iii) the Guarantors party thereto from time to time, (iv) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, (v) Wells Fargo Bank, National Association, as Swing Line Lender and L/C Issuer, and (vi) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.
1.    The Lead Borrower hereby requests [a Borrowing of] [a continuation of] LIBOR Rate Loans6:
(a)    On     ____________ (a Business Day)7
(b)    In the amount of $_____________________8
(c)    With an Interest Period of ____ months9
The Lead Borrower hereby represents and warrants (for itself and on behalf of the other Borrowers) that (a) the Borrowing requested herein complies with Section 2.02 and the other provisions of the Credit Agreement and (b) the conditions specified in Sections 4.01 and 4.02 of
6 A Borrowing must have the same Interest Period.

7 Each notice of a Borrowing must be received by the Agent not later than 11:00 a.m. three (3) Business Days prior to the requested date of any Borrowing of or continuation of LIBOR Rate Loans.

8 Each Borrowing or continuation of LIBOR Rate Loans must be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

9 The Lead Borrower may request a Borrowing of LIBOR Rate Loans with an Interest Period of one, two, three or six months. If no election of Interest Period is specified, then the Lead Borrower will be deemed to have specified an Interest Period of one month.

the Credit Agreement have been satisfied or waived on and as of the date specified in Item 1(a) above.

[signature page follows]
2

Dated as of the date above first written.
ABERCROMBIE & FITCH MANAGEMENT CO., as Lead Borrower
By: ____________________________________
Name: ____________________________________
Title: ____________________________________

Signature Page to LIBOR Rate Loan Notice

EXHIBIT B
FORM OF SWING LINE LOAN NOTICE

Date: ___________, _____
To:    Wells Fargo Bank, National Association, as Swing Line Lender
Wells Fargo Bank, National Association, as Agent
Ladies and Gentlemen:
Reference is made to the Amended and Restated Credit Agreement dated as of April 29, 2021 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Abercrombie & Fitch Management Co., a Delaware corporation, for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto from time to time (individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the Borrowers party thereto from time to time, (iii) the Guarantors party thereto from time to time, (iv) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, (v) Wells Fargo Bank, National Association, as Swing Line Lender and L/C Issuer, and (vi) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.
The Lead Borrower hereby requests a Swing Line Borrowing:
1.    On      (a Business Day)10
2.    In the amount of $______________________11
The Swing Line Borrowing requested herein complies with the provisions of Section 2.04 of the Credit Agreement.
ABERCROMBIE & FITCH MANAGEMENT CO., as Lead Borrower

By: ______________________________________
Name: ____________________________________
Title: ____________________________________
10     Each notice of a Swing Line Borrowing must be received by the Swing Line Lender and the Agent not later than 1:00 p.m. on the requested date of any Swing Line Borrowing.

11     Each Swing Line Borrowing must be in a minimum amount of $100,000.

EXHIBIT C

FORM OF NOTE

____________________________________________________________________________

NOTE
____________________________________________________________________________

$_______________        _______________, ____

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and, collectively, the “Borrowers”), jointly and severally promise to pay to the order of _____________________ (hereinafter, with any subsequent Eligible Assignee, the “Lender”), c/o Wells Fargo Bank, National Association, 125 High St., 11th Floor, Boston, Massachusetts 02110, the principal sum of ___________________ ($______________), or, if less, the aggregate unpaid principal balance of Committed Loans made by the Lender to or for the account of any Borrower pursuant to the Amended and Restated Credit Agreement dated as of April 29, 2021 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) the Borrowers, (ii) the Guarantors party thereto from time to time, (iii) Wells Fargo Bank, National Association, as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, (iv) Wells Fargo Bank, National Association, as Swing Line Lender and L/C Issuer, and (v) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), with interest at the rate and payable in the manner stated therein.
This is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The Agent’s books and records concerning the Committed Loans, the accrual of interest thereon, and the repayment of such Committed Loans, shall be conclusive, absent manifest error, evidence of the indebtedness to the Lender hereunder.
No delay or omission by the Agent or the Lender in exercising or enforcing any of such Agent’s or the Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. Unless otherwise agreed in writing subject to the terms and conditions of the Credit Agreement, no waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.
5

Each Borrower, and each endorser and guarantor of this Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Agent and/or the Lender with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Note.
This Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.
The liabilities of each Borrower, and of any endorser or guarantor of this Note, are joint and several, provided, however, the release by the Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Note. Each reference in this Note to any Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
    EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, SUBJECT TO THE LAST SENTENCE HEREOF, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, SUBJECT TO THE LAST SENTENCE HEREOF, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
6

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agent and the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Note, are each relying thereon. EACH BORROWER, EACH GUARANTOR, ENDORSER AND SURETY, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDER HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT, THIS NOTE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGES FOLLOW]

7

IN WITNESS WHEREOF, the Borrowers have caused this Note to be duly executed as of the date set forth above.

                        BORROWERS:

    ABERCROMBIE & FITCH MANAGEMENT CO., as Lead Borrower
                        ABERCROMBIE & FITCH STORES, INC.
                        ABERCROMBIE & FITCH TRADING CO., as
                        Borrowers

                        By:     ___________________________
                        Name:    ___________________________
                        Title:    ___________________________

Signature Page to Note

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE

To:    Wells Fargo Bank, National Association        Date:    _____________________
    125 High St., 11th Floor
    Boston, Massachusetts 02110
    Attention: Jai Alexander

Re:    Amended and Restated Credit Agreement dated as of April 29, 2021 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Abercrombie & Fitch Management Co., a Delaware corporation, for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto from time to time (individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the Borrowers party thereto from time to time, (iii) the Guarantors party thereto from time to time, (iv) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, (v) Wells Fargo Bank, National Association, as Swing Line Lender and L/C Issuer, and (vi) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.
The undersigned, a duly authorized and acting Responsible Officer of the Lead Borrower, hereby certifies to you, in [his][her] capacity as a Responsible Officer and not in [his][her] individual capacity, as follows:
2.    No Default.
(a)    To the knowledge of the undersigned Responsible Officer, except as set forth in Appendix I, no Default or Event of Default has occurred and is continuing.
(b)    If a Default or Event of Default has occurred and is continuing, the Borrowers propose to take action as set forth in Appendix I with respect to such Default or Event of Default.
3.    No Material Accounting Changes, Etc. The financial statements furnished to the Agent for the month/quarter/year ending [_____] were prepared in accordance with GAAP consistently applied and present fairly in all material respects the financial condition of the Parent and its Subsidiaries on a consolidated basis at the close of, and the results of the Borrowers’ operations, Shareholders’ Equity and cash flows for, the period(s) covered, subject to, with respect to the monthly/quarterly financial statements, normal year end audit adjustments and the absence of footnotes. There has been no change in GAAP or the application thereof since the date of the audited financial statements furnished to the Agent for the year ending [_____], other than the material accounting changes as disclosed on Appendix II hereto.

4.    Restricted and Unrestricted Subsidiaries. There has been no change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such Fiscal Year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent Fiscal Year or period, as the case may be other than as disclosed on Appendix III hereto.
5.    Immaterial Subsidiaries. Attached on Appendix IV hereto are reasonably detailed calculations for each Immaterial Subsidiary evidencing compliance with the definition of “Immaterial Subsidiary” and showing compliance with such definition.
6.    Management Analysis. Attached hereto as Appendix V is a copy of the management’s discussion and analysis with respect to the financial statements referred to in Section 2 above.

[signature page follows]

IN WITNESS WHEREOF, I have executed this certificate as of the date first written above.

LEAD BORROWER:

ABERCROMBIE & FITCH MANAGEMENT CO.

By: _______________________________
Name:_____________________________
Title:______________________________

Appendix I
Except as set forth below, no Default or Event of Default presently exists. [If a Default or Event of Default exists, the following describes the nature of the Default in reasonable detail and the steps being taken or contemplated by the Borrowers to be taken on account thereof.]

Appendix II

[Except as set forth below, no material changes in GAAP or the application thereof have occurred since the date of the most recently delivered financial statements to the Agent prior to the date of this Certificate]. [If material changes in GAAP or in application thereof have occurred, the following describes the nature of the changes in reasonable detail and the effect, if any, of each such material change in GAAP or in application thereof in the determination of the calculation of the financial statements described in the Credit Agreement].

Appendix III

Except as set forth below, there has been no change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such Fiscal Year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders [on the Closing Date] [in the most recent Fiscal Year or period, as the case may be].

Appendix IV

[Attach reasonably detailed calculations for each Immaterial Subsidiary evidencing compliance with the definition of “Immaterial Subsidiary” and showing compliance with such definition.]

Appendix V

MD&A

(see attached)

EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]12 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]13 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]14 hereunder are several and not joint.]15 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and the other Loan Documents to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below [(including, without limitation, participations in L/C Obligations and Swing Line Loans included in such facilities)] and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:    ______________________________

            ______________________________

2.    Assignee[s]:    ______________________________
12 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
13 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
14 Select as appropriate.
15 Include bracketed language if there are either multiple Assignors or multiple Assignees.
    1

            ______________________________
    [for each Assignee, indicate if [Affiliate][Approved Fund] of [identify Lender]]

3.    Borrowers: Abercrombie & Fitch Management Co., a Delaware corporation, as Lead Borrower (the “Lead Borrower”) for itself and the other Borrowers party thereto from time to time (together with the Lead Borrower, individually, a “Borrower”, and collectively, the “Borrowers”).

4.    Agent: Wells Fargo Bank, National Association, as the Agent under the Credit Agreement.

5.    Credit Agreement: Amended and Restated Credit Agreement dated as of April 29, 2021 (as amended, modified, supplemented or restated hereafter) by, among others, (i) the Lead Borrower, (ii) the Borrowers, (iii) the Guarantors party thereto from time to time, (iii) Wells Fargo Bank, National Association, as administrative agent and collateral agent for its own benefit and the benefit of the other Credit Parties referred to therein, (iv) Wells Fargo Bank, National Association, as Swing Line Lender and L/C Issuer, and (v) the lenders from time to time party thereto.

6.    Assigned Interest[s]:

Assignor[s][16]	Assignee[s][17]	Facility Assigned[18]	Amount of Assignor's Commitment/Loans[19]	Amount of Assignor's Commitment/Loans Assigned[20]	Percentage of Assignor's Commitment/Loans[21]	Resulting Commitment/ Loans of Assignor	Resulting Commitment/ Loans of Assignee
			$__________	$______	_________%	$______	_________%
			$__________	$______	_________%	$______	_________%

[7.    Trade Date:    __________________]22

Effective Date: __________________, 201_ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

16 List each Assignor, as appropriate.
17 List each Assignee, as appropriate.
18 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Loan Facility", etc.)
19 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
20 Subject to minimum amount requirements pursuant to Section 10.06(b)(i) of the Credit Agreement and subject to proportionate amount requirements pursuant to Section 10.06(b)(ii) of the Credit Agreement.
21 Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.
22 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:     _____________________________
Name:    _____________________________
Title:    _____________________________

ASSIGNEE
[NAME OF ASSIGNEE]

By:     _____________________________
Name:    _____________________________
Title:    _____________________________

[Consented to and]23 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Agent

By:     _____________________________
Name:    _____________________________
Title:    _____________________________

23 To the extent that the Agent’s consent is required under Sections 10.06(b)(i)(B) or 10.06(b)(iii)(B) of the Credit Agreement.

[Consented to:]24

ABERCROMBIE & FITCH MANAGEMENT
CO., as Lead Borrower

By:     _____________________________
Name:    _____________________________
Title:    _____________________________

[Consented to:]25

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Swing Line Lender and L/C Issuer

By:     _____________________________
Name:    _____________________________
Title:    _____________________________

24 To the extent required under Sections 10.06(b)(i)(B) or 10.06(b)(iii)(A) of the Credit Agreement.
25 To the extent that the Swing Line Lender’s and/or L/C Issuer’s consent is required under Section 10.06(b)(iii)(C) or 10.06(b)(iii)(D) of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Reference is made to the Amended and Restated Credit Agreement dated as of April 29, 2021 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by, among others, (i) Abercrombie & Fitch Management Co., a Delaware corporation, for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto from time to time (individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the Borrowers party thereto from time to time, (iii) the Guarantors from time to time party thereto, (iv) Wells Fargo Bank, National Association, as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, (v) Wells Fargo Bank, National Association, as Swing Line Lender and L/C Issuer, and (vi) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee, and (viii) it is not a Disqualified Institution; and (b) agrees that (i) it will, independently and without reliance upon the Agent, the Arranger, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued up to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy, pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

4.    Fees. Unless waived by the Agent in accordance with Section 10.06(b)(iv) of the Credit Agreement, this Assignment and Assumption shall be delivered to the Agent with a processing and recordation fee of $3,500.

5.    Delivery.    If the Assignee is not a Lender, the Assignee shall deliver to the Agent an Administrative Questionnaire.

EXHIBIT F
FORM OF BORROWING BASE CERTIFICATE
[See Attached]
    1

Abercrombie & Fitch Management Co.		As of Date:
Borrowing Base Certificate		Month:
Consolidated Company		Certificate #
Credit Card Receivables			$—
Less: Amounts over 5 days outstanding		1/0/1900	—
Less: Accrued and unpaid fees			—
Total Ineligibles			$—

Total Eligible Credit Card Receivables			$—

Credit Card Advance Rate			90.0%

Credit Card Receivables Availability			$—

Trade Receivables (including Eligble Gift Card Receivables up to $1MM)			$—
Less: Disputed Invoices and Variances			—
Less: Dilution			—
Total Ineligibles			$—

Total Eligible Trade Receivables			$—

Trade Receivables Advance Rate			85.0%

Trade Receivables Availability			$—

Ending Inventory per Perpetual (US Inventory) as of		1/0/1900	$—

Less Ineligibles:
Shrink Reserve			—
Sample Reserve (Location #83500 - Building R)			—
Vendor Workroom/DC SKU Change Inventory in excess of $10,000,000		—	—
RTVs On-Hand			—
Unprocess Damages			—
Workroom Orders In-Transit (GL Reserve Balance)			—
Closed Store Reserve			—
Total Ineligibles			$—

Total Eligible Inventory			$—

Advance Rate (90.0%* of Net Orderly Liquidation Value - "NOLV")		100.6%	93.1%
*92.5% of NOLV January 1st through March 31st

Total US Inventory Availability (Net)			—

Ending In-Transit Inventory to US DC Locations as of		1/0/1900	$—

Less Ineligibles:
Air Shipments			—
Bangladesh Ocean Shipments			—
Aged in-transits			—
Total Ineligibles			$—

Total Eligible In-Transit Inventory			$—

Advance Rate (90.0% of NOLV)		100.6%	93.1%

Total In-Transit Inventory Availability (Net)			—

Gross Borrowing Base Availability			—

Less: Availability Reserves
Gift Cards (50% of GL)	1/0/1900	$—	—
Landlord Lien Reserve (one months rent for stores in PA, VA, and WA)			—
Freight & Duty Landing Costs on In-Transit Inventory			—
Payables Due to Workroom Vendors			—
Total Availability Reserves			$—

Total Borrowing Base (Capped at $400,000,000)			$—
Suppressed Availability			$—

Beginning Principal Balance	as of:	1/0/1900	$—
ADD:		Prior days advance	—
ADD:		Fees charged today	—
ADD:	Prior day's requested lending		—
LESS:		Prior day's paydown	—

Ending principal balance prior to advance request			$—

ADVANCE REQUEST			$—

Ending Principal Balance			—

ADD:		Standby Letters of Credit	—
ADD:	Commercial Letters of Credit		—

Total exposure			—

Net Availability After Today's Request / Paydown			—

The undersigned, a Responsible Officer (as defined in the Credit Agreement referred to below) of Abercrombie & Fitch Management Co. (the “Borrower”), represents and warrants that (A) the information set forth above and the supporting documentation and information delivered herewith (i) is true and correct in all respects, (ii) has been prepared in accordance with the requirements of that certain Amended and Resated Credit Agreement dated April 29, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by, among others, (1) the Borrower, (2) the Lenders party thereto, and (3) Wells Fargo Bank, National Association, as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”), and (iii) is based on supporting documentation that is satisfactory to the Administrative Agent, and (B) all accounts payable and Taxes are being paid on a timely basis and (C) no Default or Event of Default (as such terms are defined in the Credit Agreement) has occurred and is continuing.

[As required in the definition of Payment Conditions, attached please find an updated Borrowing Base Certificate giving effect to the payment. Updated Borrowing Base Certificate also reflects ANF satisfactorily meets at least the requirement of Payment Conditions.]

Responsible Officer: Abercrombie & Fitch Management Co.

Print Name		Title	Date

EXHIBIT G

FORM OF CREDIT CARD NOTIFICATION

PREPARE ON BORROWER LETTERHEAD - ONE FOR EACH PROCESSOR AND ISSUER

__________, ____

To:    [Name and Address of Credit Card Processor or Credit Card Issuer] (The “Processor”)

Re:     [___________] (the “Company”)
    Merchant Account Number: ____________
Dear Sir/Madam:
Under various agreements between and among the Company, certain affiliates of the Company, Wells Fargo Bank, National Association, a national banking association with offices at 125 High St., 11th Floor, Boston, Massachusetts 02110, as administrative agent and collateral agent (in such capacities, the “Agent”) for a syndicate of lenders and other credit parties (the “Credit Parties”) party to an Amended and Restated Credit Agreement dated as of April 29, 2021 (as amended, modified, supplemented or restated, the “Credit Agreement”), the Company has granted to the Agent, for Agent’s benefit and the benefit of the other Credit Parties, a security interest in and to the Company’s inventory, accounts, general intangibles, equipment, and certain other assets, including, without limitation, all amounts due or to become due from the Processor to the Company.
Under such agreements, the Company is obligated to deliver (or cause to be delivered) all proceeds of the Company’s accounts, accounts receivable, and inventory to the Agent. Such proceeds include all payments with respect to credit card charges (the “Charges”) submitted by the Company to the Processor for processing and the amounts which the Processor owes to the Company on account thereof (the “Credit Card Proceeds”).
1.    Until the Processor receives written notification from an officer of the Agent to the contrary, all amounts as may become due from time to time from the Processor to the Company shall continue to be transferred only as follows:

a. By ACH, Depository Transfer Check, or Electronic Depository Transfer to:
[______________________________]
ABA # _________________________
Account No. ____________________
Re: _______________________
or
    b. As the Processor may be instructed from time to time in writing by an officer of the Agent.
2.    Upon request of the Agent, a copy of each periodic statement provided by the Processor to the Company should be provided to the Agent at the following address (which address may be changed upon seven (7) days’ written notice given to the Processor by the Agent):
Wells Fargo Bank, National Association
125 High St., 11th Floor
Boston, Massachusetts 02110
Attention: Jai Alexander
Re:    Abercrombie & Fitch Management Co.
3.    The Processor shall be fully protected in acting on any order or direction by the Agent respecting the Charges and the Credit Card Proceeds without making any inquiry whatsoever as to the Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto.
This letter may be amended only by the written agreement of the Processor, the Company, and an officer of the Agent and may be terminated solely by written notice signed by an officer of the Agent.

[signature page follows]

    Very truly yours,

[_________________], as the Company

By:    ___________________________
Name:    ___________________________
Title:    ___________________________

cc:    Wells Fargo Bank, National Association
Signature Page to Credit Card Notification ([Processor Name])

EXHIBIT H-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement dated as of April 29, 2021 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Abercrombie & Fitch Management Co., a Delaware corporation, for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto from time to time (individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the Borrowers party thereto from time to time, (iii) the Guarantors party thereto from time to time, (iv) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, (v) Wells Fargo Bank, National Association, as Swing Line Lender and L/C Issuer, and (vi) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.
Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Lead Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or W-8BEN, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Lead Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Lead Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]
By: _______________________
    Name: ________________________
    Title: ________________________
Date: ________ __, 20[ ]

EXHIBIT H-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement dated as of April 29, 2021 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Abercrombie & Fitch Management Co., a Delaware corporation, for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto from time to time (individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the Borrowers party thereto from time to time, (iii) the Guarantors party thereto from time to time, (iv) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, (v) Wells Fargo Bank, National Association, as Swing Line Lender and L/C Issuer, and (vi) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.
Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or W-8BEN, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]
By: _______________________
    Name: ________________________
    Title: ________________________
Date: ________ __, 20[ ]

EXHIBIT H-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement dated as of April 29, 2021 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Abercrombie & Fitch Management Co., a Delaware corporation, for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto from time to time (individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the Borrowers party thereto from time to time, (iii) the Guarantors party thereto from time to time, (iv) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, (v) Wells Fargo Bank, National Association, as Swing Line Lender and L/C Issuer, and (vi) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.
Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or W-8BEN, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or W-8BEN, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By: _______________________
    Name: ________________________
    Title: ________________________
Date: ________ __, 20[ ]

EXHIBIT H-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement dated as of April 29, 2021 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Abercrombie & Fitch Management Co., a Delaware corporation, for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto from time to time (individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the Borrowers party thereto from time to time, (iii) the Guarantors party thereto from time to time, (iv) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, (v) Wells Fargo Bank, National Association, as Swing Line Lender and L/C Issuer, and (vi) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.
Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Lead Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or W-8BEN, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or W-8BEN, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Lead Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Lead Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By: _______________________
    Name: ________________________
    Title: ________________________
Date: ________ __, 20[ ]